Exhibit 10.1

CREDIT AGREEMENT
among
TRIZEC PARTNERS REAL ESTATE, L.P.
and
TRIZEC CAL HOLDINGS, LLC,
as BORROWERS,
TRIZEC PROPERTIES, INC.,
VARIOUS LENDERS,
and
DEUTSCHE BANK TRUST COMPANY AMERICAS,
as ADMINISTRATIVE AGENT

Dated as of May 2, 2006

DEUTSCHE BANK SECURITIES INC.,
as LEAD ARRANGER and SOLE BOOK RUNNING MANAGER
LASALLE BANK NATIONAL ASSOCIATION
and
BANK OF MONTREAL,
as CO-SYNDICATION AGENTS
THE BANK OF NOVA SCOTIA
and
ING REAL ESTATE FINANCE (USA) LLC,
as CO-DOCUMENTATION AGENTS

(i)

(continued)

(ii)

(continued)

(iii)

(continued)

SCHEDULE I	Commitments
SCHEDULE II	Lender Addresses and Applicable Lending Offices
SCHEDULE III	Acquired Property
SCHEDULE IV	Existing Property
SCHEDULE 5.10	Subsidiaries; Subsidiary Guarantors
SCHEDULE 5.22	Insurance

(iv)

SCHEDULE 5.24	Real Estate Assets

EXHIBIT A	Form of Note
EXHIBIT B	Form of Notice of Conversion/Continuation
EXHIBIT C	Form of Section 3.04(b)(ii) Certificate
EXHIBIT D	Form of Opinion of DLA Piper Rudnick Gray Cary US LLP
EXHIBIT E	Form of Officers’ Certificate
EXHIBIT F	Form of Subsidiaries Guaranty
EXHIBIT G	Form of Solvency Certificate
EXHIBIT H	Form of Pledge Agreement
EXHIBIT I	Form of Affiliate Debt and Subordination Agreement
EXHIBIT J	Form of Assignment and Assumption Agreement
EXHIBIT K	Form of Compliance Certificate

(v)

               CREDIT AGREEMENT, dated as of May 2, 2006, among TRIZEC PARTNERS REAL ESTATE, L.P., a Delaware limited partnership (“TPRE”), TRIZEC CAL HOLDINGS, LLC, a Delaware limited liability company (“TCH”, and together with TPRE, the “Borrowers” and each a “Borrower”), TRIZEC PROPERTIES, INC., a Delaware corporation (“Trizec”), the Lenders party hereto from time to time, and DEUTSCHE BANK TRUST COMPANY AMERICAS, as Administrative Agent (in such capacity, the “Administrative Agent”) (all capitalized terms used herein and defined in Section 9 are used herein as therein defined).
W I T N E S S E T H:
               WHEREAS, subject to and on the terms and conditions set forth herein, the Lenders are willing to make available to the Borrowers the credit facilities provided for herein.
               NOW, THEREFORE, IT IS AGREED:
               SECTION 1. Amount and Terms of Credit.
               1.01 Commitments to Extend Loans.    (a) Subject to and upon the terms and conditions set forth herein, each Lender severally agrees to make a term loan (each, a “Loan” and, collectively, the “Loans”) to the Borrowers, which Loans (i) shall be incurred pursuant to a single advance on the Effective Date, (ii) shall be denominated in Dollars, (iii) except as hereinafter provided, shall, at the option of the Borrowers, be incurred and maintained as, and/or converted into, Base Rate Loans or Eurodollar Rate Loans, provided that (A) except as otherwise specifically provided in Section 1.08(b), all Loans comprising the same Borrowing shall at all times be of the same Type, and (B) unless the Administrative Agent has otherwise agreed or has determined that the Syndication Date has occurred (at which time this clause (B) shall no longer be applicable), no more than five (5) Borrowings of Loans to be maintained as Eurodollar Rate Loans may be incurred prior to the 104th day after the Effective Date (or, if later, the last day of the Interest Period applicable to the fifth (5th) Borrowing of Eurodollar Rate Loans referred to below), the first of which Borrowings shall be made on the Effective Date and shall have an Interest Period of one (1) week, the second of which Borrowings may only be made on the last day of the Interest Period of the first such Borrowing and shall have an Interest Period of one (1) week, the third of which Borrowings may only be made on the last day of the Interest Period of the second such Borrowing and shall have an Interest Period of one (1) month, the fourth of which Borrowings may only be made on the last day of the Interest Period of the third such Borrowing and shall have an Interest Period of one (1) month, and the fifth of which Borrowings may only be made on the last day of the Interest Period of the fourth such Borrowing and shall have an Interest Period of one (1) month and (iv) shall be made by each Lender in that principal amount which equals the Commitment of such Lender on the Effective Date. Once repaid, Loans incurred hereunder may not be reborrowed.
               (b)     Subject to Section 1.01(a), more than one (1) Borrowing may occur on the same date, but at no time shall there be outstanding more than eight (8) Borrowings of Eurodollar Rate Loans in the aggregate (or such greater number as may be acceptable to the Administrative Agent).

               1.02 Disbursement of Funds. No later than 12:00 Noon (New York time) on the Effective Date, each Lender will make available its pro rata portion (determined in accordance with Section 1.05) of the Loans requested to be made on such date. All such amounts will be made available in Dollars and in immediately available funds at the Payment Office, and the Administrative Agent will make available to the Borrowers at the Payment Office, the aggregate of the amounts so made available by the Lenders to the extent of funds actually received by the Administrative Agent. Unless the Administrative Agent shall have been notified by any Lender prior to the Effective Date that such Lender does not intend to make available to the Administrative Agent such Lender’s portion of any Borrowing to be made on such date, the Administrative Agent may assume that such Lender has made such amount available to the Administrative Agent on such date of Borrowing and the Administrative Agent may (but shall not be obligated to), in reliance upon such assumption, make available to the Borrowers a corresponding amount. If such corresponding amount is not in fact made available to the Administrative Agent by such Lender, the Administrative Agent shall be entitled to recover such corresponding amount on demand from such Lender. The Administrative Agent shall also be entitled to recover on demand from such Lender, interest on such corresponding amount in respect of each day from the date such corresponding amount was made available by the Administrative Agent to the Borrowers until the date such corresponding amount is recovered by the Administrative Agent at a rate per annum equal to the overnight Federal Funds Rate for the first three (3) days and the interest rate otherwise applicable to such Loan for each day thereafter. Nothing in this Section 1.02 shall be deemed to relieve any Lender from its obligation to make its Loan hereunder or to prejudice any rights which the Borrowers may have against any Lender as a result of any failure by such Lender to make its Loan hereunder.
               1.03 Notes.    (a)    The obligation of the Borrowers to pay the principal of, and interest on, the Loan made by each Lender shall be evidenced by a promissory note substantially in the form of Exhibit A, with blanks appropriately completed in conformity herewith (each, a “Note” and, collectively, the “Notes”).
               (b)     The Note issued to each Lender shall (i) be duly executed and delivered by the Borrowers, (ii) be payable to such Lender or its registered assigns and be dated the date of issuance, (iii) be in a stated principal amount equal to the outstanding principal amount of the Loan of such Lender on the date of issuance thereof and be payable in Dollars in the principal amount of the Loan evidenced thereby from time to time, (iv) mature on the Maturity Date, (v) bear interest as provided in the appropriate clause of Section 1.06 in respect of the Base Rate Loans and Eurodollar Rate Loans, as the case may be, evidenced thereby, (vi) be subject to voluntary prepayment of Loans as provided in Section 3.01 and mandatory repayment of Loans as provided in Section 3.02 and (vii) be entitled to the benefits of this Agreement and the other Credit Documents.
               (c)     Each Lender will note on its internal records the amount of the Loan made by it and each payment in respect thereof and will, prior to any transfer of its Note, endorse on the reverse side thereof the outstanding principal amount of the Loan evidenced thereby. Failure to make any such notation or any error in such notation shall not affect each Borrower’s obligations in respect of such Loan.

                (d)     Notwithstanding anything to the contrary contained above or elsewhere in this Agreement, Notes shall only be delivered to Lenders which at any time (or from time to time) specifically request the delivery of such Notes.    No failure of any Lender to request or obtain a Note evidencing its Loan to the Borrowers shall affect or in any manner impair the obligation of each Borrower to pay the Loan (and all related Obligations) which would otherwise be evidenced thereby in accordance with the requirements of this Agreement, and shall not in any way affect the security therefor or guaranties thereof provided pursuant to the various Credit Documents. Any Lender which does not have a Note evidencing its outstanding Loan shall in no event be required to make the notations otherwise described in preceding clause (c) of this Section 1.03. At any time when any Lender requests the delivery of a Note to evidence its Loan, the Borrowers shall promptly execute and deliver to the respective Lender the requested Note in the appropriate amount or amounts to evidence such Loan.
               1.04 Conversions.    The Borrowers shall have the option to convert, on any Business Day occurring after the Effective Date, all or a portion equal to at least the Minimum Borrowing Amount of the outstanding principal amount of Loans made pursuant to one or more Borrowings of one or more Types of Loans into a Borrowing of another Type of Loan, provided that (i) except as otherwise provided in Section 1.08(b), Eurodollar Rate Loans may be converted into Base Rate Loans only on the last day of an Interest Period applicable to the Loans being converted and no such partial conversion of Eurodollar Rate Loans shall reduce the outstanding principal amount of such Eurodollar Rate Loans made pursuant to a single Borrowing to less than the Minimum Borrowing Amount applicable thereto, (ii) unless the Required Lenders otherwise specifically agree, Base Rate Loans may only be converted into Eurodollar Rate Loans if no Specified Default or Event of Default is in existence on the date of the conversion, (iii) no conversion pursuant to this Section 1.04 shall result in a greater number of Borrowings of Eurodollar Rate Loans than is permitted under Section 1.01 and (iv) unless the Administrative Agent has determined that the Syndication Date has occurred (at which time this clause (iv) shall no longer be applicable), prior to the 104th day after the Effective Date (or, if later, the last day of the Interest Period applicable to the fifth (5th) Borrowing of Eurodollar Rate Loans referred to in Section 1.01(a)), conversion of Base Rate Loans into Eurodollar Rate Loans may only be made if any such conversion is effective on the first day of the second, third, fourth and fifth Interest Periods referred to in clause (B) of the proviso appearing in Section 1.01(a). Each such conversion shall be effected by the Borrowers by giving the Administrative Agent at the Notice Office prior to 12:00 Noon (New York time) at least three (3) Business Days’ prior notice (each a “Notice of Conversion/Continuation”), in the form of Exhibit B, appropriately completed to specify the Loans to be so converted, the Borrowing or Borrowings pursuant to which such Loans were made and, if to be converted into Eurodollar Rate Loans, the Interest Period to be initially applicable thereto. The Administrative Agent shall give each Lender prompt notice of any such proposed conversion.
               1.05 Pro Rata Borrowings.    All Borrowings of Loans under this Agreement shall be incurred from the Lenders pro rata on the basis of their Commitments. It is understood that no Lender shall be responsible for any default by any other Lender of its obligation to make its Loan hereunder and that each Lender shall be obligated to make the Loan provided to be made by it hereunder, regardless of the failure of any other Lender to make its Loan hereunder.

               1.06 Interest.    (a)    The Borrowers jointly and severally agree to pay interest in respect of the unpaid principal amount of each Base Rate Loan from the date of the Borrowing thereof until the earlier of (x) the maturity thereof (whether by acceleration or otherwise) and (y) the conversion of such Base Rate Loan to a Eurodollar Rate Loan pursuant to Section 1.04, at a rate per annum which shall be equal to the sum of the Base Rate plus the relevant Applicable Margin each as in effect from time to time.
               (b)     The Borrowers jointly and severally agree to pay interest in respect of the unpaid principal amount of each Eurodollar Rate Loan from the date of the Borrowing thereof until the earlier of (x) the maturity thereof (whether by acceleration or otherwise) and (y) the conversion of such Eurodollar Rate Loan to a Base Rate Loan pursuant to Section 1.04, 1.07 or 1.08, as applicable, at a rate per annum which shall, during each Interest Period applicable thereto, be equal to the sum of the Eurodollar Rate for such Interest Period plus the Applicable Margin as in effect from time to time during such Interest Period.
               (c)     Notwithstanding the foregoing, (i) upon the occurrence and during the continuance of an Event of Default, all outstanding Loans shall bear interest at a rate per annum equal to the greater of (x) the rate then borne by such Loans and (y) the sum of the Base Rate as in effect from time to time plus 4.5% and (ii) to the extent permitted by law, overdue interest in respect of each Loan and any other overdue amount payable hereunder shall, in each case, bear interest at a rate per annum equal to the sum of the Base Rate as in effect from time to time plus 4.5%.
               (d)     Accrued (and theretofore unpaid) interest shall be payable (i) in respect of each Base Rate Loan, in arrears on (x) June 30, 2006 and (y) each Quarterly Payment Date thereafter, (ii) in respect of each Eurodollar Rate Loan, on the last day of each Interest Period applicable thereto and (iii) in respect of each Loan, on any repayment or prepayment (on the amount repaid or prepaid), at maturity (whether by acceleration or otherwise) and, after such maturity, on demand.
               (e)     Upon each Interest Determination Date, the Administrative Agent shall determine the Eurodollar Rate for the respective Interest Period to be applicable to Eurodollar Rate Loans and shall promptly notify the Borrowers and the Lenders of such determination. Each such determination shall, absent manifest error, be final and conclusive and binding on all parties hereto.
               1.07 Interest Periods.    Subject to Section 1.01(a), at the time the Borrowers give any Notice of Conversion/Continuation in respect of the making of, or conversion into, any Eurodollar Rate Loan (in the case of the initial Interest Period applicable thereto) or prior to 12:00 Noon (New York time) on the third (3rd) Business Day prior to the expiration of an Interest Period applicable to such Eurodollar Rate Loan (in the case of any subsequent Interest Period), the Borrowers shall have the right to elect, by giving the Administrative Agent notice thereof, a one, two or three month interest period or, if consented to by the Administrative Agent and otherwise available to all of the Lenders, a period of less than one (1) month (each an “Interest Period”) applicable to such Eurodollar Rate Loan, provided that:

          (i)     all Eurodollar Rate Loans comprising a single Borrowing shall at all times have the same Interest Period;
          (ii)     the initial Interest Period for any Borrowing of Eurodollar Rate Loans shall commence on the date of such Borrowing (including the date of any conversion thereto from a Base Rate Loan) and each Interest Period occurring thereafter in respect of such Eurodollar Rate Loans shall commence on the day on which the next preceding Interest Period applicable thereto expires;
          (iii)     if any Interest Period for a Eurodollar Rate Loan begins on a day for which there is no numerically corresponding day in the calendar month at the end of such Interest Period, such Interest Period shall end on the last Business Day of such calendar month;
          (iv)     if any Interest Period for a Eurodollar Rate Loan would otherwise expire on a day which is not a Business Day, such Interest Period shall expire on the next succeeding Business Day; provided, however, that if any Interest Period for a Eurodollar Rate Loan would otherwise expire on a day which is not a Business Day but is a day of the month after which no further Business Day occurs in such month, such Interest Period shall expire on the next preceding Business Day;
          (v)     unless the Required Lenders otherwise specifically agree, no Interest Period may be selected at any time when a Specified Default or an Event of Default is then in existence; and
          (vi)     no Interest Period in respect of any Borrowing of Eurodollar Rate Loans shall be selected which extends beyond the Maturity Date.
               Subject to Section 1.01(a), if by 12:00 Noon (New York time) on the third Business Day preceding the expiration of any Interest Period applicable to a Borrowing of Eurodollar Rate Loans, (x) the Borrowers have failed to elect a new Interest Period to be applicable to such Eurodollar Rate Loans as provided above, the Borrowers shall be deemed to have elected to continue such Eurodollar Rate Loans as a new Borrowing of Eurodollar Rate Loans having an Interest Period of one month, or (y) the Borrowers are not permitted to elect a new Interest Period to be applicable to such Eurodollar Rate Loans as provided above, the Borrowers shall be deemed to have elected to convert such Eurodollar Rate Loans into Base Rate Loans. Each deemed election under this paragraph shall be effective as of the expiration date of such current Interest Period.
               1.08 Increased Costs, Illegality, etc. (a) In the event that any Lender shall have determined in good faith (which determination shall, absent manifest error, be final and conclusive and binding upon all parties hereto but, with respect to clause (i) below, may be made only by the Administrative Agent):
          (i)     on any Interest Determination Date that, by reason of any changes arising after the Effective Date affecting the applicable interbank market, adequate and fair means do not exist for ascertaining the applicable interest rate on the basis provided for in the definition of the Eurodollar Rate; or

          (ii)     at any time, that such Lender shall incur increased costs or reductions in the amounts received or receivable hereunder with respect to any Eurodollar Rate Loan because of (x) any change arising after the Effective Date in any applicable law or governmental rule, regulation, order, guideline or request (whether or not having the force of law) or in the interpretation or administration thereof by the NAIC or any governmental authority, central bank or comparable agency charged with the interpretation or administration thereof and including the introduction of any new law or governmental rule, regulation, order, guideline or request, such as, for example, but not limited to: (A) a change in the basis of taxation of payment to any Lender of the principal of or interest on such Loans or any other amounts payable hereunder (except for changes in the rate of tax on, or determined by reference to, the net income or profits or franchise taxes based on net income of such Lender pursuant to the laws of the country in which it is organized or in which its principal office or applicable lending office is located or any subdivision thereof or therein) or (B) a change in official reserve requirements (except to the extent included in the computation of the Eurodollar Rate) or any special deposit, assessment or similar requirement against assets of deposits with or for the account of, or credit extended by, any Lender (or its applicable lending office) and/or (y) other circumstances since the Effective Date affecting the applicable interbank market or the position of such Lender and lenders generally in such market; or
          (iii)     at any time after the date of this Agreement, that the making or continuance of any Eurodollar Rate Loan has been made (x) unlawful by any law or governmental rule, regulation or order, (y) impossible by compliance by any Lender in good faith with any governmental request (whether or not having force of law) or (z) impracticable as a result of a contingency occurring after the Effective Date which materially and adversely affects the applicable interbank market;
then, and in any such event, such Lender (or the Administrative Agent, in the case of clause (i) above) shall promptly give notice (by telephone promptly confirmed in writing) to the Borrowers and, except in the case of clause (i) above, to the Administrative Agent of such determination (which notice the Administrative Agent shall promptly transmit to each of the other Lenders). Thereafter (x) in the case of clause (i) above, Eurodollar Rate Loans shall no longer be available until such time as the Administrative Agent notifies the Borrowers and the Lenders that the circumstances giving rise to such notice by the Administrative Agent no longer exist, and any Notice of Conversion/Continuation given by the Borrowers with respect to such Loans which have not yet been incurred (including by way of conversion) shall be deemed rescinded by the Borrowers, (y) in the case of clause (ii) above, the Borrowers shall, subject to the provisions of Section 11.17 (to the extent applicable), pay to such Lender, within ten (10) days after its written request therefor, such additional amounts (in the form of an increased rate of, or a different method of calculating, interest or otherwise as such Lender in good faith shall reasonably determine) as shall be required to compensate such Lender for such increased costs or reductions in amounts received or receivable hereunder (a written notice as to the additional amounts owed to such Lender, showing in reasonable detail the basis for the calculation thereof, submitted to the Borrowers by such Lender shall, absent manifest error, be final and conclusive and binding on all the parties hereto) and (z) in the case of clause (iii) above, the Borrowers shall take one of the actions specified in Section 1.08(b) as promptly as possible and, in any event, within the time period required by law.

               (b)     At any time that any Eurodollar Rate Loan is affected by the circumstances described in Section 1.08(a)(ii) or (iii), the Borrowers may (and, in the case of a Eurodollar Rate Loan affected by the circumstances described in Section 1.08(a)(iii), shall) either (x) if the affected Eurodollar Rate Loan is then being made initially or pursuant to a conversion, cancel the respective Borrowing by giving the Administrative Agent telephonic notice (confirmed in writing) on the same date that the Borrowers were notified by the affected Lender pursuant to Section 1.08(a)(ii) or (iii) or (y) if the affected Eurodollar Rate Loan is then outstanding, upon at least two (2) Business Days’ written notice to the Administrative Agent, require the affected Lenders to convert such Eurodollar Rate Loan into a Base Rate Loan, provided that if more than one Lender is affected at any time as described above in this clause (b), then all affected Lenders must be treated the same pursuant to this Section 1.08(b).
               (c)     If at any time after the Effective Date any Lender determines that the introduction of or any change (which introduction or change shall have occurred after the Effective Date) in any applicable law or governmental rule, regulation, order, guideline, directive or request (whether or not having the force of law) concerning capital adequacy, or any change in interpretation or administration thereof by the NAIC or any governmental authority, central bank or comparable agency charged with the interpretation or administration thereof, will have the effect of increasing the amount of capital required or expected to be maintained by such Lender or any corporation controlling such Lender based on the existence of such Lender’s Commitment hereunder or its obligations hereunder, the Borrowers agree jointly and severally to pay, subject to the provisions of Section 11.17 (to the extent applicable), to such Lender, within ten (10) days after its written request therefor, such additional amounts as shall be required to compensate such Lender or such other corporation for the increased cost to such Lender or such other corporation or the reduction in the rate of return to such Lender or such other corporation as a result of such increase of capital. In determining such additional amounts, each Lender will act reasonably and in good faith and will use averaging and attribution methods which are reasonable, provided that such Lender’s determination of compensation owing under this Section 1.08(c) shall, absent manifest error, be final and conclusive and binding on all the parties hereto. Each Lender, upon determining that any additional amounts will be payable pursuant to this Section 1.08(c), will give prompt written notice thereof to the Borrowers, which notice shall show in reasonable detail the basis for calculation of such additional amounts.
               1.09 Compensation.    The Borrowers agree jointly and severally, subject to the provisions of Section 11.17 (to the extent applicable), to compensate each Lender, within ten (10) days after its written request (which request shall set forth in reasonable detail the basis for requesting such compensation and shall be conclusive absent manifest error), for all reasonable losses, expenses and liabilities (including, without limitation, any loss, expense or liability incurred by reason of the liquidation or reemployment of deposits or other funds required by such Lender to fund its Eurodollar Rate Loans, but excluding loss of anticipated profits) which such Lender may sustain: (i) if for any reason (other than a default by such Lender or the Administrative Agent) a Borrowing of, or conversion from or into, Eurodollar Rate Loans does not occur on a date specified therefor in the Notice of Conversion/Continuation (whether or not withdrawn or deemed withdrawn pursuant to Section 1.08(a)); (ii) if any repayment (including any repayment made pursuant to Section 3.01 or 3.02 or as a result of an acceleration of the Loans pursuant to Section 8) or conversion of any Eurodollar Rate Loans occurs on a date which is not the last day of an Interest Period or maturity date with respect thereto, as the case may be;

(iii) if any prepayment of any Eurodollar Rate Loans is not made on any date specified in a notice of prepayment given by the Borrowers; or (iv) as a consequence of any election made pursuant to Section 1.08(b).
               1.10 Lending Offices. Each Lender may at any time or from time to time designate, by written notice to the Administrative Agent to the extent not already reflected on Schedule II, one or more lending offices (which, for this purpose, may include Affiliates of the respective Lender) for the Loan made by such Lender hereunder; provided that, for designations made after the Effective Date, to the extent such designation shall result in increased costs under Section 1.08 or 3.04 in excess of those which would be charged in the absence of such designation of a different lending office (including a different Affiliate of the respective Lender), then the Borrowers shall not be obligated to pay such excess increased costs (although the Borrowers, in accordance with and pursuant to the other provisions of this Agreement, shall be obligated, jointly and severally, to pay the costs which would apply in the absence of such designation and any subsequent increased costs of the type described above resulting from changes after the date of the respective designation). Each lending office and Affiliate of any Lender designated as provided above shall, for all purposes of this Agreement, be treated in the same manner as the respective Lender (and shall be entitled to all indemnities and similar provisions in respect of its acting as such hereunder). Nothing in this Section 1.10 shall affect or postpone any of the obligations of the Borrowers or the rights of any Lender provided in Sections 1.08 and 3.04.
               1.11 Requested Designation of other Lending Offices. Each Lender agrees that on the occurrence of any event giving rise to the operation of Section 1.08(a)(ii) or (iii), Section 1.08(c), or Section 3.04 with respect to such Lender, it will, if requested by the Borrowers, use reasonable efforts (subject to overall policy considerations of such Lender) to designate another lending office for its Loan, provided that such designation is made on such terms that such Lender and its lending office suffer no economic, legal or regulatory disadvantage, with the object of avoiding the consequence of the event giving rise to the operation of such Section. Nothing in this Section 1.11 shall affect or postpone any of the obligations of the Borrowers or the rights of any Lender provided in Section 1.08 or 3.04.
               1.12 Replacement of Lenders. (a) If any Lender becomes a Defaulting Lender or otherwise defaults in its obligations to make its Loan, (b) upon the occurrence of an event giving rise to the operation of Section 1.08(a)(ii) or (iii), Section 1.08(c) or Section 3.04 with respect to any Lender which results in such Lender charging to the Borrowers increased costs in excess of those being generally charged by the other Lenders, or (c) in the case of certain refusals by a Lender to consent to certain proposed changes, waivers, discharges or terminations with respect to this Agreement which have been approved by the Required Lenders as (and to the extent) provided in Section 11.12(b), the Borrowers shall have the right, if no Specified Default or Event of Default then exists (or, in the case of the preceding clause (c), no Specified Default or Event of Default will exist immediately after giving effect to such replacement), to replace such Lender (the “Replaced Lender”) with one or more other Eligible Transferees, none of whom shall constitute a Defaulting Lender at the time of such replacement (collectively, the “Replacement Lender”), and each of whom shall be required to be reasonably acceptable to the Administrative Agent; provided that (i) at the time of any replacement pursuant to this Section 1.12, the Replacement Lender shall enter into one or more Assignment and Assumption Agreements pursuant to Section 11.04(b) (and with all fees payable pursuant to said Section 11.04(b) to be paid by the Replacement Lender) pursuant to which the Replacement Lender shall acquire the Commitment and/or the outstanding Loan of the Replaced Lender and, in connection therewith, shall pay to the Replaced Lender in respect thereof an amount equal to the sum of (I) the principal of, and all accrued interest on, the outstanding Loan of the Replaced Lender, and (II) all accrued, but theretofore unpaid, Fees owing to the Replaced Lender pursuant to Section 2.01 and (ii) all obligations of the Borrowers due and owing to the Replaced Lender at such time (other than those specifically described in clause (i) above in respect of which the assignment purchase price has been, or is concurrently being, paid) shall be paid in full to such Replaced Lender concurrently with such replacement. Upon the execution of the respective Assignment and Assumption Agreements, the payment of amounts referred to above, recordation of the assignment on the Register by the Administrative Agent pursuant to Section 11.15 and, if so requested by the Replacement Lender, delivery to the Replacement Lender of the appropriate Note executed by the Borrowers in exchange for the Note held by the Replaced Lender, if any, the Replacement Lender shall become a Lender hereunder and the Replaced Lender shall cease to constitute a Lender hereunder, except with respect to indemnification provisions under this Agreement (including, without limitation, Sections 1.08, 1.09, 3.04, 10.06 and 11.01), which shall survive as to such Replaced Lender.
               1.13 Maturity Date Extension. (a) So long as the Extension Requirements are satisfied at the time of the delivery of the notice referred to below, the Borrowers may, by a written notice delivered to the Administrative Agent prior to (but not less than 30 days or more then 160 days prior to) the original Maturity Date, request (pursuant to a single such request) that the original Maturity Date be extended to November 2, 2007. So long as the Extension Requirements are satisfied on May 2, 2007, the original Maturity Date shall be extended on such date to November 2, 2007 (the “First Extended Maturity Date”) without further consent of the Lenders. The Administrative Agent shall notify each Lender of (i) its receipt of the notice of extension described above and (ii) the effectiveness of any extension of the original Maturity Date.
                (b)   So long as the Extension Requirements are satisfied at the time of the delivery of the notice referred to below, the Borrowers may, by a written notice delivered to the Administrative Agent prior to (but not less than 30 days or more than 160 days prior to) the First Extended Maturity Date, request (pursuant to a single such request) that the First Extended Maturity Date be extended to May 2, 2008. So long as the Extension Requirements are satisfied on November 2, 2007, the First Extended Maturity Date shall be extended on such date to May 2, 2008 (the “Second Extended Maturity Date”) without further consent of the Lenders. The Administrative Agent shall notify each Lender of (i) its receipt of the notice of extension described above and (ii) the effectiveness of any extension of the First Extended Maturity Date.
               SECTION 2. Fees; Termination of Commitments.
               2.01 Fees.    (a)    In the event of an extension of the original Maturity Date pursuant to Section 1.13(a), the Borrowers jointly and severally agree to pay on the original Maturity Date to the Administrative Agent for the account of each Lender a non-refundable extension fee (the “First Extension Fee”) in an amount equal to 0.125% of the aggregate principal amount of the Loan made by such Lender and outstanding on such date.

               (b)     In the event of an extension of the First Extended Maturity Date pursuant to Section 1.13(b), the Borrowers jointly and severally agree to pay on the First Extended Maturity Date to the Administrative Agent for the account of each Lender a non-refundable extension fee (the “Second Extension Fee”) in an amount equal to 0.125% of the aggregate principal amount of the Loan made by such Lender and outstanding on such date.
               (c)     The Borrowers jointly and severally agree to pay such other fees as have been agreed to in writing by the Borrowers, the Administrative Agent and Deutsche Bank Securities Inc.
               2.02 Termination of Commitments. The Total Commitment (and the Commitment of each Lender) shall terminate on June 30, 2006 if the Effective Date has not occurred on or prior to such date.
               SECTION 3. Prepayments; Payments; Taxes.
               3.01 Voluntary Prepayments. (a) The Borrowers shall have the right to prepay the Loans without premium or penalty, in whole or in part at any time and from time to time on the following terms and conditions: (i) the Borrowers shall give the Administrative Agent prior to 12:00 Noon (New York time) at the Notice Office (x) in the case of Base Rate Loans, at least one (1) Business Day’s prior written notice (or telephonic notice promptly confirmed in writing) of its intent to prepay such Base Rate Loans and (y) in the case of Eurodollar Rate Loans, at least three (3) Business Days’ prior written notice (or telephonic notice promptly confirmed in writing) of its intent to prepay such Eurodollar Rate Loans, of the principal amount of such prepayment and the Types of Loans to be prepaid and, in the case of Eurodollar Rate Loans, the specific Borrowing or Borrowings pursuant to which such Eurodollar Rate Loans were made, which notice the Administrative Agent shall promptly transmit to each of the Lenders, (ii) each prepayment of Loans pursuant to this Section 3.01(a) shall be in an aggregate principal amount of at least $1,000,000, provided that if any partial prepayment of Eurodollar Rate Loans made pursuant to any Borrowing shall reduce the outstanding Eurodollar Rate Loans made pursuant to such Borrowing to an amount less than the Minimum Borrowing Amount applicable thereto, then such Borrowing may not be continued as a Borrowing of Eurodollar Rate Loans and any election of an Interest Period with respect thereto given by the Borrowers shall have no force or effect, (iii) each prepayment pursuant to this Section 3.01(a) in respect of the Loans made pursuant to a Borrowing shall be applied pro rata among such Loans, and (iv) each prepayment of Eurodollar Rate Loans made pursuant to this Section 3.01(a) on a day which is not the last day of an Interest Period applicable thereto shall be accompanied by the payment of all amounts owing in connection therewith pursuant to Section 1.09.
               (b)     In the event of certain refusals by a Lender to consent to certain proposed changes, waivers, discharges or terminations with respect to this Agreement which have been approved by the Required Lenders as (and to the extent) provided in Section 11.12(b), the Borrowers may, upon five (5) Business Days’ prior written notice to the Administrative Agent at the Notice Office (which notice the Administrative Agent shall promptly transmit to each of the Lenders), repay the Loan, together with accrued and unpaid interest, Fees and all other amounts owing to such Lender under this Agreement (including under Section 1.09) in accordance with said Section 11.12(b) so long as the consents required by Section 11.12(b) in connection with the repayment of Loans pursuant to this Section 3.01(b) have been obtained.
               3.02 Mandatory Repayments. (a) Notwithstanding anything to the contrary contained in this Agreement or in any other Credit Document, all then outstanding Loans shall be repaid in full on the earlier of (i) the Maturity Date and (ii) the date on which (x) either of the Borrowers enters into any transaction of merger or consolidation (other than any merger or consolidation permitted by Section 7.02(a)) or (y) a Change of Control occurs.
               (b)     In addition to any other mandatory repayments pursuant to this Section 3.02, an amount equal to 100% of the Net Sale Proceeds from any Asset Sale shall be applied as a mandatory repayment of Loans on the date received by the seller in such Asset Sale in accordance with the requirements of Section 3.02(g); provided, however, (A) in the case of any Asset Sale by either of the Borrowers, any of their respective Subsidiaries or any other Person in which a Borrower owns a direct or indirect Equity Interest to (i) either of the Borrowers or their respective Subsidiaries and such purchaser is a Wholly-Owned Subsidiary of Trizec, the amount to be so applied as a mandatory repayment of Loans shall be zero (i.e. no mandatory repayment of Loans shall be required), (ii) a Wholly-Owned Subsidiary of Trizec (other than either of the Borrowers or their respective Subsidiaries), the amount to be so applied as a mandatory repayment of Loans shall be an amount equal to the As-Is Value of the applicable Real Estate Asset or (iii) a Subsidiary of Trizec which is not a Wholly-Owned Subsidiary, the amount to be so applied as a mandatory repayment of Loans shall be an amount equal to the sum of (x) an amount equal to the product obtained by multiplying the As-Is Value of the applicable Real Estate Asset by the Trizec Equity Percentage in the purchaser in such Asset Sale, and (y) an amount equal to the product obtained by multiplying the JV Partner Equity Percentage in such purchaser by an amount equal to the greater of (I) an amount equal to 100% of the Net Sale Proceeds from the applicable Asset Sale and (II) an amount equal to the As-Is Value of the applicable Real Estate Asset; (B) in the case of any Asset Sale by Trizec, any of its Subsidiaries or any other Person in which Trizec owns a direct or indirect Equity Interest (other than the Borrowers, their respective Subsidiaries and any other Person which is a Property Owner of a Financed Property) to (i) a Wholly-Owned Subsidiary of Trizec, the amount to be so applied as a mandatory repayment of Loans shall be zero (i.e., no mandatory repayment of Loans shall be required) or (ii) any Subsidiary of Trizec which is not a Wholly-Owned Subsidiary of Trizec, the amount to be so applied as a mandatory repayment of Loans shall be an amount equal to the JV Partner Equity Percentage in such purchaser multiplied by the greater of (x) an amount equal to 100% of the Net Sale Proceeds from the applicable Asset Sale and (y) an amount equal to the As-Is Value of the applicable Real Estate Asset; and (C) in the case of (i) the sale of any Additional Property by either Borrower or any Subsidiary of either Borrower to a Subsidiary of Trizec (other than either of the Borrowers or their respective Subsidiaries), if at the time of the contribution of such Additional Property or the Equity Interests in the owner of such Additional Property to either Borrower or any Subsidiary of either Borrower, Trizec (x) represented in writing to the Administrative Agent and the Lenders that such Additional Property or Equity Interests were being contributed to such Borrower or Subsidiary solely for Canadian tax purposes and (y) provided the Administrative Agent with a written explanation (in reasonable detail) of such tax purposes and (ii) at the time such Additional Property is sold by such Borrower or Subsidiary, Trizec (x) represents in writing to the Administrative Agent and the Lenders that such Additional Property is being sold solely for Canadian tax purposes and (y)

provides the Administrative Agent with a written explanation (in reasonable detail) of such tax purposes, then, so long as no Default or Event of Default then exists, any Net Sale Proceeds from such Asset Sale shall not be required to be applied as a mandatory repayment of Loans. Notwithstanding anything to the contrary contained in this Section 3.02(b) or in Section 3.02(d), if the Borrowers have made mandatory repayments pursuant to this Section 3.02 in an aggregate amount of not less than $900,000,000, then, so long as no Default or Event of Default then exists, any other Net Sale Proceeds from any Asset Sale or Net Cash Proceeds from the sale of Equity Interests which is part of a 1031 Exchange shall not be required to be so applied on such date to the extent such Net Sale Proceeds or Net Cash Proceeds qualify as “property of a like-kind” under Section 1031 of the Code; provided, however, if such 1031 Exchange is not completed in accordance with Section 1031 of the Code for any reason, on the date of such determination by the Borrowers, such Net Sale Proceeds or Net Cash Proceeds shall be applied to the mandatory repayment of Loans pursuant to this Section 3.02(b) or Section 3.02(d), as applicable, but without regard to this sentence.
               (c)     In addition to any other mandatory repayments pursuant to this Section 3.02, on each date on or after the Effective Date upon which Trizec, either of the Borrowers, any of their respective Subsidiaries or any other Person in which Trizec owns a direct or indirect Equity Interest receives any proceeds from any issuance or incurrence by any such Person of Indebtedness (excluding Indebtedness incurred under the Credit Documents or the Existing Credit Documents), an amount equal to 100% of the Net Cash Proceeds of the respective issuance or incurrence of such Indebtedness shall be applied on such date as a mandatory repayment of Loans in accordance with the requirements of Section 3.02(g).
               (d)     In addition to any other mandatory repayments pursuant to this Section 3.02, on each date on or after the Effective Date upon which Trizec, either of the Borrowers, any of their respective Subsidiaries or any other Person in which Trizec owns a direct or indirect Equity Interest receives any proceeds (other than proceeds received within ninety (90) days after the redemption, retirement or repurchase of ownership or Equity Interests in any of them, up to the amount paid by such Person in connection with such redemption, retirement or repurchase, where, for the avoidance of doubt, the net effect is that Trizec shall not have increased its Consolidated Net Worth as a result of any such proceeds) from any sale or issuance of its Equity Interests (including, without limitation, in connection with any joint venture transaction), an amount equal to 100% of the Net Cash Proceeds of such sale or issuance of Equity Interests shall be applied on such date as a mandatory repayment of Loans in accordance with the requirements of Section 3.02(g); provided, however, (A) in the case of any sale of Equity Interests by either of the Borrowers, any of their respective Subsidiaries or any other Person in which a Borrower owns a direct or indirect Equity Interest to (i) either of the Borrowers or their respective Subsidiaries and such purchaser is a Wholly-Owned Subsidiary of Trizec, the amount to be so applied as a mandatory repayment of Loans shall be zero (i.e. no mandatory repayment of Loans shall be required), (ii) a Wholly-Owned Subsidiary of Trizec (other than either of the Borrowers or their respective Subsidiaries), the amount to be so applied as a mandatory repayment of Loans shall be an amount equal to the As-Is Value of the underlying Real Estate Asset or (iii) a Subsidiary of Trizec which is not a Wholly-Owned Subsidiary, the amount to be so applied as a mandatory repayment of Loans shall be an amount equal to the sum of (x) an amount equal to the product obtained by multiplying the As-Is Value of the underlying Real Estate Asset by the Trizec Equity Percentage in the purchaser in such Equity Interests, and (y) the product obtained by multiplying the JV Partner Equity Percentage in such purchaser by an amount equal to the greater of (I) an amount equal to 100% of the Net Cash Proceeds from the applicable sale of Equity Interests and (II) an amount equal to the As-Is Value of the applicable underlying Real Estate Asset; (B) in the case of any sale of Equity Interests by Trizec, any of its Subsidiaries or any other Person in which Trizec owns a direct or indirect Equity Interest (other than the Borrowers, their respective Subsidiaries and any other Person which is a Property Owner of a Financed Property) to (i) a Wholly-Owned Subsidiary of Trizec, the amount to be so applied as a mandatory repayment of Loans shall be zero (i.e., no mandatory repayment of Loans shall be required) or (ii) any Subsidiary of Trizec which is not a Wholly-Owned Subsidiary of Trizec, the amount to be so applied as a mandatory repayment of Loans shall be an amount equal to the JV Partner Equity Percentage in such purchaser multiplied by the greater of (x) an amount equal to 100% of the Net Cash Proceeds and (y) an amount equal to the As-Is Value of the applicable underlying Real Estate Asset; and (C) in the case of (i) the sale of the Equity Interests in the owner of any Additional Property by either Borrower or any Subsidiary of either Borrower to a Subsidiary of Trizec (other than either of the Borrowers or their respective Subsidiaries), if at the time of the contribution of such Additional Property or the Equity Interests in the owner of such Additional Property to either Borrower or any Subsidiary of either Borrower, Trizec (x) represented in writing to the Administrative Agent and the Lenders that such Additional Property or Equity Interests were being contributed to such Borrower or Subsidiary solely for Canadian tax purposes and (y) provided the Administrative Agent with a written explanation (in reasonable detail) of such tax purposes and (ii) at the time such Equity Interests are sold by such Borrower or Subsidiary, Trizec (x) represents in writing to the Administrative Agent and the Lenders that such Equity Interests are being sold solely for Canadian tax purposes and (y) provides the Administrative Agent with a written explanation (in reasonable detail) of such tax purposes, then, so long as no Default or Event of Default then exists, any Net Sale Proceeds from such sale of Equity Interests shall not be required to be applied as a mandatory repayment of Loans.
               (e)     In addition to any other mandatory repayments pursuant to this Section 3.02, on each date on or after the Effective Date upon which any Property Owner receives any cash proceeds from any Recovery Event, an amount equal to 100% of the Net Cash Proceeds from such Recovery Event shall be applied on such date as a mandatory repayment of Loans in accordance with the requirements of Section 3.02(g); provided, however, that (x) so long as no Default or Event of Default then exists and such Net Cash Proceeds (calculated without regard to the Trizec Equity Percentage therein) do not exceed $25,000,000 as to any one Recovery Event, such Net Cash Proceeds shall not be required to be so applied on such date to the extent that Trizec and the Borrowers have delivered a certificate to the Administrative Agent on such date stating that such Net Cash Proceeds shall be used to replace or restore the Real Estate Asset in respect of which such Net Cash Proceeds were paid by a date not later than the Maturity Date (which certificate shall set forth the estimate of the Net Cash Proceeds to be so expended), and (y) so long as no Default or Event of Default then exists and if (i) the amount of such Net Cash Proceeds (calculated without regard to the Trizec Equity Percentage therein) exceeds $25,000,000 as to any one Recovery Event, (ii) the amount of such Net Cash Proceeds, together with other cash available to Trizec or its Subsidiary which is the owner or lessee of the affected Real Estate Asset (and permitted to be expended by it for such purpose pursuant to this Agreement or the Existing Credit Agreement, as applicable), equals at least 100% of the cost of replacement or restoration of the Real Estate Asset in respect of which such Net Cash Proceeds were paid as determined by Trizec and the Borrowers and as supported by such estimates or bids from contractors or subcontractors or such other supporting information as the Administrative Agent may reasonably request, (iii) Trizec and the Borrowers have delivered to the Administrative Agent a certificate on or prior to the date the application would otherwise be required pursuant to this Section 3.02(e) in the form described in clause (x) above and also certifying Trizec and the Borrowers’ determination as required by preceding clause (ii) and certifying the sufficiency of business interruption insurance as required by succeeding clause (iv), and (iv) Trizec and the Borrowers have delivered to the Administrative Agent such evidence as the Administrative Agent may reasonably request in form and substance reasonably satisfactory to the Administrative Agent establishing that the Property Owner which is the owner or lessee of the affected Real Estate Asset has sufficient business interruption insurance so that it will receive payments thereunder in such amounts and at such times as are necessary to satisfy all of its obligations and expenses (including, without limitation, all debt service requirements), without any delay or extension thereof, for the period from the date of the respective casualty, condemnation or other event giving rise to the Recovery Event and continuing through the completion of the replacement or restoration of the affected Real Estate Asset, then, a mandatory repayment of such Net Cash Proceeds shall not be required so long as the entire amount of the Net Cash Proceeds of such Recovery Event and not just the portion in excess of $25,000,000 are deposited with the Administrative Agent pursuant to a cash collateral arrangement reasonably satisfactory to the Administrative Agent whereby such Net Cash Proceeds shall be disbursed from time to time as needed to pay actual costs incurred in connection with the replacement or restoration of the affected Real Estate Asset (pursuant to such certification requirements as may be reasonably established by the Administrative Agent), it being understood and agreed that at any time while an Event of Default has occurred and is continuing, the Required Lenders may direct the Administrative Agent (in which case the Administrative Agent shall, and is hereby authorized by Trizec and the Borrowers to, follow said directions) to apply any or all proceeds then on deposit with the Administrative Agent to the repayment of Obligations hereunder; and provided, further, that if all or any portion of such Net Cash Proceeds not required to be so applied pursuant to the preceding proviso (whether pursuant to clause (x) or (y) thereof) are not so used by a date not later than the Maturity Date (or such earlier date, if any, as Trizec and the Borrowers determine not to apply the Net Cash Proceeds relating to such Recovery Event to the replacement or restoration of the affected Real Estate Assets as set forth above), the remaining portion shall be applied on the last day of such period (or such earlier date, as the case may be) as provided above in this Section 3.02(e) without regard to the preceding proviso. Notwithstanding anything to the contrary contained in this Section 3.02(e), in the event of a conflict between the provisions of this Section 3.02(e) and the provisions of any applicable Permitted Mortgage Indebtedness or Additional Property Indebtedness relating to the payment and disposition of Net Cash Proceeds arising in connection with a Recovery Event, the provisions of such Permitted Mortgage Indebtedness or Additional Property Indebtedness, as applicable, shall govern and control to the extent of such conflict. For the avoidance of doubt, to the extent Trizec or any of its Subsidiaries receives any Net Cash Proceeds in respect of a Recovery Event which are not required to be disposed of in accordance with such Permitted Mortgage Indebtedness or Additional Property Indebtedness, such Net Cash Proceeds shall be disposed of in accordance with the terms of this Section 3.02(e).
               (f)     In addition to any other mandatory repayments pursuant to this Section 3.02, on any date on or after the Effective Date upon which, for any reason, any Ground Lease is cancelled, released, terminated or surrendered (other than in connection with the acquisition, on the date of the cancellation, release, termination or surrender of such Ground Lease, by either of the Borrowers or any of their respective Subsidiaries of fee simple title to the Real Estate Asset demised under such Ground Lease, free and clear of all Liens other than Permitted Encumbrances), an amount equal to the purchase price allocated to such Ground Lease on Schedule 5.24 shall be applied on such date as a mandatory repayment of Loans in accordance with the requirements of Section 3.02(g).
               (g)     With respect to each repayment of Loans required by Sections 3.02(a), (b), (c), (d), (e) and (f), the Borrowers may designate the Types of Loans which are to be repaid and, in the case of Eurodollar Rate Loans, the specific Borrowing or Borrowings pursuant to which such Loans were made, provided that: (i) repayments of Eurodollar Rate Loans pursuant to this Section 3.02 may only be made on the last day of an Interest Period applicable thereto unless all Eurodollar Rate Loans with Interest Periods ending on such date of required repayment and all Base Rate Loans have been paid in full; (ii) if any repayment of Eurodollar Rate Loans constituting a single Borrowing shall reduce the outstanding Eurodollar Rate Loans constituting such Borrowing to an amount less than the Minimum Borrowing Amount applicable thereto, such Borrowing shall be converted at the end of the then current Interest Period into a Borrowing of Base Rate Loans unless such Borrowing, together with any other Loans maintained as Base Rate Loans (or portion thereof) or Eurodollar Rate Loans converted or continued on the same date to Eurodollar Rate Loans with the same Interest Period as the Interest Period to which such Borrowing is then being continued, exceeds such Minimum Borrowing Amount; (iii) each repayment pursuant to this Section 3.02 in respect of the Loans made pursuant to a Borrowing shall be applied pro rata among such Loans; and (iv) each repayment of Eurodollar Rate Loans made pursuant to this Section 3.02 on a day which is not the last day of an Interest Period applicable thereto shall be accompanied by the payment of all amounts owing in connection therewith pursuant to Section 1.09.
               (h)     Each repayment of Loans required by Sections 3.02(a), (b), (c), (d), (e), and (f) shall be accompanied by a certificate of a Senior Financial Officer of the Borrowers certifying (and showing the calculations therefor in reasonable detail) the Borrowers’ compliance with the provisions thereof.
               3.03 Method and Place of Payment. Except as otherwise specifically provided herein, all payments under this Agreement or under any Note shall be made to the Administrative Agent for the account of the Lender or Lenders entitled thereto not later than 1:00 P.M. (New York time) on the date when due and shall be made in Dollars in immediately available funds at the Payment Office. The Administrative Agent will thereafter cause to be distributed on the same day (if payment was actually received by the Administrative Agent prior to 1:00 P.M. (New York time)) like funds relating to the payment of principal or interest ratably to the Lenders entitled thereto. Any payments under this Agreement or under any Note which are made later than 1:00 P.M. (New York time) on any day shall be deemed to have been made on the next succeeding Business Day. Whenever any payment to be made hereunder or under any Note shall be stated to be due on a day which is not a Business Day, the due date thereof shall be extended to the next succeeding Business Day and, with respect to payments of principal, interest shall be payable at the applicable rate during such extension.

               3.04 Net Payments. (a) All payments made by the Borrowers hereunder, under any Note or under any other Credit Document will be made without setoff, counterclaim or other defense. Except as provided in Section 3.04(b), all such payments will be made free and clear of, and without deduction or withholding for, any present or future taxes, levies, imposts, duties, fees, assessments or other charges of whatever nature now or hereafter imposed by any jurisdiction or by any political subdivision or taxing authority thereof or therein with respect to such payments (but excluding, except as provided in the second succeeding sentence, any tax imposed on or measured by the net income or net profits or franchise taxes based on net income of a Lender pursuant to the laws of the country in which it is organized or the country in which the principal office or applicable lending office of such Lender is located or any subdivision thereof or therein) and all interest, penalties or similar liabilities with respect thereto (all such non-excluded taxes, levies, imposts, duties, fees, assessments or other charges being referred to collectively as “Taxes”). If any Taxes are so levied or imposed, the Borrowers jointly and severally agree, subject to Section 11.17 (to the extent applicable), to pay the full amount of such Taxes, and such additional amounts as may be necessary so that every payment of all amounts due under this Agreement, under any Note or under any other Credit Document, after withholding or deduction for or on account of any Taxes, will not be less than the amount provided for herein, in such Note or in such other Credit Document. If any amounts are payable in respect of Taxes pursuant to the preceding sentence, the Borrowers jointly and severally agree to reimburse each Lender, within ten (10) days of the written request of such Lender, for taxes imposed on or measured by the net income and net profits and franchise taxes imposed on net income of such Lender pursuant to the laws of the country in which it is organized or the country in which the principal office or applicable lending office of such Lender is located or under the laws of any political subdivision or taxing authority of any such country in which it is organized or the country in which the principal office or applicable lending office of such Lender is located and for any withholding of taxes as such Lender shall determine are payable by, or withheld from, such Lender in respect of such amounts so paid to or on behalf of such Lender pursuant to the preceding sentence and in respect of any amounts paid to or on behalf of such Lender pursuant to this sentence. If the Borrowers pay any additional amount under this Section 3.04 to a Lender and such Lender determines in its sole discretion that it has actually received or realized in connection therewith any refund or any reduction of, or credit against, its liabilities for Taxes in or with respect to the taxable year in which the additional amount is paid (a “Tax Benefit”), such Lender shall pay to the Borrowers an amount that such Lender shall, in its sole discretion, determine is equal to the net benefit, after tax, which was obtained by such Lender in such year as a consequence of such Tax Benefit; provided, however, that (i) any Lender may determine, in its sole discretion consistent with the policies of such Lender, whether to seek a Tax Benefit; (ii) any Taxes that are imposed on a Lender as a result of a disallowance or reduction (including through the expiration of any tax credit carryover or carryback of such Lender that otherwise would not have expired) of any Tax Benefit with respect to which such Lender has made a payment to the Borrowers pursuant to this Section 3.04(a) shall be treated as Taxes for which the Borrowers are jointly and severally obligated to indemnify such Lender pursuant to this Section 3.04 without any exclusions or defenses; and (iii) nothing in this Section 3.04(a) shall require any Lender to disclose any confidential information to the Borrowers (including, without limitation, such Lender’s tax returns). The Borrowers will furnish to the Administrative Agent within 45 days after the date the payment of any Taxes is due pursuant to applicable law certified copies of tax receipts evidencing such payment by the Borrowers. The Borrowers jointly and severally agree to indemnify and hold harmless each Lender, and reimburse such Lender within ten (10) days of its written request, for the amount of any Taxes so levied or imposed and paid by such Lender.
               (b)     Each Lender that is not a United States person (as such term is defined in Section 7701(a)(30) of the Code) agrees to deliver to the Borrowers and the Administrative Agent on or prior to the Effective Date, or in the case of a Lender that is an assignee or transferee of an interest under this Agreement pursuant to Sections 1.12 or 11.04 (unless the respective Lender was already a Lender hereunder immediately prior to such assignment or transfer), on the date of such assignment or transfer to such Lender, (i) two accurate and complete original signed copies of Internal Revenue Service Form W-8ECI or Form W-8BEN (with respect to a complete exemption under an income tax treaty) (or successor forms) certifying to such Lender’s entitlement as of such date to a complete exemption from United States withholding tax with respect to payments to be made under this Agreement and under any Note, or (ii) if such Lender is not a “bank” (within the meaning of Section 881(c)(3)(A) of the Code) and cannot deliver either Internal Revenue Service Form W-8ECI or Form W-8BEN (with respect to a complete exemption under an income tax treaty) (or successor forms) pursuant to clause (i) above, (x) a certificate substantially in the form of Exhibit C (any such certificate, a “Section 3.04(b)(ii) Certificate”) and (y) two accurate and complete original signed copies of Internal Revenue Service Form W-8BEN (with respect to the portfolio interest exemption) (or successor form) certifying to such Lender’s entitlement to a complete exemption from United States withholding tax with respect to payments of interest to be made by the Borrowers under this Agreement and under any Note. In addition, each Lender agrees that from time to time after the Effective Date, whenever a lapse in time or change in circumstances renders the previous certification obsolete or inaccurate in any material respect, it will deliver to the Borrowers and the Administrative Agent two new accurate and complete original signed copies of Internal Revenue Service Form W-8ECI, Form W-8BEN (with respect to the benefits of any income tax treaty), or Form W-8BEN (with respect to the portfolio interest exemption) and a Section 3.04(b)(ii) Certificate, as the case may be, and such other forms as may be required in order to confirm or establish the entitlement of such Lender to a continued exemption from or reduction in United States withholding tax with respect to payments by the Borrowers under this Agreement and any Note, or it shall immediately notify the Borrowers and the Administrative Agent of its inability to deliver any such Form or Certificate in which case such Lender shall not be required to deliver any such Form or Certificate pursuant to this Section 3.04(b). Notwithstanding anything to the contrary contained in Section 3.04(a), but subject to Section 11.04(b) and the immediately succeeding sentence, (x) the Borrowers shall be entitled, to the extent they are required to do so by law, to deduct or withhold income or similar taxes imposed by the United States (or any political subdivision or taxing authority thereof or therein) from interest, fees or other amounts payable hereunder for the account of any Lender which is not a United States person (as such term is defined in Section 7701(a)(30) of the Code) for U.S. Federal income tax purposes to the extent that such Lender has not provided to the Borrowers U.S. Internal Revenue Service Forms that establish a complete exemption from such deduction or withholding and (y) the Borrowers shall not be obligated pursuant to Section 3.04(a) hereof to gross-up payments to be made to a Lender in respect of income or similar taxes imposed by the United States if (I) such Lender has not provided to the Borrowers the Internal Revenue Service Forms required to be provided to the Borrowers pursuant to this Section 3.04(b) or (II) in the case of a payment, other than interest, to a Lender described in clause (ii) above, to the extent that such forms do not establish a complete exemption from withholding of such taxes. Notwithstanding anything to the contrary contained in the preceding sentence or elsewhere in this Section 3.04 and except as set forth in Section 11.04(b), the Borrowers jointly and severally agree to pay additional amounts and to indemnify each Lender in the manner set forth in Section 3.04(a) (without regard to the identity of the jurisdiction requiring the deduction or withholding) in respect of any amounts deducted or withheld by it as described in the immediately preceding sentence as a result of any changes that are effective after the Effective Date in any applicable law, treaty, governmental rule, regulation, guideline or order, or in the interpretation thereof, relating to the deducting or withholding of income or similar Taxes (but, in the case of any amount withheld or deducted by the government of the United States or a political subdivision thereof, only if such Lender has provided the Borrowers the appropriate Internal Revenue Service Forms (and, if applicable, a Section 3.04(b)(ii) Certificate) required to be provided pursuant to the foregoing provisions of this Section 3.04(b), if entitled to a reduced rate of withholding or deduction, and in such event, the payment (whether as an additional amount or under the indemnity) shall only be for the amount in excess of such reduced rate of withholding or deduction).
               SECTION 4. Conditions Precedent to the Effective Date.   The occurrence of the Effective Date pursuant to Section 11.10 is subject to the satisfaction of the following conditions:
               4.01    No Default; Representations and Warranties.    On the Effective Date and after giving effect to the making of the Loans on such date, (i) there shall exist no Default or Event of Default and (ii) all representations and warranties contained herein and in the other Credit Documents shall be true and correct in all material respects with the same effect as though such representations and warranties had been made on such date (it being understood and agreed that any representation or warranty which by its terms is made as of a specified date shall be required to be true and correct in all material respects only as of such specified date).
               4.02 Execution of Agreement; Notes.    On or prior to the Effective Date, (i) this Agreement shall have been executed and delivered as provided in Section 11.10 and (ii) there shall have been delivered to the Administrative Agent for the account of each of the Lenders which has requested the same, the appropriate Note executed by the Borrowers in the amount, maturity and as otherwise provided herein.
               4.03 Officer’s Certificate.    On the Effective Date, the Administrative Agent shall have received a certificate, dated the Effective Date and signed on behalf of each Borrower by the president, any vice president or a Senior Financial Officer of such Borrower, certifying on behalf of such Borrower that all of the conditions in Sections 4.01, 4.06(b) and (c), 4.07 (except for the last clause thereof), 4.08 (except for the last sentence thereof), 4.09 (except for the last clause thereof), 4.16(b) and 4.17 have been satisfied on such date.
               4.04 Opinions of Counsel.    On the Effective Date, the Administrative Agent shall have received from DLA Piper Rudnick Gray Cary US LLP, special counsel to the Credit Parties described therein, an opinion addressed to the Administrative Agent and each of the Lenders and dated the Effective Date covering the matters set forth in Exhibit D and such other matters incident to the transactions contemplated herein as the Administrative Agent may reasonably request.

               4.05 Company Documents; Proceedings; etc.    (a)    On the Effective Date, the Administrative Agent shall have received a certificate from each Credit Party which is a party to any of the Credit Documents, dated the Effective Date, signed by the president, any vice president or a Senior Financial Officer of such Credit Party which is a party to any of the Credit Documents, and attested to by the secretary or any assistant secretary of such Credit Party or its general partner or managing member, as the case may be, in the form of Exhibit E with appropriate insertions, together with copies of the certificate or articles of incorporation and by-laws (or other equivalent organizational documents), as applicable, of such Credit Party and the resolutions of such Credit Party referred to in such certificate, and each of the foregoing shall be in form and substance reasonably acceptable to the Administrative Agent.
               (b)     All Company and legal proceedings and all instruments and agreements in connection with the transactions contemplated by this Agreement and the other Documents shall be reasonably satisfactory in form and substance to the Administrative Agent and the Lenders and the Administrative Agent shall have received all information and copies of all documents and papers, including records of Company proceedings, governmental approvals, good standing certificates and bring-down telegrams or facsimiles, if any, which the Administrative Agent reasonably may have requested in connection therewith, such documents and papers where appropriate to be certified by proper Company authorities or Governmental Authorities.
               4.06 Adverse Change, etc.    (a)    Since December 31, 2005, after giving effect to the Transactions, there shall not have been any change, event, condition, development or occurrence that has had or could reasonably be expected to have, in the reasonable opinion of the Administrative Agent, either individually or in the aggregate, a material adverse effect on the business, condition (financial or otherwise), operation or performance of Trizec and its affiliates taken as a whole.
               (b)     Since the date of the Merger Agreement, there shall not have been any “Material Adverse Effect” (as defined in the Merger Agreement) such that the condition set forth in Section 9.02(e) of the Merger Agreement is not satisfied.
               (c)     All necessary governmental (domestic and foreign) and third party approvals and/or consents in connection with the Transactions, the other transactions contemplated by the Documents or otherwise referred to herein or therein and the granting of Liens under the Credit Documents shall have been obtained and remain in effect, and all applicable waiting periods shall have expired without any action being taken by any competent authority which restrains, prevents, or imposes materially adverse conditions upon the consummation of the Transactions, the other transactions contemplated by the Documents or otherwise referred to herein or therein. Additionally, there shall not exist any judgment, order, injunction or other restraint issued or filed or a hearing seeking injunctive relief or other restraint pending or notified prohibiting or imposing materially adverse conditions upon the Transactions or the other transactions contemplated by the Documents.
               4.07 Litigation.    On the Effective Date, no litigation by any entity (private or governmental) shall be pending or threatened with respect to the Transactions, this Agreement, any other Credit Document or any documentation executed in connection herewith or therewith or the transactions contemplated hereby or thereby, or which the Administrative Agent or the

Lenders shall determine has had, or could reasonably be expected to have, a Material Adverse Effect.
               4.08 Consummation of Acquisition, Financing Transactions; etc.    On or prior to the Effective Date, (i) the Borrowers shall have received aggregate cash capital contributions and/or intercompany loans of not less than $125,000,000, which shall be utilized by the Borrowers to finance a portion of the purchase price for the Acquisition and to pay certain of the fees and expenses incurred by Trizec and its Subsidiaries in connection with the Acquisition, (ii) the Acquisition shall have been consummated in accordance with the terms and conditions of the applicable Documents therefor and all applicable law, and (iii) (x) the Administrative Agent shall have received true and correct copies of all Acquisition Documents requested by the Administrative Agent, certified as such by the president, any vice president or a Senior Financial Officer of each of the Borrowers, (y) any changes or modifications to the Acquisition Agreement or Merger Agreement which were not delivered to the Administrative Agent on or before December 12, 2005 and any waivers of the terms thereof shall be subject to confirmation by the Administrative Agent that such changes, modifications and waivers are not adverse to the Lenders in any material respect and (z) all such Documents shall be in full force and effect. All conditions precedent to the consummation of the Acquisition, as set forth in the relevant Documents therefor, shall have been met, and not waived unless consented to by the Administrative Agent and the Required Lenders, to the reasonable satisfaction of the Administrative Agent and the Required Lenders.
               4.09 Financial Statements.    On or prior to the Effective Date, the Administrative Agent shall have received true and correct copies of the historical financial statements referred to in Section 5.05(a), which historical financial statements shall be in form and substance satisfactory to the Administrative Agent and the Lenders.
               4.10 Subsidiaries Guaranty.    On or prior to the Effective Date, each Subsidiary Guarantor, if any, shall have duly authorized, executed and delivered the Subsidiaries Guaranty in the form of Exhibit F (as amended, modified and/or supplemented from time to time, the “Subsidiaries Guaranty”), and, if so executed and delivered, the Subsidiaries Guaranty shall be in full force and effect.
               4.11 Solvency Certificate.    On the Effective Date, the Borrowers shall have delivered to the Administrative Agent a solvency certificate from a Senior Financial Officer of each of the Borrowers, Holdings, Trizec and THOPI in the form of Exhibit G.
               4.12 Pledge Agreement.    On or prior to the Effective Date, Holdings and THOPI shall have duly authorized, executed and delivered the Pledge Agreement in the form of Exhibit H (as amended, modified, restated and/or supplemented from time to time, the “Pledge Agreement”) and shall have delivered to the Administrative Agent, as pledgee thereunder, all of the Collateral referred to therein, together with executed and undated endorsements for transfer in the case of Equity Interests constituting certificated Collateral, along with evidence that all other actions necessary or, in the reasonable opinion of the Administrative Agent, desirable, to perfect the security interests purported to be created by the Pledge Agreement have been taken, and the Pledge Agreement shall be in full force and effect.

               4.13 Subordination Agreement.    On or prior to the Effective Date, each Credit Party and each obligee in respect of any Affiliate Debt shall have duly authorized, executed and delivered the Affiliate Debt and Subordination Agreement in the form of Exhibit I (as amended, modified and/or supplemented from time to time, the “Subordination Agreement”), and the Subordination Agreement shall be in full force and effect.
               4.14 Fees, etc.    On the Effective Date, the Borrowers shall have paid to the Administrative Agent all costs, fees and expenses (including, without limitation, reasonable legal fees and expenses) payable to the Administrative Agent to the extent then due.
               4.15 Total Cost Ratio.    On the Effective Date, the Borrowers shall have delivered to the Administrative Agent a certificate from a Senior Financial Officer of each of the Borrowers, certifying (and showing in reasonable detail the basis for the calculation thereof) that the ratio of the Total Commitment to the Total Cost is not greater than 78%, which certificate shall be in form and substance reasonably satisfactory to the Administrative Agent.
               4.16 Intermediary Arrangement.    (a) The Administrative Agent shall be satisfied in all respects with the qualified intermediary arrangements relating to any Financed Property which is subject to a 1031 Exchange and (b) each such Financed Property shall satisfy the 1031 Exchange Conditions.
               4.17 Property.    One or more of the Borrowers and their Subsidiaries shall have good and indefeasible fee title to, or a valid leasehold interest in, the Acquired Properties, the Gallerias Property and each other Existing Property owned or leased by the Borrowers or their Subsidiaries on the Effective Date, free and clear of (x) all Liens other than Permitted Encumbrances and (y) all Indebtedness other than Indebtedness permitted pursuant to Section 7.04.
               4.18 Appraisal.    The Administrative Agent shall have received an Appraisal of the “as is” value of each of the Acquired Properties.
               4.19 Property Information.    The Administrative Agent shall have received the Property Information.
               The occurrence of the Effective Date shall constitute a representation and warranty by the Borrowers to the Administrative Agent and each of the Lenders that all conditions specified in this Section 4 are satisfied as of that time. All of the certificates, legal opinions and other documents and papers referred to in this Section 4, unless otherwise specified, shall be delivered to the Administrative Agent at the Notice Office for the account of each of the Lenders and in sufficient counterparts or copies for each of the Lenders and shall be in form and substance satisfactory to the Administrative Agent and the Lenders.
               SECTION 5. Representations, Warranties and Agreements.    In order to induce the Lenders to enter into this Agreement and to make the Loans as provided herein, each of Trizec and the Borrowers makes the following representations, warranties and agreements, in each case after giving effect to the Transactions, all of which shall survive the execution and delivery of this Agreement and the making of the Loans, with the occurrence of the Effective Date deemed to constitute a representation and warranty that the matters specified in this Section

5 are true and correct in all material respects on the Effective Date (it being understood and agreed that any representation or warranty which by its terms is made as of a specified date shall be required to be true and correct in all material respects only as of such specified date).
               5.01 Company and Other Status.    Each of Trizec, the Borrowers and their respective Subsidiaries (i) is a duly organized and validly existing Company in good standing under the laws of the jurisdiction of its organization, (ii) has the requisite Company power and authority to own its property and assets and to transact the business in which it is engaged and presently proposes to engage and (iii) is duly qualified and is authorized to do business and is in good standing in each jurisdiction where the ownership, leasing or operation of its property or the conduct of its business requires such qualifications, except for failures to be so qualified and, in the case of Persons other than a Credit Party, for failures to be so organized, existing or in good standing, which, either individually or in the aggregate, could not reasonably be expected to have a Material Adverse Effect.
               5.02 Company Power and Authority.    Each Credit Party has the requisite Company power and authority to execute, deliver and perform the terms and provisions of each of the Documents to which it is party and has taken all necessary Company action to authorize the execution, delivery and performance by it of each of such Documents. Each Credit Party has duly executed and delivered each of the Documents to which it is a party, and each of such Documents constitutes its legal, valid and binding obligation enforceable in accordance with its terms, except to the extent that the enforceability thereof may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or other similar laws generally affecting creditors’ rights and by equitable principles (regardless of whether enforcement is sought in equity or at law).
               5.03 No Violation.    Neither the execution, delivery or performance by any Credit Party of the Documents to which it is a party, nor the making of any Loan, nor compliance by such Credit Party with the terms and provisions relating thereto, (i) will contravene any provision of any Applicable Laws, (ii) will conflict with or result in any breach of any of the terms, covenants, conditions or provisions of, or constitute a default under, or result in the creation or imposition of (or the obligation to create or impose) any Lien upon any of the property or assets of such Credit Party pursuant to the terms of, any indenture, mortgage, deed of trust, credit agreement or loan agreement, or any other material agreement, contract or instrument, to which such Credit Party is a party or by which it or any of its property or assets is bound or to which it may be subject or (iii) will violate any provision of the certificate of incorporation or by-laws (or other organizational documents) of such Credit Party.
               5.04 Governmental Approvals.    No order, consent, approval, license, authorization or validation of, or filing, recording or registration with (except (x) as have been obtained or made on or prior to the Effective Date or (y) in the case of any Person which becomes a Credit Party after the Effective Date, as have been obtained or made on or prior to the date on which such Person became a Credit Party), or exemption by, any governmental or public body or authority, or any subdivision thereof, is required to authorize, or is required in connection with, (i) the execution, delivery and performance of any Credit Document or (ii) the legality, validity, binding effect or enforceability of any such Credit Document.

               5.05 Financial Statements; Financial Condition; Undisclosed Liabilities; Projections; etc. (a) The consolidated balance sheets of Trizec for the fiscal year ended on December 31, 2005, and the related consolidated statements of income, cash flows and shareholders’ equity of Trizec for the fiscal year ended on such date, a copy of each of which has been furnished to the Administrative Agent and the Lenders prior to the Effective Date, present fairly in all material respects the consolidated financial position of Trizec at the date of such balance sheets and the consolidated results of the operations of Trizec for the periods covered thereby. All of the foregoing historical financial statements have been prepared in accordance with GAAP. Since December 31, 2005, there has been no change in the business, operations, property, assets, liabilities or condition (financial or otherwise) of Trizec, the Borrowers or any of their respective Subsidiaries that has had, or could reasonably be expected to have, a Material Adverse Effect.
               (b)     On and as of the Effective Date, after giving effect to the Transactions and the other transactions contemplated in this Agreement and to all Indebtedness (including the Loans and the Guaranty) being incurred or assumed by any Credit Party, (i) the sum of the assets, at a fair valuation, of Trizec, the Borrowers and their respective Subsidiaries taken as a whole and of each of Trizec and each Borrower on a stand-alone basis will exceed their respective debts; (ii) Trizec, the Borrowers and their respective Subsidiaries taken as a whole and each of Trizec and each Borrower on a stand-alone basis have (or has) not incurred and do (does) not intend to incur, and do (does) not believe that they (it) will incur, debts beyond their (its) ability to pay such debts as such debts mature; and (iii) Trizec, the Borrowers and their respective Subsidiaries taken as a whole and each of Trizec and each Borrower on a stand-alone basis will have sufficient capital with which to conduct their (its) respective businesses. For purposes of this Section 5.05(b), “debt” means any liability on a claim, and “claim” means (x) right to payment, whether or not such a right is reduced to judgment, liquidated, unliquidated, fixed, contingent, matured, unmatured, disputed, undisputed, legal, equitable, secured, or unsecured or (y) right to an equitable remedy for breach of performance if such breach gives rise to a payment, whether or not such right to an equitable remedy is reduced to judgment, fixed, contingent, matured, unmatured, disputed, undisputed, secured or unsecured.
               (c)     Except (i) as disclosed in the financial statements referred to in Section 5.05(a), (ii) for liabilities arising in the ordinary course of business since December 31, 2005 and (iii) any liabilities under this Agreement and the other Credit Documents, there were, as of the Effective Date, no liabilities or obligations with respect to Trizec, the Borrowers or any of their respective Subsidiaries of any nature whatsoever (whether absolute, accrued, contingent or otherwise and whether or not due) which, either individually or in aggregate, could reasonably be expected to have a Material Adverse Effect. As of the Effective Date, none of Trizec nor either of the Borrowers knows of any basis for the assertion against it or any other Subsidiary of Trizec of any liability or obligation of any nature whatsoever that is not disclosed in the financial statements referred to in Section 5.05(a) which, either individually or in the aggregate, could reasonably be expected to have a Material Adverse Effect.
               (d)     The Projections were prepared in good faith based upon reasonable assumptions by management of Trizec and, on and as of the Effective Date, the Projections reflect the actual expectations of the Borrowers and Trizec for their respective operations and performance for the periods covered by the Projections. On the Effective Date, Trizec and each Borrower believed that the Projections were reasonable and attainable.
               5.06 Litigation. (a) There are no actions, suits or proceedings (including, without limitation, any Environmental Claims) pending or, to the best knowledge of the Borrowers, threatened (i) with respect to any Credit Document, the Transactions or the transactions contemplated hereby or thereby or (ii) that, either individually or in the aggregate, could reasonably be expected to have a Material Adverse Effect.
               (b)     There are no final nonappealable judgments or decrees in an aggregate amount of $25,000,000 or more entered by a court or courts of competent jurisdiction against any Credit Party (other than any judgment as to which, and only to the extent, a reputable and solvent insurance company has acknowledged coverage of such claim in writing or which has been paid).
               5.07 True and Complete Disclosure. All factual information (taken as a whole) furnished by any Credit Party in writing to the Administrative Agent or any Lender (including, without limitation, all information contained in the Documents and with respect to each Property or other assets owned or leased by Trizec or any of its Subsidiaries including, without limitation, the Acquired Property) for purposes of or in connection with this Agreement, the other Credit Documents, the Transactions or any transaction contemplated herein or therein is, and all other such factual information (taken as a whole) hereafter furnished by or on behalf of any Credit Party in writing to the Administrative Agent or any Lender will be, true and accurate in all material respects on the date as of which such information is dated or certified and not incomplete by knowingly omitting to state any fact necessary to make such information (taken as a whole) not misleading in any material respect at such time in light of the circumstances under which such information was provided.
               5.08 Use of Proceeds; Margin Regulations. (a) All proceeds of the Loans will be used solely to finance a portion of the purchase price for the Acquisition and to pay fees and expenses incurred by Trizec and its Subsidiaries in connection with the Transactions.
               (b)     Neither the making of any Loan nor the use of the proceeds thereof will violate or be inconsistent with the provisions of Regulation T, U or X of the Board of Governors of the Federal Reserve System. On the Effective Date, not more than 25% of the value of either (x) the Restricted Property taken as a whole or (y) the assets of Trizec and its Subsidiaries taken as a whole will constitute Margin Stock.
               5.09 Tax Returns and Payments. Each of Trizec, the Borrowers and their respective Subsidiaries has timely filed or caused to be timely filed with the appropriate taxing authority, all Federal and all material state, local, foreign and other returns, statements, forms and reports for taxes (the “Returns”) required to be filed by or with respect to the income, properties or operations of Trizec, the Borrowers and/or any of their respective Subsidiaries. The Returns accurately reflect all liability for taxes of each Credit Party and its Subsidiaries for the periods covered thereby except for any such taxes that, either individually or in the aggregate, could not reasonably be expected to have a Material Adverse Effect. Each of Trizec, the Borrowers and their respective Subsidiaries has paid all material taxes payable by it other than taxes contested in good faith and for which adequate reserves have been established in accordance with generally accepted accounting principles. There is no action, suit, proceeding, investigation, audit, or claim now pending or, to the knowledge of either of the Borrowers or Trizec, threatened by any authority regarding any taxes relating to any Credit Party or any Subsidiary of any Credit Party which, either individually or in the aggregate, could reasonably be expected to have a Material Adverse Effect.
               5.10 Subsidiaries. Schedule 5.10 sets forth, as of the Effective Date, (a) on Part A thereof, each Subsidiary (other than an immaterial Subsidiary) of Trizec (showing the direct and indirect ownership interests therein), and (b) on Part B thereof, each Subsidiary Guarantor (showing the direct and indirect ownership interests therein and, in the case of any Subsidiary Guarantor which owns or leases a Real Estate Asset, such Real Estate Asset owned or leased by such Subsidiary Guarantor).
               5.11 Compliance with Applicable Laws. Each of Trizec, the Borrowers and their respective Subsidiaries is in compliance with all Applicable Laws in respect of the conduct of its business and the ownership of its property (including, without limitation, all building and zoning ordinances and codes), except such noncompliance as could not, either individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.
               5.12 Investment Company Act. None of Trizec, the Borrowers or any of their respective Subsidiaries is an “investment company” or a company “controlled” by an “investment company,” within the meaning of the Investment Company Act.
               5.13 Public Utility Holding Company Act. None of Trizec, the Borrowers or any of their respective Subsidiaries is a “holding company,” or a “subsidiary company” of a “holding company,” or an “affiliate” of a “holding company” or of a “subsidiary company” of a “holding company” within the meaning of the Public Utility Holding Company Act of 1935, as amended.
               5.14 Status as a REIT. Trizec is organized in conformity with the requirements for qualification as a real estate investment trust under the Code. Trizec will meet all of the requirements for qualification as a real estate investment trust under the Code for its taxable year ending December 31, 2005 and will elect to be treated as such for such taxable year. Trizec is or will be in a position to qualify as a real estate investment trust under the Code for each taxable year thereafter and its proposed methods of operation will enable it to so qualify.
               5.15 Compliance with ERISA. (a) Except as could not, either individually or in the aggregate, reasonably be expected to have a Material Adverse Effect: each Plan (and each related trust, insurance contract or fund) is in substantial compliance with its terms and with all applicable laws, including, without limitation, ERISA and the Code; each Plan (and each related trust, if any) which is intended to be qualified under Section 401(a) of the Code has received a determination letter from the Internal Revenue Service to the effect that it meets the requirements of Sections 401(a) and 501(a) of the Code; no Reportable Event has occurred; no Multiemployer Plan is insolvent or in reorganization; no Plan is subject to Section 412 of the Code or Section 302 or Title IV of ERISA; all contributions required to be made with respect to a Plan or a Multiemployer Plan have been timely made; no member of the ERISA Group has incurred any liability (including any indirect, contingent or secondary liability) to or on account of a Plan or

Multiemployer Plan pursuant to Section 409, 502(i), 502(l), 515, 4062, 4063, 4064, 4069, 4201, 4204 or 4212 of ERISA or Section 401(a)(29), 4971 or 4975 of the Code or, to the knowledge of the Borrowers, expects to incur any such liability under any of the foregoing sections with respect to any Plan or Multiemployer Plan; no condition exists which presents a material risk to any member of the ERISA Group of incurring a liability to or on account of a Plan or Multiemployer Plan pursuant to the foregoing provisions of ERISA and the Code; no action, suit, proceeding, hearing, audit or investigation with respect to the administration, operation or the investment of assets of any Plan (other than routine claims for benefits) is pending, or, to the knowledge of the Borrowers, is expected or threatened; using actuarial assumptions and computation methods consistent with Part 1 of subtitle E of Title IV of ERISA, the aggregate liabilities of the ERISA Group to all Multiemployer Plans in the event of a complete withdrawal therefrom, as of the close of the most recent fiscal year of each such Multiemployer Plan ended prior to the Effective Date, would not result in any liability; each group health plan (as defined in Section 607(1) of ERISA or Section 4980B(g)(2) of the Code) which covers or has covered employees or former employees of any member of the ERISA Group has at all times been operated in compliance with the provisions of Part 6 of subtitle B of Title I of ERISA and Section 4980B of the Code; each group health plan (as defined in US Code of Federal Regulations Section 160.103) which covers or has covered employees or former employees of any member of the ERISA Group has at all times been operated in compliance with the provisions of the Health Insurance Portability and Accountability Act of 1996 and the regulations promulgated thereunder; no lien imposed under the Code or ERISA on the assets of any member of the ERISA Group exists or, to the knowledge of the Borrowers and Trizec, is likely to arise on account of any Plan or Multiemployer Plan; and no member of the ERISA Group maintains or contributes to any employee welfare benefit plan (as defined in Section 3(1) of ERISA) which provides benefits to retired employees or other former employees (other than as required by Section 601 of ERISA) or any Plan the obligations with respect to which could reasonably be expected to be material.
               (b)     Except as could not, either individually or in the aggregate, reasonably be expected to have a Material Adverse Effect: each Foreign Pension Plan has been maintained in substantial compliance with its terms and with the requirements of any and all applicable laws, statutes, rules, regulations and orders and has been maintained, where required, in good standing with applicable regulatory authorities; all contributions required to be made with respect to a Foreign Pension Plan have been timely made; no member of the ERISA Group has incurred any obligation in connection with the termination of, or withdrawal from, any Foreign Pension Plan; and the present value of the accrued benefit liabilities (whether or not vested) under each Foreign Pension Plan, determined as of the end of the most recently ended fiscal year of Trizec on the basis of actuarial assumptions, each of which is reasonable, did not exceed the current value of the assets of such Foreign Pension Plan allocable to such benefit liabilities or, alternatively, each of the Credit Parties has established adequate reserves for the present value of such accrued benefit liabilities, determined as described herein, in the financial statements referred to in Section 5.05(a) hereof.
               5.16 Environmental Compliance. (a) (i) There are in effect all Environmental Approvals which are required to be obtained under all Environmental Laws with respect to the business and properties of each of Trizec, the Borrowers and their respective Subsidiaries, except for such Environmental Approvals the absence of which could not reasonably be expected to have a Material Adverse Effect and (ii) each of Trizec, the Borrowers and their respective Subsidiaries is in compliance with the terms and conditions of all such Environmental Approvals, and is also in compliance with all other Environmental Laws or any order, decree, judgment or injunction issued, entered or approved thereunder, except to the extent failure to comply, either individually or in the aggregate, could not reasonably be expected to have a Material Adverse Effect;
               (b)     (i) There are no Environmental Claims pending or threatened by any Governmental Authority with respect to any failure or alleged failure by Trizec, the Borrowers or any of their respective Subsidiaries to have any Environmental Approval required in connection with the conduct of the business of, or properties owned, leased or operated (currently or in the past) by, Trizec, the Borrowers or any of their respective Subsidiaries, or with respect to any generation, treatment, storage, recycling, transportation, Release or disposal of any Hazardous Material generated by Trizec, the Borrowers or any of their respective Subsidiaries, in each case to the extent that such Environmental Claims, either individually or in the aggregate, could reasonably be expected to have a Material Adverse Effect;
               (ii)     no Hazardous Material has been Released by Trizec, the Borrowers or any of their respective Subsidiaries at any property owned, leased or operated (currently or in the past) by Trizec, the Borrowers or any of their respective Subsidiaries, in each case to the extent that such Releases, either individually or in the aggregate, could reasonably be expected to have a Material Adverse Effect;
               (iii)     no friable asbestos is present at any of the properties owned, leased or operated by Trizec, the Borrowers or any of their respective Subsidiaries to the extent that such presence of asbestos, either individually or in the aggregate, could reasonably be expected to have a Material Adverse Effect;
               (iv)     there are no underground storage tanks for Hazardous Material at any properties currently owned, leased or operated by Trizec, the Borrowers or any of their respective Subsidiaries to the extent that such tanks, either individually or in the aggregate, could reasonably be expected to have a Material Adverse Effect; and
               (v)     there are no other facts, circumstances or conditions relating to environmental matters of Trizec, the Borrowers or any of their respective Subsidiaries, their operations or their currently owned, leased or operated properties which, either individually or in the aggregate, could reasonably be expected to result in a Material Adverse Effect.
               5.17 Patents, Trademarks, etc. Each of Trizec, the Borrowers and their respective Subsidiaries has obtained and holds in full force and effect all patents, trademarks, service marks, trade names, copyrights and other such rights, free from burdensome restrictions, which are necessary for the operation of its business as presently conducted, the absence or impairment of which, either individually or in the aggregate, could reasonably be expected to have a Material Adverse Effect.
               5.18 No Default. No Default or Event of Default is in existence. None of Trizec, the Borrowers or any of their respective Subsidiaries is in default in any material respect beyond any applicable grace period under or with respect to any other material agreement, instrument or undertaking to which it is a party or by which it or any of its property is bound in any respect, the existence of which default, either individually or in the aggregate, could reasonably be expected to have a Material Adverse Effect.
               5.19 Licenses, etc. Each of Trizec, the Borrowers and their respective Subsidiaries has obtained and holds in full force and effect, all franchises, licenses, permits, certificates, authorizations, qualifications, accreditations, easements, rights of way and other consents and approvals which are necessary for the operation of its businesses as presently conducted, the absence of which, either individually or in the aggregate, could reasonably be expected to have a Material Adverse Effect.
               5.20 No Burdensome Restrictions. None of Trizec, the Borrowers or any of their respective Subsidiaries is a party to any agreement or instrument or subject to any other obligation or any charter or corporate or partnership restriction, as the case may be, which, either individually or in the aggregate, could reasonably be expected to have a Material Adverse Effect.
               5.21 Labor Matters. None of Trizec, the Borrowers or any of their respective Subsidiaries is engaged in any unfair labor practice which could reasonably be expected, either individually or in the aggregate, to have a Material Adverse Effect. There is (i) no unfair labor practice complaint pending against Trizec, either of the Borrowers or any of their respective Subsidiaries or, to the knowledge of each Borrower and Trizec, threatened against Trizec, either of the Borrowers or any of their respective Subsidiaries, before the National Labor Relations Board (or any foreign equivalent thereof), and no grievance or arbitration proceeding arising out of or under any collective bargaining agreement is so pending against Trizec, either of the Borrowers or any of their respective Subsidiaries or, to the knowledge of Trizec and each Borrower, threatened against Trizec, either of the Borrowers or any of their respective Subsidiaries, (ii) no strike, labor dispute slowdown or stoppage pending against Trizec, either of the Borrowers or any of their respective Subsidiaries or to the knowledge of each Borrower, threatened against Trizec, either of the Borrowers or any of their respective Subsidiaries, and (iii) no union representation question exists with respect to the employees of Trizec, either of the Borrowers or any of their respective Subsidiaries, except (with respect to any matter specified in clause (i), (ii) or (iii) above, either individually or in the aggregate) such as could not reasonably be expected to have a Material Adverse Effect.
               5.22 Insurance. Each of Trizec, the Borrowers and their respective Subsidiaries maintains property insurance in respect of all Real Estate Assets and other Property owned, leased or operated by it, as well as comprehensive general liability insurance (including “builders’ risk”) against claims for personal and bodily injury and/or death, to one or more persons, or property damage, as well as workers’ compensation insurance, in each case with insurers having an A.M. Best policyholders’ rating of not less than A-VIII (or, in the case of earthquake and terrorism insurance, with responsible and reputable insurers or with an insurance company Affiliate of Trizec whose specific objective is to insure risks emanating from Trizec and its Consolidated Entities and Unconsolidated Entities) and in amounts and coverage that prudent owners of assets such as such Real Estate Assets and other Property would maintain (it being understood that, in any event, all property insurance maintained on each Real Estate Asset owned or leased by the Borrowers or any of their respective Subsidiaries is at 100% of replacement cost). The Administrative Agent, on its own behalf and on behalf of the Lenders, has been listed as an additional insured in respect of all comprehensive general liability insurance maintained by Trizec and its Subsidiaries. Schedule 5.22 sets forth, as of the Effective Date, a list of all insurance maintained by Trizec and its Subsidiaries, with the amounts insured (and any deductibles) set forth therein.
               5.23 Capitalization. All outstanding shares of capital stock of each of Holding’s Parent and the Credit Parties have been duly and validly issued and are fully paid and non-assessable. Neither Borrower nor any Subsidiary Guarantor has outstanding any capital stock or other securities convertible into or exchangeable for its capital stock or any rights to subscribe for or to purchase, or any options for the purchase of, or any agreement providing for the issuance (contingent or otherwise) of, or any calls, commitments or claims of any character relating to, its capital stock, except for options, warrants and rights to purchase shares held by Trizec, either of the Borrowers or any Wholly-Owned Subsidiary of Trizec or either of the Borrowers or, in the case of (x) any Subsidiary Guarantor which is not a Wholly-Owned Subsidiary and (y) a Property Owner which is not a Wholly-Owned Subsidiary of Trizec (or may in the future become a Property Owner which is not a Wholly-Owned Subsidiary of Trizec), by any other Person.
               5.24 Properties; Ground Lease.
               (a)     As of the Effective Date, each Real Estate Asset owned or leased by the Borrowers or their respective Subsidiaries, the nature of the interest therein, whether such Real Estate Asset is subject to a 1031 Exchange and, in the case of each Acquired Property, the purchase price allocated thereto pursuant to the Acquisition Agreement, is set forth in Schedule 5.24. Each Credit Party and its Subsidiaries has good and indefeasible title to all material properties owned by it (including each Real Estate Asset which is owned in fee), and a valid leasehold interest in all material property leased by it (including each Real Estate Asset which is leased by it), including (in each case) all material property reflected in the most recent historical balance sheets referred to in Section 5.05(a) (except (x) as sold or otherwise disposed of since the date of such balance sheet in the ordinary course of business or as permitted by the terms of this Agreement or (y) in the case of any such Person that is not a Credit Party, to the extent that any failure to have such good and indefeasible title or valid leasehold interest in any property, either individually or in the aggregate, could not reasonably be expected to have a Material Adverse Effect), free and clear, in the case of any Restricted Property, of all Liens other than Permitted Encumbrances. Each Property Owner which is not a Credit Party has good and indefeasible title to each Financed Property owned by it and a valid leasehold interest in each Financed Property leased by it, in each case free and clear of all Liens other than Permitted Encumbrances. Each Financed Property which is subject to a 1031 Exchange satisfies the 1031 Exchange Conditions.
               (b)     No condemnation or other like proceedings (including relocation of any roadways abutting any Financed Property or change in grade of such roadways or denial of access to any Financed Property) that has had or could reasonably be expected to have, either individually or in the aggregate, a Material Adverse Effect, are pending or, to the knowledge of the Borrowers, threatened against any Financed Property in any manner whatsoever. No casualty has occurred with respect to any Financed Property that has had or could reasonably be expected to have, either individually or in the aggregate, a Material Adverse Effect.
               (c)     Each Financed Property is comprised of one or more parcels, each of which, to the knowledge of the Borrowers, constitutes a separate tax lot and none of which constitutes a portion of any other tax lot.
               (d)     Each of the Material Leases is in full force and effect and no Person has failed in any respect to perform any obligation or covenant or satisfy any condition required by any Material Lease to be performed or complied with by it, except where failure to so perform or comply has not had and could not reasonably be expected to have, either individually or in the aggregate, a Material Adverse Effect. No litigation is currently pending or has been threatened by any Person in connection with any of the Material Leases that has had, or could reasonably be expected to have, either individually or in the aggregate, a Material Adverse Effect.
               (e)     The leasing, maintenance and operation of each of the Financed Properties is managed by Trizec or a Wholly-Owned Subsidiary of Trizec.
               (f)     Each Ground Lease is in full force and effect in accordance with its terms and there are no defaults thereunder, and a true and correct copy of each Ground Lease has been delivered by the Borrowers to the Administrative Agent.
               SECTION 6. Affirmative Covenants. Each of the Borrowers and Trizec hereby covenants and agrees that on and after the Effective Date and until the Loans and Notes (in each case together with interest thereon) and all other Obligations are paid in full:
               6.01 Information Covenants. The Borrowers will furnish to the Administrative Agent and each Lender:
               (a)     Quarterly Financial Statements. (A) Within 90 days after the close of each of the first three (3) quarterly accounting periods in each fiscal year of Trizec (or, if sooner, within five (5) Business Days after same are filed with the SEC), (i) the consolidated balance sheet of Trizec as at the end of such quarterly accounting period and the related consolidated statements of income and retained earnings and statement of cash flows for such quarterly accounting period and for the elapsed portion of the fiscal year ended with the last day of such quarterly accounting period, in each case setting forth comparative figures as of the end of and for the related periods in the prior fiscal year, all of which shall be certified by a Senior Financial Officer of Trizec that they fairly present in all material respects in accordance with GAAP the consolidated financial condition of Trizec as of the dates indicated and the results of its operations for the periods indicated, subject to normal year-end audit adjustments and the absence of footnotes, and (ii) management’s discussion and analysis of the important operational and financial developments during such quarterly accounting period (it being understood and agreed that the delivery by Trizec to the Administrative Agent and each of the Lenders of Trizec’s Form 10-Q report (including all exhibits and attachments thereto, other than those exhibits and attachments which have been incorporated in such Form 10-Q report by reference and have been previously filed with the SEC) as filed with the SEC for the respective quarterly accounting period within the time period otherwise required by this Section 6.01(a) and certified by a Senior Financial Officer of Trizec shall satisfy Trizec’s obligations under this Section 6.01(a)).
               (B)     Within 90 days after the close of each of the first three (3) quarterly accounting periods in each fiscal year of Trizec, complete operating statements (including occupancy statements and statements of Net Operating Income) for each Real Estate Asset owned or leased by either of the Borrowers or any of their Subsidiaries (on an individual basis) for such period, all of which shall be certified by a Senior Financial Officer of the Borrowers that they fairly present in all material respects in accordance with GAAP such operating information.
               (b)     Annual Financial Statements. (A) Within 120 days after the close of each fiscal year of Trizec (or, if sooner, within five (5) Business Days after same are filed with the SEC), (i) the consolidated balance sheet of Trizec as at the end of such fiscal year and the related consolidated statements of income and retained earnings and of cash flows for such fiscal year setting forth comparative figures as of the end of and for the preceding fiscal year and certified by PricewaterhouseCoopers LLP, any other currently existing “Big Four” independent certified public accounting firm or such other independent certified public accountants of recognized national standing as is reasonably acceptable to the Administrative Agent, and (ii) management’s discussion and analysis of the important operational and financial developments during such fiscal year (it being understood and agreed that the delivery by Trizec to the Administrative Agent and each of the Lenders of Trizec’s Form 10-K report (including all exhibits and attachments thereto, other than those exhibits and attachments which have been incorporated in such Form 10-K report by reference and have been previously filed with the SEC) as filed with the SEC for the respective fiscal year within the time period otherwise required above by this Section 6.01(b)(A) and certified to by a Senior Financial Officer of Trizec and containing the accountant’s certification and report as described above shall satisfy Trizec’s obligations under this Section 6.01(b)(A)).
               (B)     Within 90 days after the close of each fiscal year of Trizec, (i) a complete lease rent roll for each Real Estate Asset owned or leased by either of the Borrowers or any of their Subsidiaries, certified by a Senior Financial Officer of the Borrowers to be true and correct in all material respects and (ii) complete operating statements (including occupancy statements and statements of Net Operating Income) for each Real Estate Asset owned or leased by either of the Borrowers or any of their Subsidiaries (on an individual basis) for such fiscal year, all of which shall be certified by a Senior Financial Officer of the Borrowers that they fairly present in all material respects in accordance with GAAP such operating information.
               (c)     Officer’s Certificates. At the time of the delivery of the financial statements provided for in Sections 6.01(a) and (b), (i) a Compliance Certificate of a Senior Financial Officer of each Borrower to the effect that no Default or Event of Default has occurred and is continuing or, if any Default or Event of Default has occurred and is continuing, specifying the nature and extent thereof, and (ii) a Compliance Certificate of a Senior Financial Officer of Trizec setting forth (in reasonable detail) the calculations required to establish whether Trizec, each of the Borrowers and their respective Subsidiaries (as applicable) were in compliance with the provisions of Sections 6.11, 7.01(h), 7.03(b), 7.04(g), 7.06 and 7.10 through 7.13 inclusive, in each case, at the end of such period.

               (d)     Notice of Default, Litigation or Material Adverse Effect. Promptly, and in any event within five (5) Business Days after any executive or financial officer of Trizec or either of the Borrowers obtains actual knowledge thereof, notice of (i) the occurrence of any event which constitutes a Default or an Event of Default, (ii) any litigation or governmental investigation or proceeding (including, without limitation, any Environmental Claim) pending (x) against Trizec, either of the Borrowers or any of their respective Subsidiaries with respect to any material Indebtedness of Trizec, either of the Borrowers or any of their respective Subsidiaries which could reasonably be expected to have a Material Adverse Effect or (y) with respect to any Credit Document, (iii) any other event, change or circumstance which has had, or could reasonably be expected to have, a Material Adverse Effect or (iv) the commencement of the 60 day period referred to in clause (i)(A) of the definition of Change of Control or the 60 day period referred to in clause (i)(y)(A) of the definition of Trizec Canada Control Requirements.
               (e)     Other Reports and Filings. Promptly after the filing or delivery thereof, copies of all other financial information, proxy materials and reports, if any, which Trizec, either of the Borrowers or any of their respective Subsidiaries shall publicly file with the Securities and Exchange Commission or any successor thereto (the “SEC”), or shall deliver to its shareholders.
               (f)     ERISA. As soon as possible and, in any event, within twenty (20) days after any member of the ERISA Group knows or has reason to know of the occurrence of any of the following to the extent that any such occurrence, either individually or in the aggregate, could reasonably be expected to have a Material Adverse Effect, a certificate of a Senior Financial Officer of each of the Borrowers setting forth the full details as to such occurrence and the action, if any, that such member of the ERISA Group is required or proposes to take, together with any notices required or proposed to be given or filed by such member of the ERISA Group to or with the PBGC or any other government agency, or a Plan or Multiemployer Plan participant and any notices received by such member of the ERISA Group from the PBGC or any other government agency, or a Plan or Multiemployer Plan participant with respect thereto: that a Reportable Event has occurred (except to the extent that the Borrowers have previously delivered to each Lender a certificate and notices (if any) concerning such event pursuant to the next clause hereof); that a contributing sponsor (as defined in Section 4001(a)(13) of ERISA) of a Plan subject to Title IV of ERISA is subject to the advance reporting requirement of PBGC Regulation Section 4043.61 (without regard to subparagraph (b)(1) thereof), and an event described in subsection 62, 63, 64, 65, 66, 67 or 68 of PBGC Regulation Section 4043 is reasonably expected to occur with respect to such Plan within the following 30 days; that an accumulated funding deficiency, within the meaning of Section 412 of the Code or Section 302 of ERISA, has been incurred or an application may be or has been made for a waiver or modification of the minimum funding standard (including any required installment payments) or an extension of any amortization period under Section 412 of the Code or Section 303 or 304 of ERISA with respect to a Plan or Multiemployer Plan; that any contribution required to be made with respect to a Plan, Multiemployer Plan or Foreign Pension Plan has not been timely made; that a Plan or Multiemployer Plan has been or may be terminated, reorganized, partitioned or declared insolvent under Title IV of ERISA; that a Plan has an Unfunded Current Liability; that proceedings may be or have been instituted to terminate or appoint a trustee to administer a Plan which is subject to Title IV of ERISA; that a proceeding has been instituted pursuant to Section 515 of ERISA to collect a delinquent contribution to a Multiemployer Plan; that any member of the ERISA Group will or may incur any liability (including any indirect, contingent, or secondary liability) to or on account of the termination of or withdrawal from a Plan or Multiemployer Plan under Section 4062, 4063, 4064, 4069, 4201, 4204 or 4212 of ERISA or with respect to a Plan under Section 401(a)(29), 4971, 4975 or 4980 of the Code or Section 409, 502(i) or 502(l) of ERISA or with respect to a group health plan (as defined in Section 607(1) of ERISA or Section 4980B(g)(2) of the Code) under Section 4980B of the Code; or that any member of the ERISA Group may incur any liability pursuant to any employee welfare benefit plan (as defined in Section 3(1) of ERISA) that provides benefits to retired employees or other former employees (other than as required by Section 601 of ERISA) or any Plan or any Foreign Pension Plan. Each Borrower will deliver to the Administrative Agent and each of the Lenders copies of any records, documents or other information that must be furnished to the PBGC with respect to any Plan pursuant to Section 4010 of ERISA. Each Borrower will also deliver to the Administrative Agent and each of the Lenders a complete copy of the annual report (on Internal Revenue Service Form 5500-series) of each Plan (including, to the extent required, the related financial and actuarial statements and opinions and other supporting statements, certifications, schedules and information) required to be filed with the Internal Revenue Service. In addition to any certificates or notices delivered to the Administrative Agent and the Lenders pursuant to the first sentence hereof, copies of annual reports and any records, documents or other information required to be furnished to the PBGC or any other government agency, and any material notices received by Trizec, any Subsidiary of Trizec or any ERISA Group member with respect to any Plan or Foreign Pension Plan or received from any government agency or plan administrator or sponsor or trustee with respect to any Multiemployer Plan, shall be delivered to the Administrative Agent and the Lenders no later than ten (10) days after the date such annual report has been filed with the Internal Revenue Service or such records, documents and/or information has been furnished to the PBGC or any other government agency or such notice has been received by Trizec, the Borrowers, any of their respective Subsidiaries or any ERISA Group member, as applicable. Each member of the ERISA Group shall ensure that all Foreign Pension Plans administered by it or into which it makes payments obtains or retains (as applicable) registered status under and as required by applicable law and is administered in a timely manner in all respects in compliance with all applicable laws except where the failure to do any of the foregoing could not reasonably be expected to have a Material Adverse Effect.
               (g)     Environmental. As soon as possible and in any event within ten (10) Business Days after Trizec, either of the Borrowers or any of their respective Subsidiaries obtains knowledge of any of the following, written notice of (i) any written notice, claim, complaint or order to the effect that Trizec, either of the Borrowers or any of their respective Subsidiaries is or may be liable to any Person as a result of any event, circumstance or occurrence under any Environmental Law, including the Release by Trizec, either of the Borrowers, any of their respective Subsidiaries, or any other Person of any Hazardous Materials into the environment or requiring that action be taken to respond to or clean up a Release of Hazardous Materials into the environment, (ii) any condition or occurrence on (a) any Financed Property or (b) any other Real Estate Asset which is owned, leased or operated directly or indirectly by Trizec, either of the Borrowers or any of their respective Subsidiaries that (x) results in non-compliance by Trizec, either of the Borrowers or any of their respective Subsidiaries or any other Person that is or was a Property Owner (while such Real Estate Asset was a Financed Property hereunder) with any applicable Environmental Law, (y) could reasonably be anticipated to form the basis of an Environmental Claim against Trizec, either of the Borrowers or any of their respective Subsidiaries, or any other Person that is or was a

Property Owner (while such Real Estate Asset was a Financed Property hereunder) or (z) could reasonably be anticipated to cause such Financed Property or other Real Estate Asset to be subject to any restrictions on the ownership, lease, occupancy, use or transferability by Trizec, either of the Borrowers or any of their respective Subsidiaries or any other Person which is or was a Property Owner (while such Real Estate Asset was a Financed Property hereunder) of its interest in such Real Estate Asset under any Environmental Law, (iii) any written notice, complaint or citation alleging any violation of any Environmental Law or any Environmental Approval by Trizec, either of the Borrowers or any of their respective Subsidiaries or any other Person which is or was a Property Owner (while the Real Estate Asset at or from which the alleged violation arose was a Financed Property hereunder) or (iv) the taking of any removal or remedial action in response to the actual or alleged presence of any Hazardous Materials on any Financed Property or other Real Estate Asset currently owned, leased or operated directly or indirectly by Trizec, either of the Borrowers or any of their respective Subsidiaries or any other Person that is or was a Property Owner (while such Real Estate Asset was a Financed Property hereunder). Notwithstanding anything to the contrary contained in the immediately preceding sentence, notices of events of the type described above shall not be required to be given with respect to any event where the respective event could not be reasonably expected to have a Material Adverse Effect.
               (h)     Notice of Claims Against the Financed Properties. Without limiting the provisions of Sections 6.01(d)(ii) and 6.01(g), promptly, and in any event within five (5) Business Days after any executive or financial officer of either of the Borrowers obtains actual knowledge thereof, (i) notice of any setoff, claims, withholdings or other defenses to which any of the Financed Properties or any of the Property Owners or the Credit Parties are subject which could reasonably be expected to have an adverse impact in any material respect on the value of the Financed Properties taken as a whole, or (ii) notice of any event, circumstance or other matter for which notice is required to be delivered pursuant to Section 6.01(d)(ii) or 6.01(g) insofar as the same is related to any Financed Property or any such Property Owner or Credit Party which could reasonably be expected to have an adverse impact in any material respect on the value of the Financed Properties taken as a whole.
               (i)     Funds From Operations. In the event that the definition of “Funds From Operations” is revised by the Board of Governors of the National Association of Real Estate Investment Trusts, a report, certified by a Senior Financial Officer of Trizec, of the “Funds From Operations” of Trizec based on the definition as in effect on the Effective Date and based on the definition as so revised from time to time.
               (j)     Other Information. From time to time, such other information or documents (financial or otherwise and including, without limitation, rent rolls and other property specific information for the Financed Properties and outstanding Indebtedness of Trizec, the Borrowers and their respective Subsidiaries) with respect to Trizec, the Borrowers and their respective Subsidiaries (or properties owned by such Persons and/or any other Property Owner) as the Administrative Agent or any Lender (through the Administrative Agent) may reasonably request, so long as the disclosure of such information could not result in a violation of, or expose Trizec, either of the Borrowers or any of their respective Subsidiaries to any material liability under, any Applicable Laws or any agreements with unaffiliated third parties that are binding on

Trizec, either of the Borrowers or any of their respective Subsidiaries or on any property of any of them.
               6.02 Books, Records, Inspections and Annual Meetings. (a) Each of the Borrowers and Trizec will, and will cause each of their respective Subsidiaries to, keep proper books of record and accounts in which full, true and correct entries in conformity with GAAP and all requirements of law shall be made of all dealings and transactions in relation to its business and activities. Upon reasonable prior notice, the Borrowers and Trizec will permit officers and designated representatives of the Administrative Agent or any Lender to visit and inspect, during regular business hours and under guidance of officers of the Borrowers or their respective Subsidiaries, the Financed Properties and any of the other properties of Trizec, the Borrowers or any of their respective Subsidiaries, and, so long as the disclosure of such information could not result in a violation of, or expose Trizec, either of the Borrowers or any of their respective Subsidiaries to any material liability under, any Applicable Laws, or any agreements with unaffiliated third parties that are binding on Trizec, either of the Borrowers or any of their respective Subsidiaries or on any property of any of them, to examine the books of account of Trizec, the Borrowers and their respective Subsidiaries and discuss the affairs, finances and accounts of Trizec, the Borrowers and their respective Subsidiaries with its officers and independent accountants, all at such reasonable times and intervals and to such reasonable extent as the Administrative Agent or such Lender may reasonably request. Any Lender requesting any such visit, inspection, examination or discussion shall coordinate same with the Administrative Agent.
               (b)     At a date to be mutually agreed upon among the Administrative Agent, Trizec and each Borrower, Trizec and each Borrower will, at the request of the Administrative Agent, hold an annual meeting with all of the Lenders, at which meeting will be reviewed the financial results of Trizec, the Borrowers and their respective Subsidiaries for the previous fiscal year and the budgets presented for the current fiscal year of Trizec.
               6.03 Maintenance of Property; Insurance; 1031 Exchange Conditions. (a) Each of the Borrowers and Trizec will, and will cause each of their respective Subsidiaries to, keep all of its material properties that are used or useful in the conduct of its business (including, in any event, each Financed Property) in good repair, working order and condition, subject to ordinary wear and tear and damage from casualty which is being diligently repaired. Each of the Borrowers and Trizec will cause each other Person which is a Property Owner to keep each Financed Property owned or leased by it in good repair, working order and condition, subject to ordinary wear and tear and damage from casualty which is being diligently repaired.
               (b)     Each of the Borrowers and Trizec will, and will cause each of their respective Subsidiaries to, (i) maintain insurance as specified in Section 5.22 with insurers meeting the qualifications described therein, and (ii) furnish to the Administrative Agent from time to time, upon written request, certificates of insurance and such other information relating to such insurance as the Administrative Agent may reasonably request.
               (c)     Each of the Borrowers and Trizec will, and will cause each of their respective Subsidiaries and each other Person which is a Property Owner to, cause each Financed

Property which is subject to a 1031 Exchange to satisfy (and continue to satisfy) the 1031 Exchange Conditions.
               6.04 Ownership of Real Estate Assets; Ownership of Trizec and its Subsidiaries.
               (a)     Neither Trizec nor Holding’s Parent will own or lease any Real Estate Asset directly. Any Real Estate Asset in which Trizec owns an indirect interest shall be owned or leased at all times by (i) Holdings, (ii) either of the Borrowers or any Wholly-Owned Subsidiary of either of the Borrowers, (iii) any other Subsidiary or other Consolidated Entity of Holdings or an Unconsolidated Entity of Holdings or (iv) in the case of the Arden Replacement Property, a Wholly-Owned Subsidiary of Trizec (other than Holding’s Parent); provided, however, that each Financed Property shall be owned or leased at all times by a Property Owner which is a Borrower, a Subsidiary of a Borrower, a tenancy in common in which a Borrower or a Subsidiary of a Borrower is a Property TIC Owner, a Trizec JV in which a Borrower or a Subsidiary of Borrower owns an Equity Interest or an Accommodation Party in the case of a Financed Property which satisfies the 1031 Exchange Conditions.
               (b)     Holding’s Parent shall at all times be a limited liability company in which (i) Trizec or a Wholly-Owned Subsidiary of Trizec shall be at all times the managing member and (ii) Trizec and/or such Wholly-Owned Subsidiary of Trizec shall at all times own not less than 66 2/3% of the Equity Interests of Holding’s Parent and control all financing, sale and other material decisions relating to Holding’s Parent with no veto rights in any minority equity owner therein or any other Person.
               (c)     Holding’s Parent shall at all times own 100% of the Equity Interests of Holdings and control all financing, sale and other material decisions relating to Holdings with no veto right in any Person.
               (d)     Holdings shall at all times own (i) 100% of the Equity Interests of the Borrowers (other than the 1% general partnership interest in TPRE owned by THOPI) and control all financing, sale and other material decisions relating to TCH with no veto rights in any other Person and (ii) 100% of the Equity Interests of THOPI and control all financing, sale and other material decisions relating to THOPI with no veto rights in any Person.
               (e)     THOPI shall at all times own a 1% general partnership interest in TPRE and control all financing, sale and other material decisions relating to TPRE with no veto rights in any other Person.
               (f)     At any time and from time to time but only so long as no Default (unless any existing Default would be cured as a result thereof) or Event of Default then exists or would result therefrom, the Borrowers shall have the right to sell on an all cash basis Equity Interests in any of their respective Subsidiaries for not less than the fair market value thereof as reasonably determined by the applicable Borrower and upon prior written notice to the Administrative Agent. Each such written notice shall be accompanied by (i) a certificate of a Senior Financial Officer of the Borrowers specifying (x) the Equity Interests to be sold and (y) such fair market value, and certifying that no Default or Event of Default then exists or, after taking the actions described in clause (ii) below in this Section 6.04(f), would result therefrom, and (ii) any repayment of outstanding Loans as, and to the extent, required by Section 3.02(d).
               6.05 Compliance with Applicable Laws and Authorizations. Each of the Borrowers and Trizec will, and will cause each of their respective Subsidiaries and any other Person which is a Property Owner to, comply with all Applicable Laws (including, without limitation, Environmental Laws, Environmental Approvals, all zoning and building codes and ERISA and the rules and regulations thereunder) and authorizations except where non-compliance, either individually or in the aggregate, could not be reasonably expected to have a Material Adverse Effect.
               6.06 Company Existence and Franchises, etc. Each of the Borrowers and Trizec will, and will cause each of their respective Subsidiaries to, do or cause to be done, all things necessary to preserve and keep in full force and effect its Company existence and its rights, franchises, licenses and patents; provided, however, that (i) nothing in this Section 6.06 shall require any Subsidiary of Trizec which is not a Credit Party to preserve and keep in full force and effect its Company existence where any such event, either individually or in the aggregate, could not reasonably be expected to result in a Default or an Event of Default or where any such event, either individually or in the aggregate, could not reasonably be expected to have a Material Adverse Effect, (ii) nothing in this Section 6.06 shall prevent the withdrawal by Trizec or any of its Subsidiaries of its qualification as a foreign Company in any jurisdiction where such withdrawal, either individually or in the aggregate, could not reasonably be expected to have a Material Adverse Effect and (iii) neither Trizec nor any Subsidiary of Trizec shall be obligated to maintain any such right, franchise, license or patent in the event Trizec or such Subsidiary, as the case may be, has determined in its reasonable business judgment, that the maintenance of such right, franchise, license or patent is no longer necessary or desirable in the conduct of its business.
               6.07 Performance of Obligations. Each of the Borrowers and Trizec will, and will cause each of their respective Subsidiaries to, perform all of its obligations under the terms of each material agreement, contract or instrument (other than any such material agreement, contract or instrument governing Indebtedness) by which it is bound, except such non-performances as could not, either individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.
               6.08 Payment of Taxes. Each of the Borrowers and Trizec will, and will cause each of their respective Subsidiaries to, pay and discharge, or cause to be paid and discharged, all taxes, assessments and governmental charges or levies imposed upon it or upon its income or profits, or upon any Financed Property and any other properties belonging to it, in each case on a timely basis, and all lawful claims which, if unpaid, might become a Lien upon any properties of a Borrower, Trizec or any such Subsidiary; provided that neither Trizec nor any Subsidiary of Trizec will be required to pay any such tax, assessment, charge, levy or claim which (x) is being contested in good faith and by appropriate proceedings if it has maintained adequate reserves with respect thereto in accordance with GAAP or (y) either individually or in the aggregate, could not reasonably be expected to have a Material Adverse Effect and so long as no Default or Event of Default under Section 7.01 shall occur as a result thereof.

               6.09 Use of Proceeds. The Borrowers will use all proceeds from the Loans only as provided in Section 5.08.
               6.10 End of Fiscal Years; Fiscal Quarters. Each of the Borrowers, Holding’s Parent and Trizec will, and will cause each of their respective Subsidiaries to, for financial reporting purposes, cause (i) each of its fiscal years and fourth fiscal quarters to end on December 31 of each year and (ii) each of its first three fiscal quarters to end on the last day of March, June and September of each year.
               6.11 Interest Rate Protection. Each of the Borrowers, Holding’s Parent and Trizec will, and/or will cause each of their respective Subsidiaries which are the primary obligors of Indebtedness to, maintain Interest Rate Hedges on a notional amount of Indebtedness for borrowed money of the Credit Parties and their respective Subsidiaries (other than Intercompany Indebtedness) which, when added to the aggregate principal amount of Indebtedness for borrowed money of the Credit Parties and their respective Subsidiaries (other than Intercompany Indebtedness) which bears interest at a fixed rate, equals or exceeds 60% of the aggregate principal amount of all Indebtedness for borrowed money of the Credit Parties and their respective Subsidiaries (other than Intercompany Indebtedness).
               6.12 REIT Requirements. Each of the Borrowers and Trizec will, and will cause each of their respective Subsidiaries to, operate its business at all times so as to satisfy all requirements necessary to qualify and maintain Trizec’s qualification as a real estate investment trust under Sections 856 through 860 of the Code. Each of the Borrowers and Trizec will, and will cause each of their respective Subsidiaries to, maintain adequate records so as to comply with all record-keeping requirements relating to Trizec’s qualification as a real estate investment trust as required by the Code and applicable regulations of the Department of the Treasury promulgated thereunder and will properly prepare and timely file with the Internal Revenue Service all returns and reports required thereby.
               6.13 Addition and Release of Subsidiary Guarantors. (a) Each of the Borrowers and Trizec shall, to the extent that any of the following Persons is not then a Borrower or a Subsidiary Guarantor, cause (i) in the case of a Financed Property owned or leased by a Wholly-Owned Subsidiary of a Borrower, such Wholly-Owned Subsidiary, (ii) in the case of a Financed Property owned or leased by a Trizec JV, such Trizec JV or the Wholly-Owned Subsidiary or Subsidiaries of either Borrower which most directly owns the Equity Interests in such Trizec JV which are indirectly owned by such Borrower, (iii) in the case of a Real Estate Asset which is subject to satisfaction of the 1031 Exchange Conditions, the Trizec QEAA Party and the Trizec QEAA Lessee, and (iv) in the case of a Financed Property owned or leased by tenants in common, each Wholly-Owned Subsidiary of each Borrower which is a tenant in common or, in the case of any tenant in common that is a Trizec JV, such Trizec JV or the Wholly-Owned Subsidiary or Subsidiaries of either Borrower which most directly owns the Equity Interests in such Trizec JV which are indirectly owned by such Borrower, to execute and deliver to the Administrative Agent and each Lender a counterpart of the Subsidiaries Guaranty together with all other relevant officer’s certificates, resolutions, opinions of counsel and other documentation of the type described in Sections 4.04 and 4.05 as such Person would have had to deliver if such Person were a Credit Party on the Effective Date; provided, however, that no such Person shall be required to be a Subsidiary Guarantor if and so long as such Person is prohibited from guaranteeing the Obligations by the terms of any applicable Permitted Mortgage Indebtedness or Additional Property Indebtedness, and Trizec and the Borrowers have delivered a written notice to such effect to the Administrative Agent (which notice shall be accompanied by a certified copy of the relevant provisions of the applicable Permitted Mortgage Indebtedness or Additional Property Indebtedness).
               (b)     If a Financed Property is sold pursuant to an Asset Sale in accordance with the terms hereof, provided that any mandatory repayment required to be made in respect of such Asset Sale has been paid in accordance with Section 3.02, the Subsidiary Guarantor which owns or leases (or has a direct or indirect Equity Interest in an entity which owns or leases) such Financed Property shall, unless such Subsidiary Guarantor continues to own or lease (or has a direct or indirect Equity Interest in an entity which owns or leases) one or more other Financed Properties, be released from its obligations under the Subsidiaries Guaranty upon the Administrative Agent’s receipt of written notice to such effect from Trizec and the Borrowers without any further action on the part of any party hereto. If any Subsidiary Guarantor is prohibited from continuing to guarantee the Obligations by the terms of any Permitted Mortgage Indebtedness or Additional Property Indebtedness, Trizec and the Borrowers shall deliver a written notice to such effect to the Administrative Agent (which notice shall be accompanied by a certified copy of the relevant provisions of the applicable Permitted Mortgage Indebtedness or Additional Property Indebtedness), whereupon such Subsidiary Guarantor shall be released from its obligations under the Subsidiaries Guaranty without any further action on the part of any party hereto. To the extent that any Subsidiary Guarantor is released from its obligations under the Subsidiaries Guaranty by operation of this Section 6.13(b), the Administrative Agent shall be authorized to, and hereby agrees that it will, at the request and expense of the Borrowers, execute such documentation as may be necessary to evidence such release (which documentation shall be in form and substance reasonably satisfactory to the Administrative Agent).
               6.14 Ground Leases. The Borrowers shall cause each Ground Lessee at all times to promptly and faithfully keep and perform, or cause to be kept and performed, in all material respects all of the terms, covenants and conditions contained in each Ground Lease on its part to be kept and performed. The consent of the Administrative Agent shall be required prior to any exercise or failure to exercise by any Ground Lessee of any remedies available to it under a Ground Lease. The Borrowers shall give the Administrative Agent prompt notice in writing of the receipt by either of them or any Ground Lessee of any notice of default from or exercise of remedies by any other party under each Ground Lease, together with a copy of such notice. If a Ground Lessee shall fail to cure any such default, the Administrative Agent may (but shall not be obligated to) cure such default, and any amount expended by the Administrative Agent on account thereof, together with interest thereon at the rate of interest provided in Section 1.06(c), shall be payable by the Borrowers to the Administrative Agent promptly following demand therefor, and until such payment is made by the Borrowers, the amount of such payment (and interest thereon as aforesaid) shall be part of the Obligations.
               SECTION 7. Negative Covenants. Each of the Borrowers and Trizec hereby covenants and agrees that on and after the Effective Date and until the Loans and Notes (in each case together with interest thereon) and all other Obligations are paid in full:

               7.01 Liens. Neither of the Borrowers or Trizec will, nor will either of the Borrowers or Trizec permit any of their respective Subsidiaries or any other Person which is a Property Owner to, create, incur, assume or suffer to exist any Lien upon (x) any asset of Holding’s Parent or any Credit Party (including, but not limited to, any Financed Property (or any other Property thereon) and any capital stock or other Equity Interest owned by Holding’s Parent or any Credit Party), (y) the capital stock or other Equity Interest of any Property Owner or (z) any Financed Property (or any Property thereon) which is owned or leased by a Property Owner which is not a Credit Party (all of the foregoing assets and Equity Interests subject to such restrictions are referred to as “Restricted Property”), in each case whether now owned or leased or hereafter acquired or leased, or sell any Restricted Property subject to an understanding or agreement, contingent or otherwise, to repurchase such Restricted Property (including sales of accounts receivable with or without recourse generated from any of the Restricted Properties, but excluding (i) the right to sell, transfer, convey or issue non-managing member interests in Holding’s Parent so long as the condition set forth in Section 6.04(b)(ii) is not violated thereby, and (ii) the right of any Person which is not Trizec or a Subsidiary of Trizec to convert an Equity Interest in Holding’s Parent into an Equity Interest in Trizec), or assign any right to receive the income or profits therefrom or authorize the filing of any financing statements under the UCC or any other similar notice Lien under any similar recording or notice of statute, except (“Permitted Encumbrances”):
               (a)     Liens for taxes, assessments or governmental charges or levies not yet due or that are being contested in good faith by appropriate proceedings, provided that adequate reserves with respect thereto are maintained in conformity with GAAP and such proceedings have the effect of preventing the forfeiture or sale of the Restricted Property subject to any such Lien;
               (b)     (x) carriers’, warehousemen’s, mechanics’, suppliers’, materialmen’s, repairmen’s or other like Liens arising in the ordinary course of business and (y) Liens on Real Estate Assets arising in the ordinary course of business in favor of the Federal or any state or local government arising as a result of noncompliance with any statute or regulation applicable to such Real Estate Assets, in either case (in the case of preceding clauses (x) and (y)) that do not secure Indebtedness for borrowed money and either (i) have not been outstanding for a period of more than 45 days and do not materially detract from the value of the Restricted Property subject to any such Liens or materially impair the use of such Restricted Property in the operation of the business of Holding’s Parent, any Credit Party or any other Person which is a Property Owner or (ii) that are being contested in good faith by appropriate proceedings with respect to which adequate reserves have been maintained in accordance with GAAP, which proceedings have the effect of preventing or staying the forfeiture or sale of the Restricted Property subject to any such Lien;
               (c)     pledges or deposits in the ordinary course of business in connection with workers’ compensation, unemployment insurance and other social security legislation;
               (d)     utility deposits and other deposits to secure the performance of bids, trade contracts (other than for borrowed money), leases, purchase contracts, construction contracts, governmental contracts, statutory obligations, surety bonds, performance bonds and other obligations of a like nature incurred in the ordinary course of business;

               (e)     easements (including, without limitation, reciprocal easement agreements and utility agreements), rights of way, covenants, conditions, restrictions, consents, reservations, encroachments, variations and zoning and other similar restrictions or encumbrances (whether or not recorded) incurred in the ordinary course of business that do not in any case materially detract from the value of the property subject thereto or materially interfere with the ordinary conduct of the business of Holding’s Parent, any Credit Party or any other Person which is a Property Owner;
               (f)     Liens arising out of the existence of judgments or awards not constituting a Default or an Event of Default under Section 8.06 and (i) which have been or will be bonded (and the Lien thereby removed other than on any cash serving as security for such bond) or released of record within thirty (30) days after the date that such judgment or award is entered or (ii) in respect of which Holding’s Parent or a Credit Party shall in good faith be prosecuting an appeal or proceedings for review and in respect of which there shall have been secured a subsisting stay of execution pending such appeal or proceedings, provided that (in the case of preceding clause (ii)) such Liens do not attach to any Financed Property or the Equity Interests of Holding’s Parent, either of the Borrowers or any Property Owner (other than the Equity Interests which are not owned directly or indirectly by Trizec);
               (g)     (i) Leases affecting (x) any Financed Property on the Effective Date and (y) any Additional Property on the date such Additional Property becomes a Financed Property hereunder, (ii) licenses, sublicenses, other leases or subleases entered into the ordinary course of business not interfering in any material respect with the business of Holding’s Parent, any Credit Party or any other Person which is a Property Owner, (iii) Liens arising from precautionary Uniform Commercial Code financing statements regarding operating leases, and (iv) statutory and common law landlords’ liens under leases to which Holding’s Parent, any Credit Party or any other Person which is a Property Owner is a party;
               (h)     Liens placed upon equipment, machinery or materials used in the ordinary course of business of Holding’s Parent or any Credit Party and placed at the time of the acquisition thereof by Holding’s Parent or such Credit Party or within 90 days thereafter to secure Indebtedness incurred to pay all or a portion of the purchase price thereof or to secure Indebtedness incurred solely for the purpose of financing the acquisition of any such equipment, machinery or materials or extensions, renewals or replacements of any of the foregoing for the same or a lesser amount, provided that (i) the aggregate outstanding principal amount of all such Indebtedness at any time that is allocable to, or otherwise associated with, any Real Estate Asset shall not exceed $1,000,000 and (ii) in all events, the Lien encumbering the equipment, machinery or materials so acquired does not encumber any other asset of Holding’s Parent or any Credit Party or any other Restricted Property;
               (i)     Liens solely on the Equity Interests of a Subsidiary of Holding’s Parent (which is not a Credit Party) or on the Equity Interests of an Unconsolidated Entity, in any such case which have been pledged to secure Indebtedness of such Subsidiary or Unconsolidated Entity, provided that there is no Recourse to Holding’s Parent or the Credit Party pledging such Equity Interests or its Restricted Property except against the pledged Equity Interests of the Subsidiary or Unconsolidated Entity that incurred such Indebtedness;

               (j)     Liens on Restricted Property (other than any Financed Property (or any other Property thereon) or on the capital stock or other Equity Interest of Holding’s Parent, either of the Borrowers or any Property Owner) in favor of, and owned by, Trizec, Holding’s Parent or either of the Borrowers;
               (k)     Liens on any Acquired Property, the Gallerias Property or any Additional Property and/or the capital stock or other Equity Interests of any Property Owner of any such Real Estate Asset which are incurred in connection with Permitted Mortgage Indebtedness;
               (l)     Liens on any Additional Property and/or the capital stock or other Equity Interests of any Property Owner of any such Real Estate Asset which are incurred in connection with any Additional Property Indebtedness;
               (m)     Liens created pursuant to this Agreement or the other Credit Documents;
               (n)     Liens on Restricted Property (other than any Financed Property (or any other Property thereon) or on the capital stock or other Equity Interest of Holding’s Parent, either of the Borrowers or any Property Owner (other than the Equity Interests which are not owned directly or indirectly by Trizec) or other Subsidiary Guarantor) which secure any Indebtedness (other than Permitted Mortgage Indebtedness and Additional Property Indebtedness) permitted under Section 7.04; and
               (o)     1031 Liens on any Financed Property which is owned or leased by an Accommodation Party and which satisfies (and continues to satisfy) the 1031 Exchange Conditions.
               7.02 Consolidation, Merger, Sale of Assets, etc. (a) Neither of the Borrowers or Trizec will, nor will either of the Borrowers or Trizec permit Holding’s Parent or any Credit Party to, wind up, liquidate or dissolve its affairs, discontinue its business, or enter into any transaction of merger or consolidation, or agree to do any of the foregoing at any future time without a contingency relating to obtaining any required approval hereunder, except that so long as no Specified Default or Event of Default then exists or would result therefrom (including, without limitation, an Event of Default under Section 6.04 or 8.09), the following shall be permitted: (i) any then existing Subsidiary of Trizec may be merged or consolidated with or into, or be liquidated into, a Borrower (so long as a Borrower is the surviving Company), a Subsidiary Guarantor (so long as a Subsidiary Guarantor is the surviving Company) or Holding’s Parent (so long as Holding’s Parent is the surviving Company and such Subsidiary of Trizec is not a Borrower), (ii) any Person that is not a Subsidiary of Trizec at such time may be merged or consolidated with or into, or liquidated into, a Credit Party (so long as such Credit Party is the surviving Company), provided that, in the case of this clause (ii), (x) the Person which is merged or consolidated into such Credit Party is predominantly in the commercial real estate business, (y) if rated, the creditworthiness of Holding’s Parent’s and Trizec’s long term unsecured debt or implied senior debt, as applicable, after giving effect to such merger or consolidation is not lower than Holding’s Parent’s and Trizec’s creditworthiness two (2) months immediately preceding such merger or consolidation, and (z) the then fair market value of the assets of the Person which is merged or consolidated into such Credit Party is less than 25% of Trizec’s Consolidated Total Asset Value immediately after giving effect to such merger or consolidation and (iii) any

Subsidiary Guarantor may be converted into a limited liability company by statutory election or by merger into another Subsidiary of a Borrower which is already a limited liability company. Notwithstanding anything to the contrary contained in this Section 7.02(a), neither of the Borrowers nor any of their respective Subsidiaries may acquire any Real Estate Asset as a result of any transaction described in this Section 7.02(a) unless the conditions set forth in Section 7.06(c)(ii) and (iii) are satisfied with respect thereto.
               (b)     Trizec will not, nor will Trizec permit any of its Subsidiaries or any other Person which is a Property Owner (but only with respect to an Asset Sale of a Financed Property owned or leased by such Property Owner) to, consummate any Asset Sale (or any sale of all of the Equity Interests of the Property Owner of the applicable Real Estate Asset), except that Trizec and its Subsidiaries and any Person which is a Property Owner may effect such a sale so long as (i) no Specified Default or Event of Default then exists or would result therefrom, (ii) in the case of a Financed Property, such sale is an arm’s-length transaction, (iii) in the case of a Financed Property, the consideration received from such sale is all cash and the amount of such consideration is not less than (A) the fair market value as reasonably determined by Trizec or its applicable Subsidiaries or (B) in the case of any such sale to a Subsidiary of Trizec, the “as is” value, as determined by an Appraisal satisfactory to the Administrative Agent) of the asset sold, and (iv) the Net Sale Proceeds or the Net Cash Proceeds, as applicable, of any such sale shall be applied as an immediate mandatory repayment of Loans to the extent required by Section 3.02(b) or Section 3.02(d), as applicable.
               (c)     Without limiting the foregoing provisions of this Section 7.02, in no event shall Trizec, the Borrowers or any of their respective Subsidiaries convey, lease, sell, transfer or otherwise dispose of, in one transaction or a series of transactions, (i) (x) any Equity Interests in either of the Borrowers or Holdings (other than the transfer of all of such Equity Interests in a Borrower to the other Borrower) and (y) more than 33 1/3% of the Equity Interests in Holding’s Parent or (ii) all or substantially all of the assets or business of Trizec and its Subsidiaries taken as a whole.
               7.03 Dividends. Neither of the Borrowers or Trizec will, nor will either of the Borrowers or Trizec permit any of their respective Subsidiaries to, authorize, declare, pay or make any Dividends except:
               (a)     any Subsidiary of Holding’s Parent may distribute Dividends to holders of its Equity Interests, in each case (other than with respect to Holdings) so long as Holding’s Parent or any Subsidiary of Holding’s Parent which owns an Equity Interest in such Subsidiary receives a percentage of any such Dividends which is at least equal to its percentage Equity Interest in its respective Subsidiary distributing the Dividend (taking into account, however, the relative preferences, if any, of the various classes of Equity Interest of such Subsidiary); provided, however, at any time that a Specified Default or an Event of Default then exists or would result therefrom, Dividends by a Borrower pursuant to this Section 7.03(a) shall be limited to that amount necessary for Trizec to maintain its status as a real estate investment trust under Sections 856 through 860 of the Code; and
               (b)     (i)     Trizec may from time to time pay Dividends to the owners of its Equity Interests (including, without limitation, Dividends consisting of the repurchase of any such Equity Interests) so long as (x) the aggregate amount of all such Dividends paid or made by Trizec in any fiscal year of Trizec does not exceed 90% of Funds From Operations of Trizec for such fiscal year and (y) the aggregate amount of all such Dividends paid or made by Trizec for the first three fiscal quarters of Trizec in any fiscal year of Trizec, does not exceed 100% of Funds From Operations of Trizec for such three fiscal quarter period; provided, however, at any time that a Specified Default or an Event of Default then exists or would result therefrom, Dividends pursuant to this Section 7.03(b)(i) shall be limited to that amount necessary for Trizec to maintain its status as a real estate investment trust under Sections 856 through 860 of the Code; and
               (ii)     Holding’s Parent may pay Dividends to Trizec and all other holders of Equity Interests in Holding’s Parent (including, without limitation, but subject to Section 6.04(b)(ii), Dividends consisting of the repurchase of any such Equity Interests) so long as (x) the aggregate amount of all such Dividends paid or made by Holding’s Parent in any fiscal year of Holding’s Parent does not exceed 90% of Funds From Operations of Holding’s Parent for such fiscal year and (y) the aggregate amount of all such Dividends paid or made by Holding’s Parent for the first three fiscal quarters of Holding’s Parent in any fiscal year of Holding’s Parent does not exceed 100% of Funds From Operations of Holding’s Parent for such three fiscal quarter period; provided, however, at any time that a Specified Default or an Event of Default then exists or would result therefrom, Dividends pursuant to this Section 7.03(b)(ii) shall be limited to that amount necessary for Trizec to maintain its status as a real estate investment trust under Section 856 through 860 of the Code.
               7.04 Indebtedness. Neither of the Borrowers or Trizec will, nor will either of the Borrowers or Trizec permit any of their respective Subsidiaries to, contract, create, incur, assume or suffer to exist any Indebtedness except:
               (a)     Trizec and its Subsidiaries (other than the Borrowers and their respective Subsidiaries), may contract, create, incur, assume or suffer to exist Indebtedness, in each case so long as (i) no Specified Default or Event of Default then exists or would result therefrom (provided that, notwithstanding the existence of any Specified Default or Event of Default, any such Subsidiary may refinance any Secured Indebtedness to the extent that any such refinancing occurs no earlier than six (6) months prior to the final scheduled maturity of such Secured Indebtedness) and (ii) based on calculations made by Trizec, Trizec will be in compliance with Sections 7.10 through 7.13, in each case after giving effect to the incurrence of the respective Indebtedness;
               (b)     Subsidiaries of either of the Borrowers may incur Mortgage Indebtedness (such Indebtedness, “Permitted Mortgage Indebtedness”), in each case so long as (i) no Specified Default or Event of Default then exists or would result therefrom (provided that, notwithstanding the existence of any Specified Default or Event of Default, any such Subsidiary may refinance any Mortgage Indebtedness to the extent that any such refinancing occurs no earlier than six (6) months prior to the final scheduled maturity of such Mortgage Indebtedness), (ii) based on calculations made by Trizec, Trizec will be in compliance with Sections 7.10 through 7.13, in each case after giving effect to the incurrence of the respective Indebtedness, (iii) such Subsidiary is a Special Purpose Entity which owns no assets other than those encumbered by such Indebtedness, (iv) such Indebtedness is Mortgage Indebtedness, (v) such Indebtedness is not

Recourse to the Borrowers or any other Credit Party (other than such Special Purpose Entity) or secured by any of their respective assets other than the Real Estate Asset(s) owned by the Special Purpose Entity incurring such Indebtedness and/or the capital stock or other Equity Interests of such Special Purpose Entity, (vi) the LTV with respect to such Indebtedness is at least 60% and (vii) the Net Cash Proceeds of such Indebtedness are applied as a mandatory repayment of the Loans on the date(s) of incurrence of such Indebtedness pursuant to Section 3.02(c); provided, however, that without approval of the Administrative Agent, neither of the Borrowers, any of their respective Subsidiaries nor any other Property Owner shall assume any recourse liability with respect to any Indebtedness in connection with the purchase of any Acquired Property;
               (c)     Indebtedness under Interest Rate Hedges entered into with respect to other Indebtedness permitted under this Section 7.04 so long as the terms and conditions of such Interest Rate Hedges are consistent with past practice of Trizec and its Subsidiaries and are entered into for bona fide hedging purposes and not for speculative purposes;
               (d)     Indebtedness with respect to performance bonds, surety bonds, appeal bonds or custom bonds required in the ordinary course of business or in connection with the enforcement of rights or claims of any of Trizec, the Borrowers or any of their respective Subsidiaries;
               (e)     Indebtedness of Trizec and its Subsidiaries (other than the Borrowers and their respective Subsidiaries) under the Existing Credit Documents; and
               (f)     Subsidiaries of either of the Borrowers may acquire Additional Properties which are, and the Existing Properties may be, encumbered by existing Mortgage Indebtedness so long as the requirements set forth in clauses (i), (ii), (iii), (iv) and (v) of Section 7.04(b) are satisfied with respect to such Indebtedness (such Indebtedness, “Additional Property Indebtedness”); provided, however, that without approval of the Administrative Agent, neither of the Borrowers, any of their respective Subsidiaries nor any other Property Owner shall assume any recourse liability with respect to any Indebtedness in connection with the purchase of any Acquired Property. Notwithstanding the existence of any Specified Default or Event of Default, any Additional Property Indebtedness may be refinanced to the extent that such refinancing occurs no earlier than six (6) months prior to the final scheduled maturity of such Additional Property Indebtedness.
               Notwithstanding anything to the contrary contained herein, for so long as the aggregate principal amount of Loans exceeds $500,000,000, Trizec shall not incur Indebtedness under payment guaranties by it of Secured Indebtedness of its Subsidiaries other than (i) the Trizec Guaranty and (ii) payment guaranties of other Secured Indebtedness in an aggregate principal amount not to exceed $100,000,000 outstanding at any time.
               Without limiting the provisions of clauses (a) through (f) of this Section 7.04, (i) the terms and conditions of any Unsecured Indebtedness (other than the Indebtedness under this Agreement) that is Recourse to Holding’s Parent or any Credit Party may not be more restrictive in any material respect than the terms and conditions under the Existing Credit Documents and (ii) Trizec, Holding’s Parent, Holdings (but in the case of Holdings, only to the extent of Unsecured Indebtedness incurred by it on or prior to October 31, 2005 under such contingent performance guaranties) and, to the extent expressly permitted under clause (b) and (f) of this Section 7.04, Subsidiaries of either of the Borrowers, but not any other Credit Party (other than the Borrowers solely with respect to customary non-recourse carveout guaranties and environmental indemnities related thereto), may incur Unsecured Indebtedness under contingent performance guaranties (e.g., completion guaranties, environmental indemnities and non-recourse carveout guaranties) by any of them in respect of the Secured Consolidated Total Indebtedness of their respective Subsidiaries.
               7.05 Limitation on Modifications of Certificate of Incorporation, By-Laws and Certain Other Agreements; etc. Neither of the Borrowers or Trizec will, nor will either of them permit any of their respective Subsidiaries to:
          (i)     amend, modify, change or waive any term or provision of any Acquisition Document unless the same is approved in advance by the Administrative Agent and the same could not reasonably be expected to be adverse to the interests of the Lenders;
          (ii)     amend, modify or change its certificate or articles of incorporation (including, without limitation, by the filing or modification of any certificate or articles of designation), certificate of formation, limited liability company agreement or by-laws (or the equivalent organizational documents), as applicable, or any agreement entered into by it with respect to its capital stock or other Equity Interests, or enter into any new agreement with respect to its capital stock or other Equity Interests, unless such amendment, modification, change or other action, either individually or in the aggregate, could not reasonably be expected to have a Material Adverse Effect or be adverse to the Lenders in any material respect; provided, however, any such amendment, modification, change or other action in respect of any joint venture or tenancy in common in which a Borrower or any of its Subsidiaries has an Equity Interest, shall be subject to the reasonable approval of the Administrative Agent;
          (iii)     amend, modify, change or waive any term or provision of any Existing Credit Document if such amendment, modification, change or waiver would increase the aggregate maximum principal amount of the loans evidenced thereby or permitted thereunder to an amount greater than $1,000,000,000; or
          (iv)     amend, modify, change or waive in any material respect, or grant any material consents in respect of, any term or provision of any of the Ground Leases, or cancel, release, terminate or surrender any of the Ground Leases, without the prior written consent of the Administrative Agent in each instance; provided, however, that the termination of a Ground Lease shall not require the consent of the Administrative Agent if, on the date of the termination of such Ground Lease, either of the Borrowers or any of their respective Subsidiaries acquires fee simple title to the Real Estate Asset demised under such Ground Lease free and clear of all Liens other than Permitted Encumbrances.
               7.06 Investments; Capital Expenditures. (a) Neither of the Borrowers or Trizec will, nor will either of the Borrowers or Trizec permit any of their respective Subsidiaries to, make or maintain any Investments in Land under Development, Land Held for Development, Joint Ventures, Mortgage Interests, seller financing received in connection with Asset Sales, and investments in real estate technology companies (each a “Restricted Holding”), except that (i) the Borrowers and their respective Subsidiaries may own (x) Joint Ventures, and (y) Land under Development and Land Held for Development which is part of the Financed Property and (ii) other Investments in Restricted Holdings may be made by Trizec and its Subsidiaries (other than the Borrowers and their respective Subsidiaries) and maintained, so long as the aggregate value of all Restricted Holdings (without duplication) of Trizec and its Subsidiaries does not exceed 25% of the Consolidated Total Asset Value of Trizec at any time.
               (b)     Notwithstanding the foregoing, (i) neither of the Borrowers or Trizec will, nor will either of the Borrowers or Trizec permit any of their respective Subsidiaries to, make or maintain Investments in any Real Estate Asset that is not an office property, except that Investments in Real Estate Assets that are not office properties may be made and maintained so long as the aggregate value of all such Real Estate Assets does not exceed 10% of the Consolidated Total Asset Value of Trizec at any time and (ii) neither of the Borrowers will, nor will either of the Borrowers permit any of their respective Subsidiaries to, make or maintain any Investments other than (x) Investments in the Acquired Assets, the Gallerias Property, the Existing Properties and the other Additional Properties and (y) Investments permitted under Section 7.06(d). A Real Estate Asset shall not cease to be an office property for purposes of clause (i) of this Section 7.06(b) even though such Real Estate Asset includes retail property which is incorporated into or immediately adjacent to such Real Estate Asset or parking facilities which are in the vicinity of and incidental to the use of such Real Estate Asset as an office property.
               (c)     Neither of the Borrowers nor any Subsidiary of either of the Borrowers may acquire any Real Estate Assets (other than the Acquired Properties) (each an “Additional Property”, and collectively, together with any Existing Properties, the “Additional Properties”), unless the Borrowers deliver to the Administrative Agent and the Lenders a written representation that the following conditions are satisfied: (i) such Additional Property is contributed as equity to such Borrower or such Subsidiary by Trizec or any of its Subsidiaries, (ii) the transfer to and ownership of any Additional Property would not reasonably be expected, either individually or in the aggregate, to have a material adverse effect on the Borrowers and their respective Subsidiaries taken as a whole and (iii) such Additional Property is free from any material adverse environmental issues.
               (d)     Neither of the Borrowers nor any of their respective Subsidiaries will make any Capital Expenditures other than (x) Capital Expenditures made in the ordinary course of business of such Person for maintenance and repair of its Real Estate Assets (but not for material alterations), in each case not to exceed amounts customary for the given market location and age of the applicable Real Estate Asset and (y) tenant improvements and allowances and leasing commissions customary for the given market location and age of the applicable Real Estate Asset; provided, however, that each of the Borrowers and their respective Subsidiaries may make additional Capital Expenditures paid for by the Net Cash Proceeds received by the Borrowers or any of their respective Subsidiaries from any Recovery Event so long as (i) such Net Cash Proceeds are used to replace or restore the Real Estate Asset in respect of which such Net Cash Proceeds were paid by a date not later than the Maturity Date and (ii) such Net Cash Proceeds are not otherwise required to be applied as a mandatory repayment of Loans pursuant to Section 3.02(e).

               7.07 Negative Pledge Clauses; etc. Neither of the Borrowers or Trizec will, nor will either of the Borrowers or Trizec permit any of their respective Subsidiaries to, enter into or suffer to exist or become effective any agreement that (x) prohibits or limits the ability of Holding’s Parent, any Credit Party or any of their respective Subsidiaries to create, incur, assume or suffer to exist any Lien upon any Restricted Property or any revenues therefrom, whether now owned or hereafter acquired, or (y) requires that, upon the creation, incurrence, assumption or existence of any Lien upon any of its assets or revenues, whether now owned or hereafter acquired, a Lien (whether “equal and ratable,” senior, junior or otherwise) be created on any Restricted Property to secure any other Indebtedness or obligations, except that (a) the provisions contained in the Existing Credit Documents and the Credit Documents shall be permitted, (b) any agreements governing any Secured Indebtedness permitted under Sections 7.01(h), (k), (l) and (n) shall be permitted to contain prohibitions or limitations of the type described in the preceding clause (x) (in which case, any such prohibition or limitation shall only be effective against the equipment, machinery or materials financed thereby, or in the case of Sections 7.01 (k), (l) or (n), the Property subject to such Liens), (c) agreements governing the Liens permitted by Section 7.01(i) shall be permitted to contain prohibitions or limitations of the type described in the preceding clause (x) so long as such restrictions shall only be effective against the Equity Interests subject to such Liens, (d) customary restrictions with respect to assets imposed pursuant to an agreement that has been entered into in connection with an Asset Sale of such assets as otherwise permitted under this Agreement shall be permitted, (e) Unsecured Indebtedness of Trizec or Holding’s Parent that is issued pursuant to an effective registration statement under the Securities Act or in a transaction exempt from registration pursuant to Rule 144A or Regulation S promulgated thereunder or which is listed on a non-U.S. securities exchange may contain an “equal and ratable” clause effective only upon the creation of any Lien on any Restricted Property in favor of the Administrative Agent for the benefit of the Lenders, and (f) in the case of clause (x) of this Section 7.07, customary provisions restricting assignment of any lease under which Trizec or any of its Subsidiaries is the tenant or subletting space demised under any such lease.
               7.08 Transactions with Affiliates. Neither of the Borrowers or Trizec will, nor will either of the Borrowers or Trizec permit any of their respective Subsidiaries to, enter into any transaction or series of related transactions, with any Affiliate of Trizec or a Borrower or any Subsidiary of Trizec or a Borrower, other than on terms and conditions no less favorable to Trizec or such Borrower or such Subsidiary as would reasonably be obtained by such Person at that time in a comparable arm’s-length transaction with a Person other than an Affiliate of Trizec or the Borrowers, except that:
          (a)     Trizec, the Borrowers and their respective Subsidiaries may enter into employment arrangements with respect to the procurement of services of its respective officers and employees in the ordinary course of business, including executive compensation arrangements; and
          (b)     transactions between or among Trizec, the Borrowers and their respective Subsidiaries shall be permitted in the ordinary course of business; provided, however, that all transactions relating to any Financed Property or the Equity Interests of the Property Owner thereof which involve a Credit Party and a Subsidiary which is not a Credit Party shall be required to be on terms and conditions no less favorable to such

Credit Party as would reasonably be obtained by such Credit Party at the time in a comparable arm’s-length transaction with a Person other than an Affiliate of such Credit Party (other than with respect to (x) the sale, transfer or other disposition of Real Estate Assets (other than a Financed Property or the Equity Interests of the Property Owner thereof) and (y) guaranties and other credit support or enhancements given by (A) Trizec, either of the Borrowers, Holding’s Parent or Holdings in favor of any of the Consolidated Entities or Unconsolidated Entities of Trizec or the Borrowers in the ordinary course of business or (B) an Existing Credit Agreement Subsidiary Guarantor in favor of any of its Subsidiaries in the ordinary course of business); and
          (c)     tax cooperation arrangements and indemnifications for obligations relating to Property of Trizec or its Consolidated Entities or Unconsolidated Entities for which the indemnified party no longer has an interest other than through its ownership interest in Trizec or Holding’s Parent, shall be permitted so long as the effect of such transactions, either individually or in the aggregate, could not reasonably be expected to have a Material Adverse Effect.
               7.09 Management Agreements. Neither of the Borrowers or Trizec will, nor will either of the Borrowers or Trizec permit any of their respective Subsidiaries or any other Person which is a Property Owner to, enter into any management agreement or similar agreement granting to any Person (other than in the case of any Subsidiary of Trizec or any such other Person, Trizec or any Wholly-Owned Subsidiary of Trizec) (a) authority over the leasing, maintenance or operation of any Financed Property or (b) substantial authority over the leasing, maintenance or operation of any other Real Property owned or leased by Trizec or such Subsidiary, as the case may be, on terms less favorable to Trizec or such Subsidiary, as the case may be, than the market standard on the date of such agreement.
               7.10 Consolidated Total Indebtedness as a Percentage of Consolidated Total Asset Value. Trizec will not permit its Consolidated Total Indebtedness on any date to exceed an amount which is 65% of the Consolidated Total Asset Value of Trizec as of the last day of the most recently ended fiscal quarter of Trizec; provided, that in determining such Consolidated Total Asset Value, such determination shall be made on a pro forma basis to give effect to any sales and acquisitions of Real Estate Assets effected after the last day of any such fiscal quarter and on or prior to the date of any determination pursuant to this Section 7.10 as if such sale or acquisition was consummated on the last day of the most recently ended fiscal quarter.
               7.11 Consolidated Net Worth. Trizec will not permit its Consolidated Net Worth on any date to be less than the sum of (i) $1,500,000,000, plus (ii) 75% of the aggregate cash proceeds received by any of Trizec, Holdings or Holding’s Parent after the Effective Date in connection with any equity offering by, or capital contribution to, any of them (net of fees and expenses customarily incurred in transactions of such type) (other than proceeds received within ninety (90) days after the redemption, retirement or repurchase of ownership or Equity Interests in any of them, up to the amount paid by such Person in connection with such redemption, retirement or repurchase, where, for the avoidance of doubt, the net effect is that Trizec shall not have increased its Consolidated Net Worth as a result of any such proceeds).

               7.12 Consolidated Interest Coverage Ratio. Trizec will not permit its Consolidated Interest Coverage Ratio for any Test Period to be less than 1.75:1.00.
               7.13 Consolidated Fixed Charge Coverage Ratio. Trizec will not permit its Consolidated Fixed Charge Coverage Ratio for any Test Period to be less than 1.40:1.00.
               7.14 Limitation on Certain Restrictions on Subsidiaries. Neither of the Borrowers or Trizec will, nor will either of the Borrowers or Trizec permit Holding’s Parent or any Credit Party to, directly or indirectly, create or otherwise cause or suffer to exist or become effective any encumbrance or restriction on (including, without limitation, any requirement that excess cash flow be used to repay other Indebtedness) the ability of Holding’s Parent or any Credit Party (other than, in the case of a restriction only, Trizec or Holding’s Parent) to (a) pay Dividends or make any other distributions on its capital stock or any other interest or participation in its profits owned by Trizec or any Subsidiary of Trizec, or pay any Indebtedness owed to Trizec or a Subsidiary of Trizec, (b) make loans or advances to Trizec, or any Subsidiary of Trizec or (c) transfer any of its properties or assets to Trizec or any Subsidiary of Trizec, except for such encumbrances or restrictions existing under or by reason of (i) applicable law, (ii) the Existing Credit Documents and the Credit Documents, (iii) customary provisions restricting subletting or assignment of any lease governing a leasehold interest of Trizec or its Subsidiary, (iv) customary provisions restricting assignment of any contract entered into by Trizec or its Subsidiary in the ordinary course of business, (v) any restrictions imposed by any holder of a Permitted Encumbrance on the transfer of the asset or assets subject thereto and (vi) the documents evidencing and/or securing Permitted Mortgage Indebtedness or Additional Property Indebtedness.
               7.15 Affiliate Debt and Subordination Agreement. (a) Without limiting the other provisions of this Agreement, neither of the Borrowers or Trizec will, nor will either of the Borrowers or Trizec permit any of their respective Subsidiaries to, incur or create any Indebtedness that is owed by a Credit Party to any Subsidiary of Trizec that is not a Credit Party unless, in each case, the respective Credit Party and each such Subsidiary has entered into the Subordination Agreement.
               (b)     Neither of the Borrowers or Trizec will, nor will either of the Borrowers or Trizec permit any of their respective Subsidiaries to, make any payment on any Affiliate Debt to the extent that such payment is not permitted to be paid at such time pursuant to the Subordination Agreement.
               (c)     At such time, if any, as an obligor in respect of any Affiliate Debt ceases to be a Credit Party or any obligee in respect of any Affiliate Debt ceases to be a Person which is required to be a party to the Subordination Agreement by operation of this Section 7.15, the Borrowers may request that any such obligor or obligee be released from the provisions of the Subordination Agreement and the Administrative Agent shall be authorized to, and hereby agrees that it will, at the request and the expense of the Borrowers, execute such documentation as may be necessary to evidence such release (which documentation shall be in form and substance reasonably satisfactory to the Administrative Agent).
               7.16 Properties.

               (a)     Neither of the Borrowers or Trizec will, nor will either of the Borrowers or Trizec permit any of their respective Subsidiaries to, initiate or consent to any zoning reclassification of any Financed Property or seek any material variance under any existing zoning ordinance or use or permit the use of any Financed Property in any manner that could result in such use becoming a non-conforming use under any zoning ordinance or any other applicable land use law, rule or regulation. Neither of the Borrowers or Trizec will, nor will either of the Borrowers or Trizec permit any of their respective Subsidiaries to, initiate or consent to any change in any Applicable Laws which now or hereafter could reasonably be likely to materially and adversely affect the ownership, occupancy, use or operation of any Financed Property.
               (b)     Neither of the Borrowers or Trizec will, nor will either of the Borrowers or Trizec permit any of their respective Subsidiaries to, suffer, permit, initiate or consent to, directly or indirectly, the joint assessment of any Financed Property with any other Real Property constituting a separate tax lot that is not a Financed Property.
               SECTION 8. Events of Default. Upon the occurrence of any of the following specified events (each an “Event of Default”):
               8.01 Payments. The Borrowers shall (i) default in the payment when due of any principal of any Loan or any Note, (ii) default, and such default shall continue unremedied for five (5) or more Business Days, in the payment when due of any interest on any Loan or Note or any Fees, or (iii) default, and such default shall continue unremedied for ten (10) or more Business Days, in the payment when due of any other amount owing hereunder or under any of the other Credit Documents; or
               8.02 Representations, etc. Any representation, warranty or statement made or deemed made by any Credit Party herein or in any other Credit Document or in any certificate delivered to the Administrative Agent or any Lender pursuant hereto or thereto shall prove to be untrue in any material respect on the date as of which made or deemed made; or
               8.03 Covenants. The Borrowers or Trizec or any of their respective Subsidiaries shall (i) default in the due performance or observance by it of any term, covenant or agreement contained in Sections 6.01(d)(i), 6.04, 6.10, 6.12 or Section 7 (other than Sections 7.08 and 7.09) or (ii) default in the due performance or observance by it of any other term, covenant or agreement contained in this Agreement or in any other Credit Document (other than those set forth in Sections 8.01, 8.02, clause (i) of this Section 8.03 and Section 8.08) and such default as described in this clause (ii) shall continue unremedied for a period of 30 days after written notice thereof to the Borrowers by the Administrative Agent or the Required Lenders, provided, however, that if any such default as described in this clause (ii) is of the type which cannot be cured within such 30-day period (and is curable after such period), such default shall not be an Event of Default hereunder if the Borrowers, within such 30-day period, shall have commenced and shall be diligently pursuing such cure and the Borrowers shall have such additional time as is reasonably required to effect such cure, but in no event in excess of 75 days from the date of such default; or

               8.04 Default Under Other Agreements. Any Credit Party or Holding’s Parent shall (x) default in any payment of any Indebtedness which is Recourse to any Credit Party or Holding’s Parent (other than, in the case of the Credit Parties, the Obligations) beyond the period of grace, if any, provided in the instrument or agreement under which such Indebtedness was created or (y) default in the observance or performance of any agreement or condition relating to any Indebtedness (other than the Obligations) or contained in any instrument or agreement evidencing, securing or relating thereto, or any other event shall occur or condition shall exist, the effect of which default or other event or condition is to cause, or to permit the holder or holders of such Indebtedness (or a trustee or agent on behalf of such holder or holders) to cause (determined without regard to whether any notice of acceleration or similar notice is required), any such Indebtedness to become (or to be declared) due prior to its stated maturity, provided that it shall not be a Default or an Event of Default under this Section 8.04 unless the aggregate principal amount of all Indebtedness outstanding at such time as described in preceding clauses (x) and (y) is at least $50,000,000; or
               8.05 Bankruptcy, etc. Any Credit Party or Holding’s Parent shall commence a voluntary case concerning itself under Title 11 of the United States Code entitled “Bankruptcy,” as now or hereafter in effect, or any successor thereto (the “Bankruptcy Code”); or an involuntary case is commenced against any Credit Party or Holding’s Parent and the petition is not controverted within fifteen (15) days after the earlier of (x) actual knowledge by a Credit Party or Holding’s Parent of the commencement of such case and (y) service on a Credit Party or Holding’s Parent of the applicable summons, or the petition is not dismissed within sixty (60) days after commencement of the case; or any Credit Party or Holding’s Parent commences any other proceeding under any reorganization, arrangement, adjustment of debt, relief of debtors, dissolution, insolvency, receivership, administration or liquidation or similar law of any jurisdiction whether now or hereafter in effect relating to any Credit Party or Holding’s Parent, or there is commenced against any Credit Party or Holding’s Parent any such proceeding which remains undismissed for a period of sixty (60) days, or any Credit Party or Holding’s Parent is adjudicated insolvent or bankrupt; or any order of relief or other order approving any such case or proceeding is entered; or any Credit Party or Holding’s Parent suffers any appointment of any custodian, administrator, administrative receiver or the like for it or any substantial part of its property to continue undischarged or unstayed for a period of sixty (60) days; or any Credit Party or Holding’s Parent makes a general assignment for the benefit of creditors; or any Company action is taken by any Credit Party or Holding’s Parent for the purpose of effecting any of the foregoing; or
               8.06 Judgments. One or more judgments or decrees shall be entered against any Credit Party or Holding’s Parent involving in the aggregate for the Credit Parties and Holding’s Parent a liability or liabilities (not paid or fully covered by a reputable and solvent insurance company), and such judgments and decrees either shall be final and non-appealable or shall not be vacated, discharged or stayed or bonded pending appeal for any period of thirty (30) consecutive days, and the aggregate amount of all such judgments exceeds $25,000,000; or
               8.07 ERISA. (a) Any Plan shall fail to satisfy the minimum funding standard required for any plan year or part thereof under Section 412 of the Code or Section 302 of ERISA or a waiver of such standard or extension of any amortization period is sought or granted under Section 412 of the Code or Section 303 or 304 of ERISA, a Reportable Event shall have occurred, a contributing sponsor (as defined in Section 4001(a)(13) of ERISA) of a Plan subject to Title IV of ERISA shall be subject to the advance reporting requirement of PBGC Regulation Section 4043.61 (without regard to subparagraph (b)(1) thereof) and an event described in subsection 62, 63, 64, 65, 66, 67 or 68 of PBGC Regulation Section 4043 shall be reasonably expected to occur with respect to such Plan within the following 30 days, any Plan which is subject to Title IV of ERISA shall have had or is reasonably likely to have a trustee appointed to administer such Plan, any Plan or Multiemployer Plan which is subject to Title IV of ERISA is, shall have been or is reasonably likely to be terminated or to be the subject of termination proceedings under ERISA, any Plan shall have an Unfunded Current Liability, a contribution required to be made with respect to a Plan or Multiemployer Plan or a Foreign Pension Plan has not been timely made, Trizec, the Borrowers or any of their respective Subsidiaries or any ERISA Group member has incurred or is reasonably likely to incur any liability to or on account of a Plan or Multiemployer Plan under Section 409, 502(i), 502(l), 515, 4062, 4063, 4064, 4069, 4201, 4204 or 4212 of ERISA or Section 401(a)(29), 4971 or 4975 of the Code or on account of a group health plan (as defined in Section 607(1) of ERISA, Section 4980B(g)(2) of the Code or 45 Code of Federal Regulations Section 160.103) under Section 4980B of the Code and/or the Health Insurance Portability and Accountability Act of 1996, Trizec, the Borrowers or any of their respective Subsidiaries has incurred or is reasonably likely to incur liabilities pursuant to one or more employee welfare benefit plans (as defined in Section 3(1) of ERISA) that provide benefits to retired employees or other former employees (other than as required by Section 601 of ERISA) or Plans or Foreign Pension Plans, a “default,” within the meaning of Section 4219(c)(5) of ERISA, shall occur with respect to any Multiemployer Plan; any applicable law, rule or regulation is adopted, changed or interpreted, or the interpretation or administration thereof is changed, in each case after the date hereof, by any governmental authority or agency or by any court (a “Change in Law”), or, as a result of a Change in Law, an event occurs following a Change in Law, with respect to or otherwise affecting any Plan or Multiemployer Plan; (b) there shall result from any such event or events described in subsection (a) the imposition of a lien, the granting of a security interest, or a liability or a material risk of incurring a liability; and (c) such lien, security interest or liability, individually, and/or in the aggregate has had, or is reasonably likely to have, a Material Adverse Effect; or
               8.08 Guaranties, etc. The Trizec Guaranty, the Subsidiaries Guaranty or the Pledge Agreement, or any provision thereof (other than an immaterial provision), shall cease to be in full force or effect as to any Credit Party which is a party thereto, or any such Credit Party or Person acting by or on behalf of such Credit Party shall deny or disaffirm such Credit Party’s obligations under the Trizec Guaranty, the Subsidiaries Guaranty or the Pledge Agreement to which it is a party, or any such Credit Party shall default in the due performance or observance of any term, covenant or agreement on its part to be performed or observed pursuant to the Trizec Guaranty, the Subsidiaries Guaranty or the Pledge Agreement to which it is a party beyond the expiration of any applicable grace or cure period provided for therein; or
               8.09 Change of Control. A Change of Control shall occur; or
               8.10 Stock Exchange Listing. The common stock of Trizec shall for any reason whatsoever cease to be listed on the New York Stock Exchange, the American Stock Exchange, NASDAQ or another major United States stock exchange;

               then, and in any such event, and at any time thereafter, if any Event of Default shall then be continuing, the Administrative Agent, upon the written request of the Required Lenders, shall by written notice to the Borrowers, take any or all of the following actions, without prejudice to the rights of the Administrative Agent, any Lender or the holder of any Note to enforce its claims against the Borrowers and the other Credit Parties (provided that if an Event of Default specified in Section 8.05 shall occur with respect to Trizec, either of the Borrowers, Holding’s Parent or Holdings, the result which would occur upon the giving of written notice by the Administrative Agent as specified in clauses (i) and (ii) below shall occur automatically without the giving of any such notice): (i) declare the Commitment of each Lender terminated; (ii) declare the principal of and any accrued interest in respect of all Loans and the Notes and all Obligations owing hereunder and thereunder to be, whereupon the same shall become, forthwith due and payable without presentment, demand, protest or other notice of any kind, all of which are hereby waived by the Borrowers; and (iii) enforce the rights granted to the Administrative Agent and the Lenders pursuant to this Agreement and the other Credit Documents.
               SECTION 9. Definitions.
               9.01 Defined Terms.
               “1031 Completion Date” shall have the meaning provided in Section 11.05(e)(iii).
               “1031 Exchange” shall mean a like-kind exchange under Section 1031 of the Code and within the “safe harbor” of the Revenue Procedure.
               “1031 Exchange Conditions” shall mean, in respect of a Real Estate Asset, each of the following conditions:
               (i)     the material requirements set forth in the Revenue Procedure for a like-kind exchange;
               (ii)     the Real Estate Asset was acquired by an Accommodation Party and is being held exclusively for the benefit of the Borrowers or any Subsidiary of the Borrowers (the “Trizec QEAA Party”) pursuant to a Qualified Exchange Accommodations Agreement (as such term is used and defined in the Revenue Procedure) that establishes a “Qualified Exchange Accommodation Arrangement” (as such term is used and defined in the Revenue Procedure) in order to facilitate a 1031 Exchange;
               (iii)     the funds used by the Accommodation Party to acquire the Real Estate Asset were provided by the Trizec QEAA Party as a loan (the “Trizec QEAA Loan”) to the Accommodation Party, which loan may be secured by (a) a first priority pledge of Equity Interests in the Accommodation Party, and/or (b) a first priority mortgage, deed of trust or deed to secure debt encumbering the Real Estate Asset, in each case for the exclusive benefit of the Trizec QEAA Party and only for so long as such Accommodation Party holds title to such Real Estate Asset (each security interest or lien created by such pledge or such mortgage, deed of trust or deed to secure debt is referred to in this Agreement as a “1031 Lien”);
               (iv)     concurrently with the acquisition of the Real Estate Asset by an Accommodation Party, such Real Estate Asset is leased by such Accommodation Party to the

Borrowers or a Subsidiary of the Borrowers (the “Trizec QEAA Lessee”) pursuant to which lease (a) the Trizec QEAA Lessee shall be entitled to all economic rights and other benefits of such Real Estate Asset and will exercise all rights of ownership and control in respect thereof, including, without limitation, all activities, actions and decisions relating to the management, leasing, repairs, construction, improvements, insurance, the collection of rents and the payment of taxes and (b) the Trizec QEAA Lessee shall pay rent thereunder in an amount equal to the interest on the Trizec QEAA Loan;
               (v)     each of the Trizec QEAA Party and Trizec QEAA Lessee is a Subsidiary Guarantor; and
               (vi)     regardless of whether a 1031 Exchange actually occurs, the Accommodation Party shall convey title to the Real Estate Asset to the Trizec QEAA Lessee or Trizec QEAA Party within 185 days of the acquisition thereof by the Accommodation Party, free and clear of all 1031 Liens.
               “1031 Liens” shall have the meaning provided in the definition of “1031 Exchange Conditions”.
               “Accommodation Party” means an affiliate of a Qualified 1031 Exchange Intermediary that qualifies as an “exchange accommodation titleholder” under the Revenue Procedure and which is created or used by such Qualified 1031 Exchange Intermediary in the ordinary course of business to facilitate like-kind exchanges under Section 1031 of the Code; provided that such affiliate is a newly formed, single purpose limited liability company, whose sole asset is the Real Estate Asset, including the lease thereof to the Trizec QEAA Lessee, and whose sole liabilities are the Trizec QEAA Loan and those relating to such Real Estate Asset.
               “Acquired Property” shall mean the ten (10) southern California office properties and five (5) entitled sites totaling 7.8 acres of land, as described in Schedule III.
               “Acquisition” shall mean the acquisition by the Borrowers of the Acquired Property from Arden or any of its Subsidiaries for a total consideration of approximately $1.407 billion pursuant to the Acquisition Documents.
               “Acquisition Agreement” shall mean the Purchase and Sale Agreement, dated as of December 19, 2005, by and between Holding’s Parent and General Electric Capital Corporation, as amended by the First Amendment to Purchase and Sale Agreement, dated as of December 21, 2005, and as the same may be further amended, modified and/or supplemented from time to time in accordance with the terms hereof and thereof.
               “Acquisition Documents” shall mean the Acquisition Agreement and all agreements and documents relating to the Acquisition, as the same may be amended, modified and/or supplemented from time to time in accordance with the terms hereof and thereof.
               “Act” shall have the meaning provided in Section 11.22.

               “Administrative Agent” shall mean DBTCA, in its capacity as Administrative Agent for the Lenders hereunder, and shall include any successor to the Administrative Agent appointed pursuant to Section 10.09.
               “Additional Property” shall mean each Existing Property and each additional Real Estate Asset defined as an Additional Property in Section 7.06(c).
               “Additional Property Indebtedness” shall have the meaning provided in Section 7.04(f).
               “Affiliate” shall mean, with respect to any Person, any other Person directly or indirectly controlling (including, but not limited to, all directors and officers of such Person), controlled by, or under direct or indirect common control with, such Person. A Person shall be deemed to control another Person if such Person possesses, directly or indirectly, the power (i) to vote 10% or more of the Equity Interests having ordinary voting power for the election of directors (or equivalent governing body) of such Person or (ii) to direct or cause the direction of the management and policies of such other Person, whether through the ownership of voting securities, by contract or otherwise.
               “Affiliate Debt” shall mean any Indebtedness owed by any Credit Party to any Subsidiary of Trizec which is not a Credit Party.
               “Agreement” shall mean this Credit Agreement, as modified, supplemented, amended, restated (including any amendment and restatement hereof), extended or renewed from time to time.
               “Applicable Laws” shall mean, collectively, all statutes, laws, rules, regulations, ordinances, orders, decisions, writs, judgments, decrees and injunctions of Governmental Authorities (including Environmental Law) affecting the Borrowers, any other Credit Party or any Property or any part thereof (including the acquisition, development, construction, renovation, occupancy, use, improvement, alteration, management, operation, maintenance, repair or restoration thereof), directly or indirectly owned, leased or operated by the Borrowers or any other Credit Party, whether now or hereafter enacted and in force, and all authorizations relating thereto.
               “Applicable Margin” shall mean (x) in the case of Base Rate Loans, (i) during the period extending from and including the Effective Date to and including the original Maturity Date: 0.40%, (ii) during the period extending from and including the day immediately following the original Maturity Date to and including the First Extended Maturity Date: 1.00% and (iii) during the period extending from and including the day immediately following the First Extended Maturity Date: 1.50%, and (y) in the case of Eurodollar Rate Loans, (i) during the period extending from and including the Effective Date to and including the original Maturity Date: 1.40%, (ii) during the period extending from and including the day immediately following the original Maturity Date to and including the First Extended Maturity Date: 2.00% and (iii) from and including the day immediately following the First Extended Maturity Date: 2.50%.

               “Appraisal” shall mean a FIRREA appraisal of a Real Estate Asset prepared by an appraiser selected by the Administrative Agent and delivered to the Administrative Agent, in form, content and methodology satisfactory to the Administrative Agent.
               “Approved Fund” shall mean any (i) investment company, trust, securitization vehicle or conduit that is (or will be) engaged in making, purchasing, holding or otherwise investing in commercial loans and similar extensions of credit in the ordinary course of its business or (ii) any Person (other than a natural person) that temporarily warehouses loans for any Lender or any entity described in the preceding clause (i) and that, with respect to each of the preceding clauses (i) and (ii), is administered or managed by (a) a Lender, (b) an Affiliate of a Lender, or (c) a Person (other than a natural person) or an Affiliate of a Person (other than a natural person) that administers or manages a Lender.
               “Arden” shall mean Arden Realty Inc.
               “Arden Replacement Property” shall mean the Real Estate Asset commonly known as 9665 Wilshire Boulevard, Beverly Hills, California, or such other Real Estate Asset as may be designated from time to time by Trizec or the Borrower to complete the 1031 Exchange effected in connection with the sale of the First Citizens Property.
               “As-Is Value” of a Real Estate Asset shall mean an amount equal to the Trizec Equity Percentage in the seller of such Real Estate Asset multiplied by an amount equal to (a) 93% of the “as-is” value of such Real Estate Asset, as determined by an Appraisal satisfactory to the Administrative Agent less (b) the principal amount of any Permitted Mortgage Indebtedness or Additional Property Indebtedness which is repaid in connection with the Asset Sale of such Real Estate Asset.
               “Asset Sale” shall mean any sale (including pursuant to sale-leaseback transactions), transfer or other disposition by Trizec, either of the Borrowers or any of their respective Subsidiaries or any other Person in which Trizec directly or indirectly owns an Equity Interest to any Person of any Real Estate Asset.
               “Assignment and Assumption Agreement” shall mean an Assignment and Assumption Agreement substantially in the form of Exhibit J (appropriately completed).
               “Bankruptcy Code” shall have the meaning provided in Section 8.05.
               “Base Rate” at any time shall mean the higher of (i) 1/2 of 1% in excess of the overnight Federal Funds Rate and (ii) the Prime Lending Rate.
               “Base Rate Loan” shall mean each Loan designated or deemed designated as such by the Borrowers at the time of the incurrence thereof or conversion thereto.
               “Borrower” and “Borrowers” shall have the meaning provided in the first paragraph of this Agreement.
               “Borrower Payments” shall have the meaning provided in Section 11.05(e)(i).

               “Borrowing” shall mean the borrowing of one Type of Loan on a given date (or resulting from a conversion or conversions on such date) having in the case of Eurodollar Rate Loans the same Interest Period, provided that Base Rate Loans incurred pursuant to Section 1.08 shall be considered part of the related Borrowing of Eurodollar Rate Loans.
               “Business Day” shall mean (i) for all purposes other than as covered by clause (ii) below, any day except Saturday, Sunday and any day which shall be in New York City a legal holiday or a day on which banking institutions are authorized or required by law or other government action to close and (ii) with respect to all notices and determinations in connection with, and payments of principal and interest on, Eurodollar Rate Loans, any day which is a Business Day described in clause (i) above and which is also a day for trading by and between banks in the London interbank Eurodollar market.
               “Capital Expenditures” shall mean, with respect to any Person, all expenditures by such Person which should be capitalized in accordance with GAAP and, without duplication, the amount of Capitalized Lease Obligations incurred by such Person.
               “Capital Lease” as applied to any Person shall mean any lease of any property (whether real, personal or mixed) by that Person as lessee which, in conformity with GAAP, is accounted for as a capital lease on the balance sheet of that Person.
               “Capitalization Rate” shall mean (i) for all Real Estate Assets which are office properties located in a central business district, 7.50%, (ii) for all Real Estate Assets which are office properties not located in a central business district, 8.75% and (iii) for all other Real Estate Assets, 10%.
               “Capitalized Lease Obligations” shall mean, for any Person, all obligations under Capital Leases of such Person or any of its Subsidiaries in each case taken at the amount thereof accounted for as liabilities in accordance with GAAP.
               “Cash Equivalents” shall mean, as to any Person, (i) securities issued or directly and fully guaranteed or insured by the United States or any agency or instrumentality thereof (provided that the full faith and credit of the United States is pledged in support thereof) having maturities of not more than one year from the date of acquisition, (ii) marketable direct obligations issued by any state of the United States or any political subdivision of any such state or any public instrumentality thereof maturing within one year from the date of acquisition thereof and, at time of acquisition, having one of the two highest ratings obtainable from either S&P or Moody’s, (iii) Dollar denominated time deposits and certificates of deposit of any commercial bank having, or which is the principal banking subsidiary of a bank holding company having, in either case at the time of acquisition thereof a long-term unsecured debt rating of at least “A” or the equivalent thereof from S&P or “A2” or the equivalent thereof from Moody’s with maturities of not more than one year from the date of acquisition by such Person, (iv) repurchase obligations with a term of not more than seven days for underlying securities of the types described in clause (i) above entered into with any bank meeting the qualifications specified in clause (iii) above, (v) commercial paper issued by any Person rated, at the time of acquisition, at least A-1 or the equivalent thereof by S&P or at least P-1 or the equivalent thereof by Moody’s and in each case maturing not more than 270 days after the date of acquisition by such Person and (vi)

investments in money market funds substantially all of whose assets are comprised of securities of the types described in clauses (i) through (v) above.
               “CERCLA” shall mean the Comprehensive Environmental Response, Compensation, and Liability Act of 1980, as the same may be amended from time to time, 42 U.S.C. §9601 et seq.
               “Change in Law” shall have the meaning provided in Section 8.07.
               “Change of Control” shall mean: (i) any Person or “group” (within the meaning of Sections 13(d) and 14(d) under the Exchange Act, as in effect on the Effective Date), other than one or more Permitted Holders, (A) shall have beneficial ownership of 25% or more on a fully diluted basis of the voting and/or economic interest in the capital stock of Trizec (provided that the beneficial ownership by any Person or “group” which is not a Permitted Holder of 25% or more on a fully diluted basis of the voting and/or economic interest in the capital stock of Trizec on or prior to the date on which one or more Permitted Holders ceases to have (or fails to exercise) the power to elect a majority of the directors of Trizec shall not constitute a Change of Control under this clause (i)(A) if such Person or “group” (x) does not acquire beneficial ownership of any additional voting and/or economic interest in the capital stock of Trizec and (y) reduces such beneficial ownership to less than 25% (45% in the case of the institutional lenders described in the next proviso) on a fully diluted basis, in each case within 60 days following such date; and provided further, that beneficial ownership of up to 45% on a fully diluted basis of the voting and/or economic interest in the capital stock of Trizec by one or more institutional lenders through the foreclosure of a Lien securing bona fide amounts owed to such institutional lenders by Trizec Canada or any of its Subsidiaries (other than Trizec or any of its Subsidiaries) shall not constitute a Change of Control under this clause (i)(A), although any subsequent transfer, sale or other disposition by any such institutional lender or lenders of all or any portion of the shares of capital stock of Trizec shall be subject to the provisions of this clause (i)(A) determined without regard to this proviso; or (B) shall have obtained the power (whether or not exercised) to elect a majority of the directors of Trizec or (ii) the Board of Directors of Trizec shall cease to consist of a majority of Continuing Trizec Directors or (iii) (a) Trizec or a Wholly-Owned Subsidiary of Trizec shall cease to be the sole general partner or managing member, as applicable, of Holding’s Parent, Holdings and each Borrower, (b) Trizec and/or such Wholly-Owned Subsidiary shall cease to own beneficially and of record, directly, free and clear of all Liens, or voting agreements, restrictions or trusts of any kind, 66 2/3% of the outstanding Equity Interests of Holding’s Parent on a fully diluted basis, (c) Holding’s Parent shall cease to own beneficially and of record, directly, free and clear of all Liens, voting agreements, restrictions or trusts of any kind, 100% of the outstanding Equity Interests of Holdings on a fully diluted basis, (d) Holdings shall cease to own beneficially and of record, directly, free and clear of all Liens, voting agreements, restrictions or trusts of any kind, 100% of the outstanding Equity Interests of each of the Borrowers on a fully diluted basis (other than the 1% general partnership interest in TPRE owned by THOPI) or (e) THOPI shall cease to own beneficially and of record, directly, free and clear of all Liens, voting agreements, restrictions or trusts of any kind, the 1% general partnership interest in TPRE.
               “Claims” shall have the meaning provided in the definition of Environmental Claim.

               “Code” shall mean the Internal Revenue Code of 1986, as amended from time to time and the regulations promulgated and the rulings issued thereunder. Section references to the Code are to the Code, as in effect on the Effective Date and to any subsequent provisions of the Code, amendatory thereof, supplemental thereto or substituted therefor.
               “Commitment” shall mean, for each Lender, the amount set forth opposite such Lender’s name in Schedule I directly below the column entitled “Commitment”.
               “Company” shall mean any corporation, limited company, limited liability company, partnership or other business entity (or the adjectival form thereof, where appropriate).
               “Compliance Certificate” shall mean a certificate duly executed in the form of Exhibit K.
               “Consolidated EBITDA” of any Person for any period shall mean, without duplication, the consolidated net income or loss of such Person (before deduction for minority interests in Consolidated Entities and excluding, solely for purposes of Sections 7.12 and 7.13, the adjustment for so-called “straight-line rent accounting”) for such period; plus (A) the following items to the extent deducted in computing such consolidated net income of such Person for such period: (i) Consolidated Interest Expense of such Person for such period, (ii) Consolidated Income Tax Expense of such Person for such period and (iii) consolidated real estate depreciation, amortization and other extraordinary and non-cash items of such Person for such period (except, in the case of such other non-cash items, to the extent that a cash payment will be required to be made in respect thereof in a future period); minus (B) the following items to the extent included in computing such consolidated net income of such Person for such period: (i) all consolidated gains (or plus all losses) attributable to the sale or other disposition of assets or debt restructurings of such Person in such period, (ii) income (loss) from Unconsolidated Entities and (iii) for purposes of calculating Consolidated Total Asset Value of such Person only, all consolidated interest income of such Person received in connection with any mortgages; plus (or minus, as applicable), (C) such Persons’ Unconsolidated Allocation Percentage of the items described above in this definition of any Unconsolidated Entity for such period; provided, however, that, notwithstanding the foregoing and solely for the purposes of Sections 7.12 and 7.13, the Consolidated EBITDA for any Real Estate Asset owned or leased by such Person or any Consolidated Entity or Unconsolidated Entity of such Person for less than one completed fiscal quarter shall equal the product (or, in the case of any such Real Estate Asset owned or leased by an Unconsolidated Entity of such Person, such Person’s Unconsolidated Allocation Percentage of the product) obtained by multiplying (I) the product of (a) the aggregate Cost of such Person or its Consolidated Entity or Unconsolidated Entity (or an Accommodation Party for the benefit of such Person or its Consolidated Entity or Unconsolidated Entity), as applicable, to acquire such Real Estate Asset and (b) the Capitalization Rate applicable to such Real Estate Asset, by (II) a fraction whose numerator is the actual number of days in such fiscal quarter during which such Person or its Consolidated Entity or Unconsolidated Entity, as applicable, owned or leased such Real Estate Asset and the denominator of which is the actual number of days in the fiscal year in which such fiscal quarter occurs.
               “Consolidated Entity” shall mean, for any Person at any date, any Subsidiary or other Person which is consolidated with such first Person in accordance with GAAP.

               “Consolidated Fixed Charge Coverage Ratio” of any Person for any period shall mean the ratio of (x) Consolidated EBITDA of such Person for such period to (i) to Consolidated Fixed Charges of such Person for such period.
               “Consolidated Fixed Charges” of any Person for any period shall mean the sum of, without duplication, (i) Consolidated Interest Expense of such Person for such period, (ii) an amount equal to $0.25 multiplied by the rentable square footage of all Real Estate Assets of such Person and its Consolidated Entities, (iii) the aggregate amount of all Dividends paid by such Person and its Consolidated Entities during such period on any Preferred Stock, (iv) the scheduled principal amount of all amortization payments on all Indebtedness (including, without limitation, the principal component of all Capitalized Lease Obligations) of such Person and its Consolidated Entities for such period (as determined on the first day of such period) and (v) such Person’s Unconsolidated Allocation Percentage of any of the foregoing items that are attributable to any Unconsolidated Entity for such period.
               “Consolidated Income Tax Expense” of any Person for any period shall mean the sum of, without duplication, (i) the consolidated provision for income taxes of such Person taken into account in determining the consolidated net income of such Person for such period and (ii) such Person’s Unconsolidated Allocation Percentage of the consolidated provision for income taxes of any Unconsolidated Entity for such period.
               “Consolidated Interest Coverage Ratio” of any Person for any period shall mean the ratio of (x) Consolidated EBITDA of such Person for such period to (y) Consolidated Interest Expense of such Person for such period.
               “Consolidated Interest Expense” of any Person for any period shall mean the sum of, without duplication, (i) the total consolidated interest expense of such Person for such period (calculated without regard to any limitations on the payment thereof) plus, without duplication, that portion of consolidated Capitalized Lease Obligations of such Person representing the interest factor for such period, but excluding that portion of the consolidated interest expense of such Person for such period that has accrued and is capitalized into principal at the end of such period (and is not paid in cash) in accordance with the terms of the agreement governing the respective Indebtedness as such terms were in effect at the time that such Indebtedness was originally incurred, and (ii) such Person’s Unconsolidated Allocation Percentage of any of the foregoing items that are attributable to any Unconsolidated Entity for such period.
               “Consolidated Net Worth” of any Person at any time shall mean the total assets minus the total liabilities of such Person at such time as would be required to be reflected at such time on the consolidated balance sheet of such Person.
               “Consolidated Total Asset Value” of any Person at any time shall mean the sum of, without duplication, the following amounts of such Person and its Consolidated Entities at such time: (i) all Unrestricted Cash and Cash Equivalents, (ii) the Fair Market Value of all Real Estate Assets (other than (x) Land Held for Development, (y) Land under Development and (z) any Real Estate Asset (including any Real Estate Asset held by an Accommodation Party for the benefit of such Person or its Consolidated Entities) (i) which is acquired (or operating control of which is acquired) after the Effective Date or (ii) which is developed or substantially renovated after the Effective Date (which, in the case of any Real Estate Asset described in this clause (z), will be included at Cost (including the Cost incurred by an Accommodation Party for the benefit of such Person or its Consolidated Entities) during the first six (6) fiscal quarters after such acquisition or completion of such development or substantial renovation)), (iii) all Land Held for Development, Land under Development and other real estate investments valued at the book value thereof before accumulated depreciation, (iv) all other Investments (including real estate related technology companies and taxable REIT Subsidiaries), valued at book value before accumulated depreciation and (v) to the extent not otherwise included in any of preceding clauses (i) through (iv), such Person’s Unconsolidated Allocation Percentage of any of the items in preceding clauses (i), (iii) and (iv) that are attributable to an Unconsolidated Entity at such time.
               “Consolidated Total Indebtedness” of any Person at any time shall mean the sum of, without duplication, of the following amounts of such Person and its Consolidated Entities at such time: (i) all Indebtedness (other than Indebtedness of the type described in clause (D) of the definition thereof but including all other items of Indebtedness described in such definition), (ii) all amounts of guaranties, indemnities for borrowed money, stop-loss agreements and the like provided by such Person or any of its Consolidated Entities, in each case in connection with and guarantying repayment of amounts outstanding under any other Indebtedness of the type described in the other clauses of this definition, (iii) all amounts of bonds posted by such Person or any of its Consolidated Entities guaranteeing performance or payment obligations, and (iv) such Person’s Unconsolidated Allocation Percentage of any of the foregoing items that are attributable to any Unconsolidated Entity at such time.
               “Contingent Obligation” shall mean, as to any Person, any liability of such Person as a result of such Person being a general partner of any other Person, unless the underlying Indebtedness is expressly made non-recourse as to such general partner, and any obligation of such Person guaranteeing or intended to guarantee any Indebtedness (“primary obligations”) of any other Person (the “primary obligor”) in any manner, whether directly or indirectly, including, without limitation, any obligation of such Person, whether or not contingent, (i) to purchase any such primary obligation or any property constituting direct or indirect security therefor, (ii) to advance or supply funds for the purchase or payment of any such primary obligation, (iii) to purchase property, securities or services primarily for the purpose of assuring the owner of any such primary obligation of the ability of the primary obligor to make payment of such primary obligation or (iv) otherwise to assure or hold harmless the holder of such primary obligation against loss in respect thereof, including, without limitation, completion guaranties, debt service guaranties, environmental indemnities and non-recourse carveout guaranties; except in each case to the extent a claim is made against such Person as a result thereof; provided, however, that the term Contingent Obligation shall not include endorsements of instruments for deposit or collection in the ordinary course of business. The amount of any Contingent Obligation shall be deemed to be an amount equal to the lesser of (x) the stated or determinable amount of the primary obligation in respect of which such Contingent Obligation is made or, if not stated or determinable, the maximum reasonably anticipated liability in respect thereof (assuming such Person is required to perform thereunder) as shown (or would be required to be shown) on the balance sheet of such Person and (y) the stated amount of such Contingent Obligation.

               “Continuing Trizec Canada Directors” shall mean the directors of Trizec Canada on the Effective Date and each other director of Trizec Canada if such director’s nomination for election to the Board of Directors of Trizec Canada is recommended by a majority of the then Continuing Trizec Canada Directors or by a majority of the nominating committee appointed by the then Continuing Trizec Canada Directors for the purpose of nominating directors for election to the Board of Directors of Trizec Canada.
               “Continuing Trizec Directors” shall mean the directors of Trizec on the Effective Date and each other director of Trizec if such director’s nomination for election to the Board of Directors of Trizec is recommended by a majority of the then Continuing Trizec Directors or by a majority of any nominating committee appointed by the then Continuing Trizec Directors for the purpose of nominating directors for election to the Board of Directors of Trizec.
               “Cost” shall mean (a) with respect to the acquisition of any Property, without duplication, (i) the aggregate purchase price paid as cash consideration for such purchase (without adjustment for prorations), plus the principal amount of any note delivered or other deferred payment to be made in connection with such purchase and the value of any non-cash consideration delivered in connection with such purchase (including, without limitation, shares or preferred shares of beneficial interest in Trizec, partnership or membership units in Holding’s Parent or Equity Interests in any Subsidiary of Trizec) plus (ii) reasonable and customary costs of sale and non-recurring taxes paid or payable in connection with such purchase, and (b) with respect to any Real Estate Asset which is acquired (or operating control in which is acquired), developed or substantially renovated after the Effective Date, the undepreciated book value of such Real Estate Asset as so acquired, developed or renovated.
               “Credit Documents” shall mean this Agreement, the Notes executed and delivered pursuant to the terms of this Agreement, the Pledge Agreement, the Guaranty and the Subordination Agreement.
               “Credit Party” shall mean Trizec, Holdings, THOPI, each of the Borrowers, each of the respective Subsidiaries of the Borrowers and each Subsidiary Guarantor.
               “DBTCA” shall mean Deutsche Bank Trust Company Americas.
               “Default” shall mean any event, act or condition which with notice or lapse of time, or both, would constitute an Event of Default; provided, however, that any event, act or condition which causes the 60 day period referred to in clause (i)(A) of the definition of Change of Control or the 60 day period referred to in clause (i)(y)(A) of the definition of Trizec Canada Control Requirements to commence shall not constitute a Default.
               “Defaulting Lender” shall mean any Lender with respect to which a Lender Default is in effect.
               “Dividend” with respect to any Person shall mean that such Person has paid a dividend or distribution or returned any equity capital to its stockholders, partners or members or made any other distribution, payment or delivery of property (other than shares of common or preferred equity of such Person) or cash to its stockholders, partners or members as such, or redeemed, retired, purchased or otherwise acquired, directly or indirectly, for any consideration any shares of any class of its Equity Interests outstanding on or after the Effective Date, or shall have permitted any of its Subsidiaries to purchase or otherwise acquire for a consideration any shares of any class of any Equity Interests of such Person outstanding on or after the Effective Date.
               “Documents” shall mean, collectively, (i) the Credit Documents, (ii) the Acquisition Documents, (iii) the Merger Documents and (iv) the Existing Credit Documents.
               “Dollars” and the sign “$” shall each mean freely transferable lawful money of the United States.
               “Effective Date” shall have the meaning provided in Section 11.10.
               “Eligible Transferee” shall mean and include a commercial bank, an insurance company, a finance company, a financial institution, any fund that invests in bank loans, any Approved Fund or any other “accredited investor” (as defined in Regulation D of the Securities Act).
               “Environmental Approvals” shall mean any governmental permit, license, approval, ruling, variance, exemption or other authorization required under applicable Environmental Laws.
               “Environmental Claims” shall mean any and all administrative, regulatory or judicial actions, suits, demands, demand letters, directives, claims, liens, notices of noncompliance or violation, investigations or proceedings (in each case in writing) arising under any Environmental Law or any Environmental Approval (hereafter, “Claims”), including, without limitation, (a) any and all Claims by governmental or regulatory authorities for enforcement, cleanup, removal, response, remedial or other actions or damages pursuant to any applicable Environmental Law, and (b) any and all Claims by any third party seeking damages, contribution, indemnification, cost recovery, compensation or injunctive relief in connection with alleged injury or threat of injury to human health, safety or the environment due to the presence of Hazardous Materials.
               “Environmental Law” shall mean any Federal, state, foreign or local statute, law, rule, regulation, ordinance, code and rule of common law now or hereafter in effect and in each case as amended, and any judicial or legally binding administrative interpretation thereof, including any judicial or administrative order, consent decree or judgment, relating to the environment, employee health and safety or Hazardous Materials, including, without limitation, CERCLA; RCRA; the Federal Water Pollution Control Act, 33 U.S.C. § 1251 et seq.; the Toxic Substances Control Act, 15 U.S.C. § 2601 et seq.; the Clean Air Act, 42 U.S.C. § 7401 et seq.; the Safe Drinking Water Act, 42 U.S.C. § 3803 et seq.; the Oil Pollution Act of 1990, 33 U.S.C. § 2701 et seq.; the Emergency Planning and the Community Right-to-Know Act of 1986, 42 U.S.C. § 11001 et seq.; the Hazardous Material Transportation Act, 49 U.S.C. § 1801 et seq.; the Occupational Safety and Health Act, 29 U.S.C. § 651 et seq.; and any state and local or foreign counterparts or equivalents, in each case as amended from time to time.
               “Equity Interests” of any Person shall mean any and all shares, interests, rights to purchase, warrants, options, participation or other equivalents of or interest in (however desig-

nated) equity of such Person, including, without limitation, any Preferred Stock, any limited or general partnership interest and any limited liability company membership interests.
               “ERISA” shall mean the Employee Retirement Income Security Act of 1974, as amended from time to time, and the regulations promulgated and rulings issued thereunder. Section references to ERISA are to ERISA, as in effect on the Effective Date and any subsequent provisions of ERISA, amendatory thereof, supplemental thereto or substituted therefor.
               “ERISA Group” shall mean Trizec and each person (as defined in Section 3(9) of ERISA) which together with Trizec or a Subsidiary of Trizec would be deemed to be a “single employer” within the meaning of Section 414 of the Code or (ii) as a result of Trizec or a Subsidiary of Trizec being or having been a general partner of such person.
               “Eurodollar Rate” shall mean, with respect to any Interest Period relating to a Borrowing of Eurodollar Rate Loans, (a) the rate of interest per annum that appears on Page 3750 of the Dow Jones Market Screen (or such other page as may replace Page 3750 on the Associated Press-Dow Jones Telerate Service or such other service as may be nominated by the British Bankers’ Association as the information vendor for the purpose of displaying British Bankers’ Association interest settlement rates for Dollar deposits) for Dollar deposits of amounts in immediately available funds comparable to the principal amount of the Eurodollar Rate Loans included in such Borrowing with the same Interest Period and with maturities comparable to the Interest Period applicable to such Eurodollar Rate Loans as of 11:00 A.M. (London time) on the date which is two Business Days prior to the commencement of such Interest Period, in each case with the rate determined pursuant to preceding clause (a) to be divided (and rounded upward, if necessary, to the fifth decimal place) by (b) a percentage equal to 100% minus the then stated maximum rate of all reserve requirements (including, without limitation, any marginal, emergency, supplemental, special or other reserves required by applicable law) applicable to any member bank of the Federal Reserve System in respect of Eurocurrency funding or liabilities as defined in Regulation D (or any successor category of liabilities under Regulation D); provided that, to the extent that an interest rate is not ascertainable pursuant to the foregoing provisions of this definition, the rate to be used for purposes of this definition shall be (x) the rate of interest per annum quoted by the Administrative Agent to first-class banks in the London interbank Eurodollar market for Dollar deposits of amounts in immediately available funds comparable to the principal amount of the Eurodollar Rate Loans included in such Borrowing with the same Interest Period and with maturities comparable to the Interest Period applicable to such Eurodollar Rate Loans as of 11:00 A.M. (London time) on the date which is two Business Days prior to the commencement of such Interest Period, in each case with the rate determined pursuant to preceding clause (x) to be divided (and rounded upward, if necessary, to the fifth decimal place) by (y) a percentage equal to 100% minus the then stated maximum rate of all reserve requirements (including, without limitation, any marginal, emergency, supplemental, special or other reserves required by applicable law) applicable to any member bank of the Federal Reserve System in respect of Eurocurrency funding or liabilities as defined in Regulation D (or any successor category of liabilities under Regulation D).
               “Eurodollar Rate Loan” shall mean each Loan designated as such by the Borrowers at the time of the incurrence thereof or conversion thereto.

               “Event of Default” shall have the meaning provided in Section 8.
               “Exchange Act” shall mean the Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder.
               “Existing Credit Agreement” shall mean the Amended and Restated Credit Agreement, dated as of October 31, 2005, among Trizec Holdings Operating LLC, as borrower, Trizec, Deutsche Bank Trust Company Americas, as administrative agent, and the lenders party thereto, as the same may be amended, restated, modified and/or supplemented in accordance with the terms thereof and hereof.
               “Existing Credit Agreement Subsidiary Guarantor” shall mean any direct Subsidiary of Trizec which executes and delivers a subsidiary guaranty pursuant to Section 8.13(f) of the Existing Credit Agreement.
               “Existing Credit Documents” shall mean the Credit Documents as such term is defined in the Existing Credit Agreement, as the same may be amended, restated, modified and/or supplemented in accordance with the terms thereof and hereof.
               “Existing Properties” shall mean each Real Estate Asset owned or leased by either of the Borrowers or any of their respective Subsidiaries on the Effective Date which is not an Acquired Property or the Gallerias Property. The Existing Properties are described on Schedule IV.
               “Extension Requirements” shall mean, with respect to the delivery of the notice pursuant to Section 1.13 or the extension of the Maturity Date pursuant to Section 1.13, the satisfaction of each of the following conditions: (i) no Default or Event of Default shall have occurred and be continuing at such time, both before and immediately after giving effect to such delivery or such extension, as the case may be, (ii) all representations and warranties contained herein and in the other Credit Documents shall be true and correct in all material respects with the same effect as though such representations and warranties had been made on and as of the date of such request or extension (both before and after giving effect thereto), unless stated to relate to a specific earlier date, in which case such representations and warranties shall be true and correct in all material respects as of such earlier date, (iii) the Borrowers shall have paid to each Lender the First Extension Fee or Second Extension Fee, as the case may be, owed to such Lender pursuant to, and on or before the time provided in, Section 2.01(a) or (b), as applicable, (iv) in the case of a request by the Borrowers to extend the original Maturity Date, the aggregate principal amount of the Loans outstanding on the original Maturity Date shall be at least 20% less than the aggregate principal amount of the Loans made on the Effective Date, (v) in the case of a request by the Borrowers to extend the First Extended Maturity Date, the aggregate principal amount of the Loans outstanding on the First Extended Maturity Date shall be at least 45% less than the aggregate principal amount of the Loans outstanding on the Effective Date and (vii) on the date of extension of the Maturity Date, a Senior Financial Officer of the Borrowers shall have delivered to the Administrative Agent an officer’s certificate certifying as to compliance with preceding clauses (i), (ii) and (iii).

               “Fair Market Value” of any Person at any time shall mean an amount equal to (i)(x) Consolidated EBITDA for the most recently ended two fiscal quarters of such Person (including cash severance payments made to employees of such Person during such period to the extent deducted in computing Consolidated EBITDA, but excluding the portion of such Consolidated EBITDA for such two fiscal quarter period attributable to (A) any Real Estate Assets sold or acquired after the first day of the most recently ended four fiscal quarter period and on or prior to the date of determination and (B) any Lease termination payments) multiplied by (y) two minus (ii) $0.25 multiplied by the aggregate rentable square footage of all Real Estate Assets of such Person and its Consolidated Entities at such time with the remainder of (i) minus (ii) being divided by (iii) the Capitalization Rates applicable to the Real Estate Assets in question; provided, however, that for purposes of the calculations above, any portion of any revenues and expenses included in Consolidated EBITDA that are not directly attributable to a particular Real Estate Asset shall be allocated to all Real Estate Assets on a pro rata basis based upon aggregate rentable square footage of such Real Estate Assets.
               “Federal Funds Rate” shall mean, for any day, a rate per annum equal to the weighted average of the rates on overnight Federal Funds transactions with members of the Federal Reserve System arranged by Federal Funds brokers, as published for such day (or, if such day is not a Business Day, for the next preceding Business Day) by the Federal Reserve Bank of New York, or, if such rate is not so published for any day which is a Business Day, the average of the quotations for such day on such transactions received by the Administrative Agent from three Federal Funds brokers of recognized standing selected by the Administrative Agent.
               “Fees” shall mean all amounts payable pursuant to or referred to in Section 2.01.
               “Financed Properties” shall mean the Gallerias Property, the Acquired Properties, the Existing Properties and the other Additional Properties.
               “First Citizens Property” shall mean the Real Estate Asset commonly known as First Citizens Plaza, Charlotte, North Carolina.
               “First Extension Fee” shall have the meaning provided in Section 2.01(a).
               “First Extended Maturity Date” shall have the meaning provided in Section 1.13(a).
               “Foreign Pension Plan” shall mean any plan, fund (including without limitation, any superannuation fund) or other similar program established or maintained outside the United States of America by Trizec or any of its Subsidiaries primarily for the benefit of employees of Trizec or its Subsidiaries residing outside the United States of America, which plan, fund or similar program provides, or results in, retirement income, the deferral of income in contemplation of retirement or payments to be made upon termination of employment, and which plan is not subject to ERISA or the Code.
               “Funds From Operations” shall have the meaning provided in accordance with resolutions adopted by the Board of Governors of the National Association of Real Estate Investment Trust as in effect on the Effective Date; provided that Funds From Operations, for the purposes of this Agreement, shall all times exclude (a) charges for non-cash impairments taken in accordance with GAAP and (b) non-recurring charges.
               “GAAP” shall mean, with respect to Trizec and the Borrowers, generally accepted accounting principles in effect from time to time in the United States as applied by Trizec and the Borrowers in the preparation of its consolidated financial statements.
               “Gallerias Property” shall mean the Real Estate Asset commonly known as The Gallerias, Towers One (having an address at One Galleria Tower, 12255 Noel Road, Dallas, Texas 75240), Towers Two (having an address at Two Galleria Tower, 13455 Noel Road, Dallas, Texas 75240), Towers Three (having an address at Three Galleria Tower, 13155 Noel Road, Dallas, Texas 75240) and an adjacent parcel of land owned by TPRE.
               “Governmental Authority” shall mean any Federal, state or local government or any other political subdivision thereof or agency exercising executive, legislative, judicial, regulatory or administrative functions.
               “Granting Lender” shall have the meaning provided in Section 11.04(b).
               “Ground Lease” shall mean each lease of an Acquired Property (other than a lease from an Accommodation Party to a Trizec QEAA Lessee) under which either of the Borrowers or a Subsidiary of either of the Borrowers is the lessee, as the same may be amended, restated, modified and/or supplemented in accordance with the terms thereof and hereof. The Ground Leases in effect on the Effective Date are set forth in Schedule 5.24 attached hereto.
               “Ground Lessee” shall mean the lessee under a Ground Lease, together with its successors and assigns.
               “Guaranteed Creditors” shall mean and include each of the Administrative Agent and the Lenders.
               “Guaranteed Obligations” shall mean the full and prompt payment when due (whether at the stated maturity, by acceleration or otherwise) of the principal and interest on each Note issued by, and all Loans made to, the Borrowers under this Agreement together with all the other obligations (including obligations which, but for the automatic stay under Section 362(a) of the Code, would become due), indebtedness and liabilities (including, without limitation, indemnities, fees and interest (including any interest accruing after the commencement of any bankruptcy, insolvency, receivership or similar proceeding at the rate provided for herein, whether or not such interest is an allowed claim in any such proceeding) thereon) of the Borrowers to the Lenders and the Administrative Agent now existing or hereafter incurred under, arising out of or in connection with this Agreement and each other Credit Document to which either of the Borrowers is a party and the due performance and compliance by each Borrower with all the terms, conditions and agreements contained in this Agreement and in each such other Credit Document.
               “Guarantor” shall mean each of Trizec and each Subsidiary Guarantor.

               “Guaranty” shall mean each of the Trizec Guaranty and the Subsidiaries Guaranty.
               “Hazardous Materials” shall mean (a) any petroleum or petroleum products, radioactive materials, asbestos in any form that is friable, urea formaldehyde foam insulation, polychlorinated biphenyls, and radon gas; (b) any chemicals, materials or substances defined as or included in the definition of “hazardous substances,” “hazardous waste,” “hazardous materials,” “extremely hazardous substances,” “restricted hazardous waste,” “toxic substances,” “toxic pollutants,” “contaminants,” or “pollutants,” or words of similar import, which are regulated under any applicable Environmental Law; and (c) any other chemical, material or substance, the Release of which is prohibited, limited or regulated by any Environmental Law.
               “Highest Lawful Rate” shall mean, at any given time during which any Obligations shall be outstanding hereunder, the maximum nonusurious interest rate, if any, that at any time or from time to time may be contracted for, taken, reserved, charged or received on the Obligations owing under this Agreement and any other Credit Document, under the laws of the State of New York (or the law of any other jurisdiction whose laws may be mandatorily applicable notwithstanding other provisions of this Agreement and the other Credit Documents), or under applicable federal laws which may presently or hereafter be in effect and which allow a higher maximum nonusurious interest rate than under New York (or such other jurisdiction’s) law, in any case after taking into account, to the extent permitted by applicable law, any and all relevant payments or charges under this Agreement and any other Credit Documents executed in connection herewith, and any available exemptions, exceptions and exclusions.
               “Holding’s Parent” shall mean Trizec Holdings Operating LLC, a Delaware limited liability company.
               “Holdings” shall mean Trizec Holdings, LLC, a Delaware limited liability company.
               “Indebtedness” of any Person shall mean, without duplication, (A) (i) all indebtedness of such Person for borrowed money or for the deferred purchase price of property or services (other than trade payable or accrued liabilities arising in the ordinary course of business which are not overdue or which are being contested in good faith) and (ii) all indebtedness of such Person evidenced by a note, bond, debenture or similar instrument, (B) the face amount of all letters of credit, bankers acceptances or similar instruments issued for the account of such Person and, without duplication, all unreimbursed amounts drawn thereunder, (C) all Contingent Obligations of such Person, (D) all payment obligations of such Person under any Interest Rate Protection Agreements or Other Hedging Agreements, (E) all Indebtedness of the types described in clause (A), (B), (C), (D), (F) or (G) of this definition secured by any Lien on any Property owned by such Person, whether or not such Indebtedness has been assumed by such Person (provided that, if the Person has not assumed or otherwise become liable in respect of such Indebtedness, such Indebtedness shall be deemed to be in an amount equal to the fair market value of the Property to which such Lien relates as determined in good faith by such Person), (F) the aggregate amount required to be capitalized under Capital Leases under which such Person is the lessee and (G) all obligations of such Person to pay a specified purchase price for goods or services, whether or not delivered or accepted, i.e., take-or-pay and similar obliga-

tions. Notwithstanding the foregoing, Indebtedness shall not include any Dividends declared but not yet paid.
               “Intercompany Indebtedness” shall mean any Indebtedness for borrowed money owed by Trizec or any of its Subsidiaries to Trizec or any of its Subsidiaries.
               “Interest Determination Date” shall mean, with respect to any Eurodollar Rate Loan, the second Business Day prior to the commencement of any Interest Period relating to such Eurodollar Rate Loan.
               “Interest Period” shall have the meaning provided in Section 1.07.
               “Interest Rate Hedges” shall mean interest rate exchange, collar, cap, swap, adjustable strike cap, adjustable strike corridor or similar agreements issued by providers, and having terms, conditions and tenors, which are consistent with the past practice of Trizec and entered into by Trizec and/or its Subsidiaries to provide protection to, or minimize the impact upon, Trizec and/or its Subsidiaries of increasing floating rates of interest applicable to Indebtedness under clause (A) of the definition of Indebtedness.
               “Interest Rate Protection Agreement” shall mean any interest rate swap agreement, interest rate cap agreement, interest collar agreement, interest rate hedging agreement or other similar agreement or arrangement.
               “Investment Company Act” shall mean the Investment Company Act of 1940, as amended.
               “Investments” shall mean all expenditures made and all liabilities incurred (contingent or otherwise, but without duplication): (i) for the acquisition of stock, partnership interests or other Equity Interests or for the acquisition of Indebtedness of, or for loans, advances, capital contributions or transfers of property to, any Person; (ii) in connection with Land under Development; (iii) in connection with Land Held for Development; and (iv) for the acquisition of any other obligations of any Person.
               “Joint Venture” shall mean, as to any Person, (x) any Subsidiary of such Person in which such Person owns less than 90% of the Equity Interests and (y) any Unconsolidated Entity.
               “Judgment Currency” shall have the meaning provided in Section 11.20(a).
               “Judgment Currency Conversion Date” shall mean the meaning provided in Section 11.20(a).
               “JV Partner Equity Percentage” in any Person means the percentage of the Equity Interests in such Person not owned directly or indirectly by Trizec, except that if Trizec owns Equity Interests in such Person indirectly through Holding’s Parent, then the JV Partner Equity Percentage in such Person shall mean the percentage of the Equity Interests in such Person not owned directly or indirectly by Holding’s Parent.

               “Land Held for Development” shall mean any unimproved Real Estate Asset which is not Land under Development.
               “Land under Development” shall mean any Real Estate Asset for which Holding’s Parent or any of its Consolidated Entities or Unconsolidated Entities is actively pursuing construction of one or more buildings, structures or other improvements and for which construction is proceeding to completion without undue delay from permit denial, construction delays or otherwise, all pursuant to such Person’s ordinary course of business, provided that any such Real Estate Asset (or, if applicable, any building, structure or other improvement comprising a portion of any such Real Estate Asset) will no longer be considered Land under Development when (i) a certificate of occupancy has been issued for such Real Estate Asset (or building, structure or other improvement thereon) or such Real Estate Asset (or building, structure or other improvement thereon) may otherwise be lawfully occupied for its intended use and (ii) (A) in the case of an office, industrial or flex building, such Real Estate Asset is more than 85% leased in the aggregate (based on square footage) and such Person is receiving rental payments from tenants leasing more than 85% of such Real Estate Asset (based on square footage), (B) in the case of a retail building, such Real Estate Asset is more than 85% leased in the aggregate (based on square footage) and has had a certificate of occupancy for at least 18 months, (C) in the case of a hotel, such Real Estate Asset has had a certificate of occupancy for at least 18 months and is receiving guests in the ordinary course of business, and (D) in the case of each unit of a residential condominium, such residential condominium unit is sold. Notwithstanding the foregoing, tenant improvements (where available) to previously constructed and/or leased Real Estate Assets shall not be considered Land under Development. Notwithstanding the foregoing, a Real Estate Asset whose improvements are being restored following any damage to or loss or destruction of all or any portion of such Real Estate Asset or any taking of all or any portion of such Real Estate Asset for public or quasi public use under the power of eminent domain shall not constitute Land under Development.
               “Leaseholds” of any Person shall mean all the right, title and interest of such Person as lessee or licensee in, to and under leases or licenses of land, improvements and/or fixtures.
               “Lender” shall mean each financial institution listed on Schedule I, as well as any Person which becomes a “Lender” hereunder pursuant to Sections 1.12 or 11.04(b).
               “Lender Default” shall mean (i) the refusal (which has not been retracted) or the failure of a Lender to make available its portion of any Borrowing required to be made available by it hereunder or (ii) a Lender having notified in writing each Borrower and/or the Administrative Agent that such Lender does not intend to comply with its obligations under Section 1.01, in the case of either clause (i) or (ii) as a result of any takeover or control (including, without limitation, as a result of the occurrence of any event of the type described in Section 8.05 with respect to such Lender) of such Lender by any regulatory authority or agency.
               “Lien” shall mean any mortgage, pledge, hypothecation, assignment, deposit arrangement, encumbrance, lien (statutory or other), security interest, preference, priority or other security agreement of any kind or nature whatsoever (including, without limitation, any conditional sale or other title retention agreement, any financing or similar statement or notice filed under the UCC or any other similar recording or notice statute, and any lease having substantially the same effect as any of the foregoing).
               “Loan” shall have the meaning provided in Section 1.01(a).
               “Loan Percentage” shall have the meaning provided in Section 11.05(e)(iii).
               “LTV” shall mean the quotient (expressed as a percentage) obtained by dividing (a) the maximum principal amount of the Indebtedness in question by (b) the “as-is” value of the Real Estate Asset in question (as determined by an Appraisal satisfactory to the Administrative Agent).
               “Margin Stock” shall have the meaning provided in Regulation U.
               “Material Adverse Effect” shall mean (i) any material adverse effect on the business, operations, property, assets, liabilities or condition (financial or otherwise) of Trizec and its Subsidiaries taken as a whole, or (ii) any material adverse effect (x) on the rights or remedies of the Lenders or the Administrative Agent hereunder or under any other Credit Document or (y) on the ability of the Credit Parties taken as a whole to perform their obligations to the Lenders or the Administrative Agent hereunder or under the other Credit Documents.
               “Material Lease” shall mean any lease or leases at a Financed Property which, either individually or in the aggregate, demise 35,000 or more square feet of space to a single lessee or tenant and/or its Affiliates.
               “Maturity Date” shall mean May 2, 2007, as such date may be extended pursuant to Section 1.13.
               “Merger” shall mean the merger transaction contemplated by the Merger Documents.
               “Merger Agreement” shall mean the Merger Agreement among Arden, Arden Realty Limited Partnership, General Electric Capital Corporation and certain of its subsidiaries, and Trizec Properties, Inc. and Trizec Holdings Operating LLC, as the same may be amended, modified and/or supplemented from time to time in accordance with the terms hereof and thereof.
               “Merger Documents” shall mean the Merger Agreement and all agreements and documents relating to the Merger Agreement, as the same may be amended, modified and/or supplemented from time to time in accordance with the terms hereof and thereof.
               “Minimum Borrowing Amount” shall mean $1,000,000.
               “Moody’s” shall mean Moody’s Investors Service, Inc. or any successor thereto.
               “Mortgage Indebtedness” shall mean Indebtedness for borrowed money which is secured by a mortgage on one or more Real Estate Assets and/or a pledge of the capital stock or other Equity Interests of the Person who owns such Real Estate Asset(s).

               “Mortgage Interests” shall mean a mortgage (or similar instrument) encumbering a Real Estate Asset (including, without limitation, a pledge of Equity Interests in a direct or indirect owner of a Real Estate Asset as security for a mezzanine finance transaction) and securing indebtedness that is owed to Trizec or any of its Consolidated Entities, including certificates of interests in real estate mortgage investment conduits.
               “Multiemployer Plan” shall mean at any time an employee pension benefit plan within the meaning of Section 4001(a)(3) of ERISA to which any member of the ERISA Group is then making or accruing an obligation to make contributions or has within the preceding five plan years made contributions, including for these purposes any Person which ceased to be a member of the ERISA Group during such five year period.
               “Multiple Voting Shares” shall mean the Multiple Voting Shares as defined in the Articles of Incorporation of Trizec Canada dated January 29, 2002, as amended by the Certificate of Amendment dated March 11, 2002.
               “Munk Family” shall mean Peter Munk, his spouse, any of his issue and the spouses of any of them, his or their respective legal representatives, any corporation of which all the voting shares are beneficially owned, directly or indirectly, by any one or more of the foregoing persons and any trust the only beneficiaries of which are any one or more of the foregoing persons.
               “NAIC” shall mean the National Association of Insurance Commissioners.
               “Net Cash Proceeds” shall mean for any event requiring a repayment of Loans pursuant to Section 3.02(c), (d) or (e), the Trizec Equity Percentage in the borrower, seller, issuer or owner, as applicable, multiplied by the gross cash proceeds received from such event, net of (i) reasonable transaction costs (including, without limitation, any underwriting, brokerage or other customary selling commissions, reasonable legal, advisory and other fees and expenses associated therewith and sales and transfer taxes arising therefrom), (ii) the amount of such gross cash proceeds required to be used to permanently repay any Indebtedness (other than the Obligations) which is secured by the respective or underlying asset which was sold or otherwise disposed of or which is the subject of a Recovery Event, (iii) the estimated net marginal increase in income taxes which will be payable by Trizec’s consolidated group or any Subsidiary of Trizec with respect to the fiscal year of Trizec in which the sale or other disposition occurs as a result of such sale or other disposition and (iv) in the case of a repayment of Loans pursuant to Section 3.02(d) (but only if 100% of the Equity Interests of a Property Owner are sold in lieu of an Asset Sale of all of the Real Estate Assets owned by such Property Owner), without duplication, the items described in clauses (i) through (iv) of the definition “Net Sale Proceeds”.
               “Net Operating Income” shall mean, for any period, an amount equal to (i) the aggregate rental and other income (excluding any interest or other payments on or with respect to any Trizec QEAA Loan) from the operation of all Real Estate Assets during such period; minus (ii) all expenses and other proper charges incurred in connection with the operation of such Real Estate Assets (including, without limitation, real estate taxes, management fees, bad debt expenses and rent under leases, other than a lease from an Accommodation Party to a Trizec QEAA Lessee) during such period; but, in any case, before payment of or provision for debt service charges for such period, income taxes for such period, and depreciation, amortization, and other non-cash expenses for such period.
               “Net Sale Proceeds” shall mean for any sale or other disposition of a Real Estate Asset, the Trizec Equity Percentage in the seller of such Real Estate Asset multiplied by the gross cash proceeds received from such sale or other disposition, net of (i) reasonable transaction costs (including, without limitation, any underwriting, brokerage or other customary selling commissions, reasonable legal, advisory and other fees and expenses (including title and recording expenses), associated therewith and sales and transfer taxes arising therefrom), (ii) payments of unassumed liabilities relating to the Real Estate Asset sold or otherwise disposed of at the time of, or within 45 days (or such longer period as the Administrative Agent may approve in its reasonable discretion) after, the date of such sale or other disposition, (iii) the amount of such gross cash proceeds required to be used to permanently repay any Indebtedness (other than the Obligations) which is secured by the respective Real Estate Asset which was sold or otherwise disposed of, and (iv) the estimated net marginal increase in income taxes which will be payable by Trizec’s consolidated group or any Subsidiary of Trizec with respect to the fiscal year of Trizec in which the sale or other disposition occurs as a result of such sale or other disposition; provided, however, that such gross proceeds shall not include any portion of such gross cash proceeds which the Borrowers determine in good faith should be reserved and are reserved by either of the Borrowers for post-closing adjustments (to the extent the Borrowers deliver to the Lenders a certificate signed by an authorized officer as to such determination), it being understood and agreed that on the day that all such post-closing adjustments have been determined (which shall not be later than six (6) months following the date of the respective Asset Sale or such longer period as the Administrative Agent may approve in its reasonable discretion), the amount (if any) by which the reserved amount in respect of such sale or disposition exceeds the actual post-closing adjustments payable by Trizec, either of the Borrowers or any of their respective Subsidiaries shall constitute gross cash proceeds on such date received by Trizec, such Borrowers and/or any of their respective Subsidiaries from such sale or other disposition.
               “Non-Defaulting Lender” shall mean and include each Lender other than a Defaulting Lender.
               “Note” shall have the meaning provided in Section 1.03(a).
               “Notice of Conversion/Continuation” shall have the meaning provided in Section 1.04.
               “Notice Office” shall mean the office of the Administrative Agent located at 90 Hudson Street, 5th Floor, Jersey City, New Jersey 07302, Attention: Real Estate Loan Operation, Telecopier Numbers: (201) 593-2308/2309/2310, Telephone Numbers: (201) 593-2165/2163/2170, or such other office in the continental United States or person as the Administrative Agent may hereafter designate in writing as such to the other parties hereto.
               “Obligation Currency” shall have the meaning provided in Section 11.20(a).

               “Obligations” shall mean all amounts owing to the Administrative Agent or any Lender pursuant to the terms of this Agreement or any other Credit Document.
               “Other Hedging Agreement” shall mean any foreign exchange contracts, currency swap agreements, commodity agreements or other similar agreements or arrangements designed to protect against the fluctuations in currency values.
               “Payment Office” shall mean the office of the Administrative Agent located at 90 Hudson Street, 5th Floor, Jersey City, New Jersey 07302, Attention: Real Estate Loan Operations, or such other office in the continental United States as the Administrative Agent may hereafter designate in writing as such to the other parties hereto.
               “PBGC” shall mean the Pension Benefit Guaranty Corporation or any entity succeeding to any or all of its functions under ERISA.
               “Permitted Encumbrances” shall have the meaning provided in Section 7.01.
               “Permitted Holders” shall mean (x) Trizec Canada (and/or one or more Wholly-Owned Subsidiaries of Trizec Canada) so long as the Trizec Canada Control Requirements are satisfied, (y) Peter Munk (and/or one or more Wholly-Owned Subsidiaries of Peter Munk) and (z) in the case of clause (i)(A) of the definition of Change of Control only, Trizec Canada (and/or one or more Wholly-Owned Subsidiaries of Trizec Canada) so long as Peter Munk (and/or one or more Wholly-Owned Subsidiaries of Peter Munk) has (and does not fail to exercise) the power to elect a majority of the directors of Trizec Canada.
               “Permitted Mortgage Indebtedness” shall have the meaning provided in Section 7.04(b).
               “Person” shall mean any individual, partnership, joint venture, limited liability company, firm, corporation, association, trust or other enterprise or any government or political subdivision or any agency, department or instrumentality thereof.
               “Plan” shall mean any pension plan as defined in Section 3(2) of ERISA (other than a Multiemployer Plan), which is maintained or contributed to by (or to which there is an obligation to contribute of) any member of the ERISA Group, and each such plan for the five-year period immediately following the latest date on which the member of the ERISA Group maintained, contributed to or had an obligation to contribute to such plan.
               “Pledge Agreement” shall have the meaning provided in Section 4.12.
               “Preferred Stock” as applied to the capital stock of any Person, shall mean capital stock of such Person (other than common stock of such Person and, in the case of Trizec, Special Voting Stock) of any class or classes (however designed) that ranks prior, as to the payment of dividends or as to the distribution of assets upon any voluntary or involuntary liquidation, dissolution or winding up of such Person, to shares of capital stock of any other class of such Person.

               “Prime Lending Rate” shall mean the rate which the Administrative Agent announces from time to time as its prime lending rate, the Prime Lending Rate to change when and as such prime lending rate changes. The Prime Lending Rate is a reference rate and does not necessarily represent the lowest or best rate actually charged to any customer. The Administrative Agent may make commercial loans or other loans at rates of interest at, above or below the Prime Lending Rate.
               “Projections” shall mean the projections contained in the Lender Information Package, dated March 2, 2006, which were prepared by Trizec in connection with the Transactions and delivered to the Administrative Agent and the Lenders prior to the Effective Date.
               “Property” of a Person shall mean any and all property, whether real, personal, tangible, intangible or mixed, of such Person, or other assets owned, leased or operated by such Person.
               “Property Information” shall mean, with respect to any Acquired Property, the following:
          (i)      an owner’s title insurance report, issued by a nationally recognized title insurance company, together with evidence satisfactory to the Administrative Agent that such title insurance company is obligated to insure the applicable Property Owner’s fee simple title or leasehold estate to each Financed Property owned or leased by such Property Owner, free and clear of all defects and encumbrances except Permitted Encumbrances;
          (ii)      a rent roll (as of April 1, 2006) and a copy of each lease described on such rent roll;
          (iii)      a year-end actual operating statement for the calendar year ending on December 31, 2005;
          (iv)      a year-to-date actual operating statement (as of the quarter most recently ended), if then available; and
          (v)      in the case of any Financed Property that is the subject of a Ground Lease, a copy of the applicable Ground Lease.
               The Property Information shall be certified to be true, complete and correct in all material respects by the president, any vice president or a Senior Financial Officer of the Borrowers.
               “Property Owner” shall mean each Person that owns or leases a Financed Property, including a Property TIC Owner, a Trizec JV and an Accommodation Party, and, in the case of any such Property owned or leased by an Accommodation Party, the applicable Trizec QEAA Party and Trizec QEAA Lessee.

               “Property TIC Owner” shall mean, with respect to each TIC Property, each holder of a tenant in common ownership interest therein.
               “Qualified 1031 Exchange Intermediary” means the Chicago Deferred Exchange Corporation or another recognized commercial provider of Section 1031 like-kind exchange services.
               “Quarterly Payment Date” shall mean the last day of each March, June, September, and December.
               “RCRA” shall mean the Resource Conservation and Recovery Act, as the same may be amended from time to time, 42 U.S.C. § 6901 et seq.
               “Real Estate Assets” of any Person shall mean all assets of such Person constituting Real Property.
               “Real Property” of any Person shall mean all the right, title and interest of such Person in and to land, improvements and fixtures, including Leaseholds and tenancies in common; provided, however, that solely for the purpose of the definitions of Consolidated Total Asset Value and Costs, Real Property shall include all the right, title and interest of such Person as lessee, licensee, property manager or leasing agent under leases or licenses of, or management or leasing agreements for, land, improvements and/or fixtures.
               “Recourse” shall mean, with respect to any Person, any Indebtedness or other obligation or liability of any other Person all or a portion of which is guaranteed by, or for which a recourse claim may be made against, such first Person (whether by contract, the ownership of Equity Interests, by operation of law or otherwise); provided, however, that personal recourse of such first Person under any Secured Indebtedness of another Person for fraud, misrepresentation, misapplication of cash, waste, environmental claims and liabilities and other circumstances customarily excluded by institutional lenders from exculpation provisions and/or included in separate indemnification agreements in non-recourse financing of Real Estate Assets shall not, by itself, cause such Indebtedness to be characterized as Recourse to such first Person except to the extent that a claim is made against such first Person as a result of any of the foregoing items described above in this proviso.
               “Recovery Event” shall mean the receipt by Trizec, either of the Borrowers, any of their respective Subsidiaries or any Property Owner of any cash insurance proceeds or condemnation awards payable by reason of theft, loss, physical destruction, damage, taking or any other similar event with respect to any Financed Property (including any Property located thereon).
               “Register” shall have the meaning provided in Section 11.15.
               “Regulation D” shall mean Regulation D of the Board of Governors of the Federal Reserve System as from time to time in effect and any successor to all or a portion thereof establishing reserve requirements.

               “Regulation T” shall mean Regulation T of the Board of Governors of the Federal Reserve System as from time to time in effect and any successor to all or a portion thereof.
               “Regulation U” shall mean Regulation U of the Board of Governors of the Federal Reserve System as from time to time in effect and any successor to all or a portion thereof.
               “Regulation X” shall mean Regulation X of the Board of Governors of the Federal Reserve System as from time to time in effect and any successor to all or a portion thereof.
               “Related Fund” means with respect to any Lender which is a fund that invests in loans, any other fund that invests in loans that is managed by the same investment advisor as such Lender or by an Affiliate of such Lender or such investment advisor.
               “Release” shall mean disposing, discharging, injecting, spilling, pumping, leaking, leaching, dumping, emitting, escaping, emptying, pouring or migrating, into or upon any land or water or air, or otherwise entering into the environment.
               “Replaced Lender” shall have the meaning provided in Section 1.12.
               “Replacement Lender” shall have the meaning provided in Section 1.12.
               “Reportable Event” shall mean any event described in Section 4043(c) of ERISA with respect to a Plan other than those events as to which the 30-day notice is waived under subsection 22, 23, 25, 27 or 28 of PBGC Regulation Section 4043.
               “Required Lenders” shall mean Non-Defaulting Lenders, the sum of whose Commitments (or after the termination thereof, outstanding Loans) represents an amount greater than 50% of the Total Commitment less the Commitments of all Defaulting Lenders (or after the termination thereof, the sum of the then total outstanding Loans of all Non-Defaulting Lenders).
               “Restricted Holding” shall have the meaning provided in Section 7.06(a).
               “Restricted Property” shall have the meaning provided in Section 7.01.
               “Return” shall have the meaning provided in Section 5.09
               “Revenue Procedure” shall mean Revenue Procedure 2000-37, 2000-2 CB 308 (September 15, 2000) issued by the U.S. Department of the Treasury and the Internal Revenue Service, as the same may be amended, modified, supplemented or replaced from time to time.
               “S&P” shall mean Standard & Poor’s Ratings Service, a division of The McGraw-Hill Companies, Inc.
               “SEC” shall have the meaning provided in Section 6.01(e).

               “Second Extended Maturity Date” shall have the meaning provided in Section 1.13(b).
               “Second Extension Fee” shall have the meaning provided in Section 2.01(b).
               “Section 3.04(b)(ii) Certificate” shall have the meaning provided in Section 3.04(b)(ii).
               “Secured Consolidated Total Indebtedness” of any Person at any time shall mean the sum of, without duplication, (i) the Consolidated Total Indebtedness of such Person at such time which is secured by a Lien evidenced by a mortgage, deed of trust, security agreement, pledge agreement or other similar security interest on Property of such Person or its Subsidiaries or Unconsolidated Entities, (ii) all other Consolidated Total Indebtedness of such Person which has been incurred by a Subsidiary of such Person which is not a Credit Party or by an Unconsolidated Entity of such Person (but excluding that portion of such Indebtedness, if any, for which there is Recourse to a Credit Party), and (iii) the amount of all cash and the fair market value of all other Property (as reasonably determined by the relevant Credit Party) subject to a Lien described in Section 7.01(f).
               “Secured Indebtedness” of any Person shall mean any Indebtedness of such Person that is secured by a Lien evidenced by a mortgage, deed of trust, security agreement, pledge agreement or other similar security interest on Property of such Person.
               “Securities Act” shall mean the Securities Act of 1933, as amended, and the rules and regulations promulgated thereunder.
               “Senior Financial Officer” of any Person shall mean the chief financial officer or treasurer of such Person or of its general partner or managing member, as the case may be, or, in the case of the Borrowers and their respective Subsidiaries, an authorized senior officer of such Person which has knowledge of the financial matters of such Person.
               “SPC” shall have the meaning provided in Section 11.04(b).
               “Special Purpose Entity” shall mean a Subsidiary of a Borrower which owns a single Real Estate Asset (or a group of related Real Estate Assets) but does not own any Equity Interests in any other Person or any other significant assets.
               “Special Voting Stock” shall mean the Special Voting Stock as defined in the Fourth Amended and Restated Certificate of Incorporation of Trizec dated February 8, 2002.
               “Specified Default” shall mean any Default under Section 8.01 or 8.05.
               “Subordination Agreement” shall have the meaning specified in Section 4.13.
               “Subsidiaries Guaranty” shall have the meaning provided in Section 4.10.
               “Subsidiary” shall mean, as to any Person, (i) any corporation more than 50% of whose stock of any class or classes having by the terms thereof ordinary voting power to elect a majority of the directors of such corporation (irrespective of whether or not at the time stock of any class or classes of such corporation shall have or might have voting power by reason of the happening of any contingency) is at the time owned by such Person and/or one or more Subsidiaries of such Person, (ii) any partnership, association, joint venture or other entity in which such Person and/or one or more Subsidiaries of such Person has more than a 50% equity interest at the time, and (iii) to the extent not otherwise included in preceding clauses (i) and (ii), any Consolidated Entity of such Person.
               “Subsidiary Guarantor” shall mean (i) each Property Owner (other than a Borrower or an Accommodation Party) (or, in the case of any Financed Property which is owned or leased by a Trizec JV which is not a Subsidiary Guarantor, each Wholly-Owned Subsidiary of Trizec which most directly owns an Equity Interest therein or, in the case of any TIC Property, each Property TIC Owner in which a Borrower has a direct or indirect interest (or, in the case of any Property TIC Owner which is a Trizec JV which is not a Subsidiary Guarantor, each Wholly-Owned Subsidiary of Trizec which most directly owns an Equity Interest therein)); provided, however, such Person shall not be required to be a Subsidiary Guarantor if and so long as such Person is prohibited from guaranteeing the Obligations by the terms of any applicable Permitted Mortgage Indebtedness or Additional Property Indebtedness and (ii) with respect to each Real Estate Asset which is required to satisfy the 1031 Exchange Conditions, the applicable Trizec QEAA Party and Trizec QEAA Lessee, in each case, other than a Borrower or an Accommodation Party.
               “Syndication Date” shall mean that date upon which the Administrative Agent determines in its sole discretion (and notifies the Borrower) that the primary syndication (and resultant addition of Persons as Lenders pursuant to Section 11.04(b)) has been completed.
               “Tax Benefit” shall have the meaning provided in Section 3.04(a).
               “Taxes” shall have the meaning provided in Section 3.04(a).
               “TCH” shall mean Trizec Cal Holdings, LLC, a Delaware limited liability company.
               “Test Period” shall mean, for any Person, each period of four consecutive completed fiscal quarters of such Person (in each case taken as one accounting period).
               “THOPI” shall mean THOPI TRS Inc., a Delaware corporation.
               “TIC Property” shall mean each Financed Property that is owned or leased by tenants in common.
               “Total Commitment” shall mean, at any time, the sum of the Commitments of each of the Lenders.
               “Total Cost” shall mean an amount equal to (a) the sum of (i) the total purchase price paid pursuant to the Acquisition Agreement for the Acquired Properties that will be owned or leased on the Effective Date by the Borrowers and their respective Subsidiaries, including reasonable and customary closing costs relating thereto, and (ii) the aggregate value which would be attributed to the Gallerias Property and any other Existing Properties if such Real Estate Assets were being valued on the Effective Date as part of the borrowing base under the Existing Credit Agreement, less (b) the aggregate outstanding principal amount of all Additional Property Indebtedness with respect to such Existing Properties (or, in the case of any such Indebtedness which is secured by both Existing Properties and Real Estate Assets which are not Existing Properties, the greater of (x) the principal amount of such Indebtedness allocated to such Existing Properties and (y) the aggregate release price (including any prepayment premium) for such Existing Properties, in each case as set forth in the loan documents for such Indebtedness).
               “TPRE” shall mean Trizec Partners Real Estate L.P., a Delaware limited partnership.
               “Transactions” shall mean, collectively, (i) the consummation of the Acquisition and the other transactions contemplated by the Acquisition Documents and the Merger Documents, (ii) the execution, delivery and performance by each Credit Party of the Credit Documents to which it is a party, the incurrence of Loans on the Effective Date and the use of proceeds thereof and (iii) the payment of all fees and expenses in connection with the foregoing.
               “Trizec” shall mean Trizec Properties, Inc., a Delaware corporation.
               “Trizec Canada” shall mean Trizec Canada Inc., a publicly-traded Ontario corporation.
               “Trizec Canada Control Requirements” shall mean: (i)(x) one or more members of the Munk Family has (and does not fail to exercise) the power to elect a majority of the directors of Trizec Canada solely through the ownership of Multiple Voting Shares, or (y) no Person or “group” (within the meaning of Sections 13(d) and 14(d) under the Exchange Act, as in effect on the Effective Date) (A) shall have beneficial ownership of 25% or more on a fully diluted basis of the voting and/or economic interest in the capital stock of Trizec Canada (provided that the beneficial ownership by any Person or “group” of 25% or more on a fully diluted basis of the voting and/or economic interest in the capital stock of Trizec Canada on or prior to the date on which one or more members of the Munk Family ceases to have (or fails to exercise) the power to elect a majority of the directors of Trizec Canada shall be permitted under this clause (i)(y)(A) so long as such Person or “group” (x) does not acquire any beneficial ownership of any additional voting and/or economic interest in the capital stock of Trizec Canada and (y) reduces such beneficial ownership to less than 25% (30% in the case of the Canada Pension Plan Investment Board (“CPPIB”) on a fully diluted basis, in each case within 60 days following such date; and provided, further, that beneficial ownership of up to 30% on a fully diluted basis of the voting and/or economic interest in the capital stock of Trizec Canada by CPPIB shall be permitted under this clause (i)(y)(A), although any subsequent transfer, sale or other disposition by CPPIB of all or any portion of the shares of capital stock of Trizec Canada shall be subject to the provisions of this clause (i)(y)(A) determined without regard to this proviso) or (B) shall have obtained the power (whether or not exercised) to elect a majority of the directors of Trizec Canada, and (ii) the Board of Directors of Trizec Canada continues to consist of a majority of Continuing Trizec Canada Directors.

               “Trizec Equity Percentage” in any Person means the percentage of the Equity Interests directly or indirectly owned by Trizec in such Person, except that if Trizec owns such Equity Interests indirectly through Holding’s Parent, then the Trizec Equity Percentage in such Person shall mean the percentage of the Equity Interests directly or indirectly owned by Holding’s Parent in such Person.
               “Trizec Guaranty” shall mean the guaranty of Trizec pursuant to Section 12.
               “Trizec JV” shall mean each Property Owner in which a Subsidiary of Trizec owns an Equity Interest, but which is not directly or indirectly wholly owned by Trizec.
               “Trizec QEAA Lessee” shall have the meaning provided in the definition of “1031 Exchange Conditions.”
               “Trizec QEAA Loan” shall have the meaning provided in the definition of “1031 Exchange Conditions”.
               “Trizec QEAA Party” shall have the meaning provided in the definition of “1031 Exchange Conditions.”
               “Type” shall mean the type of Loan determined with regard to the interest option applicable thereto (i.e., whether a Base Rate Loan or a Eurodollar Rate Loan).
               “UCC” shall mean the Uniform Commercial Code as from time to time in effect in the relevant jurisdiction.
               “Unconsolidated Allocation Percentage” shall mean, for any Person, with respect to such Person’s Unconsolidated Entities the percentage ownership interest of such Person in such Unconsolidated Entity.
               “Unconsolidated Entity” shall mean, with respect to any Person, at any date, any other Person in whom such Person holds an Investment, and whose financial results would not be consolidated under GAAP with the financial results of such Person on the consolidated financial statements of such Person, if such statements were prepared as of such date.
               “Unfunded Current Liability” of any Plan shall mean the amount, if any, by which the value of the accumulated plan benefits under the Plan determined on a plan termination basis in accordance with actuarial assumptions at such time consistent with those prescribed by the PBGC for purposes of Section 4044 of ERISA, exceeds the fair market value of all plan assets allocable to such liabilities under Title IV of ERISA (excluding any accrued but unpaid contributions).
               “United States” and “U.S.” shall each mean the United States of America.
               “Unrestricted Cash and Cash Equivalents” of any Person shall at any time mean the sum of (a) the aggregate amount of all unrestricted cash then actually held by such Person or any of its Subsidiaries (excluding without limitation until forfeited to, or otherwise entitled to be retained by, such Person or any of its Subsidiaries, tenant security and other restricted deposits)

and (b) the aggregate amount of all unrestricted Cash Equivalents (valued at fair market value) then held by such Person or any of its Subsidiaries. As used in this definition, “unrestricted” shall mean the specified asset is not subject to any Liens in favor of any Person.
               “Unsecured Indebtedness” of any Person shall mean any Indebtedness of such Person that is not secured by a Lien evidenced by a mortgage, deed of trust, security agreement, pledge agreement or other similar security interest on any Property of such Person.
               “Wholly-Owned Subsidiary” shall mean, as to any Person, (i) any corporation 100% of whose capital stock (other than directors’ qualifying shares and other nominal amounts of shares required by applicable law to be held by Persons (other than directors)) is at the time owned by such Person and/or one or more Wholly-Owned Subsidiaries of such Person and (ii) any partnership, limited liability company, association, joint venture or other entity in which such Person and/or one or more Wholly-Owned Subsidiaries of such Person has a 100% Equity Interest at such time. For purposes of this definition, Holding’s Parent shall be deemed to be a Wholly-Owned Subsidiary of Trizec as long as the requirements of Section 6.04(b) continue to be satisfied with respect to Holding’s Parent.
               SECTION 10. The Administrative Agent.
               10.01 Appointment. The Lenders hereby irrevocably designate and appoint DBTCA as Administrative Agent to act as specified herein and in the other Credit Documents. Each Lender hereby irrevocably authorizes, and each holder of any Note by the acceptance of such Note shall be deemed irrevocably to authorize, the Administrative Agent to take such action on their behalf under the provisions of this Agreement, the other Credit Documents and any other instruments and agreements referred to herein or therein and to exercise such powers and to perform such duties hereunder and thereunder as are specifically delegated to or required of the Administrative Agent by the terms hereof and thereof and such other powers as are reasonably incidental thereto. The Administrative Agent may perform any of its duties hereunder by or through its respective officers, directors, agents, employees or affiliates.
               10.02 Nature of Duties. The Administrative Agent shall not have any duties or responsibilities except those expressly set forth in this Agreement and in the other Credit Documents. Neither the Administrative Agent nor any of its officers, directors, agents, employees or affiliates shall be liable to the Lenders for any action taken or omitted by it or them hereunder or under any other Credit Document or in connection herewith or therewith, unless caused by its or their gross negligence or willful misconduct (as determined by a court of competent jurisdiction in a final and non-appealable decision). The duties of the Administrative Agent shall be mechanical and administrative in nature; the Administrative Agent shall not have by reason of this Agreement or any other Credit Document a fiduciary relationship in respect of any Lender or the holder of any Note; and nothing in this Agreement or any other Credit Document, expressed or implied, is intended to or shall be so construed as to impose upon the Administrative Agent any obligations in respect of this Agreement or any other Credit Document except as expressly set forth herein or therein.
               10.03 Lack of Reliance on the Administrative Agent. Independently and without reliance upon the Administrative Agent, each Lender and the holder of each Note, to the extent it deems appropriate, has made and shall continue to make (i) its own independent investigation of the financial condition and affairs of the Credit Parties and their respective Subsidiaries in connection with the making and the continuance of the Loans and the taking or not taking of any action in connection herewith and (ii) its own appraisal of the creditworthiness of the Credit Parties and their respective Subsidiaries and, except as expressly provided in this Agreement, the Administrative Agent shall not have any duty or responsibility, either initially or on a continuing basis, to provide any Lender or the holder of any Note with any credit or other information with respect thereto, whether coming into its possession before the making of the Loans or at any time or times thereafter. The Administrative Agent shall not be responsible to any Lender or the holder of any Note for any recitals, statements, information, representations or warranties herein or in any document, certificate or other writing delivered in connection herewith or for the execution, effectiveness, genuineness, validity, enforceability, perfection, collectibility, priority or sufficiency of this Agreement or any other Credit Document or the financial condition of the Credit Parties or any of their respective Subsidiaries or be required to make any inquiry concerning either the performance or observance of any of the terms, provisions or conditions of this Agreement or any other Credit Document, or the financial condition of the Credit Parties or any of their respective Subsidiaries or the existence or possible existence of any Default or Event of Default.
               10.04 Certain Rights of the Administrative Agent. The Administrative Agent shall have the right to request instructions from the Required Lenders at any time. If the Administrative Agent shall request instructions from the Required Lenders with respect to any act or action (including failure to act) in connection with this Agreement or any other Credit Document, the Administrative Agent shall be entitled to refrain from such act or taking such action unless and until the Administrative Agent shall have received instructions from the Required Lenders; and the Administrative Agent shall not incur liability to any Person by reason of so refraining. Without limiting the foregoing, no Lender or the holder of any Note shall have any right of action whatsoever against the Administrative Agent as a result of the Administrative Agent acting or refraining from acting hereunder or under any other Credit Document in accordance with the instructions of the Required Lenders.
               10.05 Reliance. The Administrative Agent shall be entitled to rely, and shall be fully protected in relying, upon any note, writing, resolution, notice, statement, certificate, telex, teletype or telecopier message, cablegram, radiogram, order or other document or telephone message signed, sent or made by any Person that the Administrative Agent believed to be the proper Person, and, with respect to all legal matters pertaining to this Agreement and any other Credit Document and its duties hereunder and thereunder, upon advice of counsel selected by the Administrative Agent (which may be counsel for any of the Credit Parties) and, with respect to other matters, upon advice of independent public accountants or other experts selected by it.
               10.06 Indemnification. To the extent the Administrative Agent is not reimbursed and indemnified by the Credit Parties, the Lenders will reimburse and indemnify the Administrative Agent, in proportion to their respective “percentages” as used in determining the Required Lenders, for and against any and all liabilities, obligations, losses, damages, penalties, claims, actions, judgments, costs, expenses or disbursements of whatsoever kind or nature which may be imposed on, asserted against or incurred by the Administrative Agent in performing its respective duties hereunder or under any other Credit Document, in any way relating to or arising out of this Agreement or any other Credit Document; provided that no Lender shall be liable for any portion of such liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements resulting from the Administrative Agent’s gross negligence or willful misconduct (as determined by a court of competent jurisdiction in a final and non-appealable decision).
               10.07 The Administrative Agent in its Individual Capacity. With respect to its obligation to make Loans under this Agreement, the Administrative Agent shall have the rights and powers specified herein for a “Lender” and may exercise the same rights and powers as though it were not performing the duties specified herein; and the term “Lenders,” “Required Lenders,” “holders of Notes” or any similar terms shall, unless the context clearly otherwise indicates, include the Administrative Agent in its individual capacity. The Administrative Agent may accept deposits from, lend money to, and generally engage in any kind of banking, investment banking, advisory, trust or other business with any Credit Party or any Affiliate of a Credit Party as if it were not performing the duties specified herein, and may accept fees and other consideration from any Credit Party for services in connection with this Agreement and otherwise without having to account for the same to the Lenders.
               10.08 Holders. The Administrative Agent may deem and treat the payee of any Note as the owner thereof for all purposes hereof unless and until a written notice of the assignment, transfer or endorsement thereof, as the case may be, shall have been filed with the Administrative Agent. Any request, authority or consent of any Person who, at the time of making such request or giving such authority or consent, is the holder of any Note shall be conclusive and binding on any subsequent holder, transferee, assignee or indorsee, as the case may be, of such Note or of any Note or Notes issued in exchange therefor.
               10.09 Resignation by the Administrative Agent; Removal of the Administrative Agent. (a) The Administrative Agent may resign from the performance of all its functions and duties hereunder and/or under the other Credit Documents at any time by giving 15 Business Days’ prior written notice to the Lenders and the Borrowers. Such resignation shall take effect upon the appointment of a successor Administrative Agent pursuant to clauses (b) and (c) below or as otherwise provided below.
               (b)      Upon any such notice of resignation, the Required Lenders shall appoint a successor Administrative Agent hereunder or thereunder which shall be a commercial bank or trust company reasonably acceptable to the Borrowers.
               (c)      If a successor Administrative Agent shall not have been so appointed within such 15 Business Day period, the Administrative Agent, with the consent of the Borrowers (which consent shall not be unreasonably withheld or delayed), shall then appoint a successor Administrative Agent which shall serve as Administrative Agent hereunder or thereunder until such time, if any, as the Required Lenders appoint a successor Administrative Agent as provided above.
               (d)      If no successor Administrative Agent has been appointed pursuant to clause (b) or (c) above by the 20th Business Day after the date such notice of resignation was given by the Administrative Agent, the Administrative Agent’s resignation shall become effective and the Required Lenders shall thereafter perform all the duties of the Administrative Agent hereunder and/or under any other Credit Document until such time, if any, as the Required Lenders appoint a successor Administrative Agent as provided above.
               (e)      Upon resignation of the Administrative Agent pursuant to this Section 10.09, the Administrative Agent shall remain indemnified to the extent provided in this Agreement and the other Credit Documents and the provisions of this Section 10 shall continue in effect for the benefit of such Administrative Agent for all of its actions and inactions while serving as the Administrative Agent.
               (f)      In addition, the Required Lenders shall have the right to remove the Administrative Agent and appoint a successor Administrative Agent who shall be a commercial bank or trust company reasonably acceptable to the Borrowers in the event that the Administrative Agent has been grossly negligent or has willfully misconducted itself in performing its functions and duties under this Agreement.
               SECTION 11. Miscellaneous.
               11.01 Payment of Expenses, etc. The Borrowers jointly and severally shall: (i) whether or not the transactions herein contemplated are consummated, pay all reasonable out-of-pocket costs and expenses of (A) the Administrative Agent and its affiliates (including, without limitation, the reasonable fees and disbursements of White & Case LLP) in connection with the preparation, execution and delivery of this Agreement and the other Credit Documents and the documents and instruments referred to herein and therein, and any amendment, waiver or consent relating to this Agreement, the other Credit Documents or the documents and instruments referred to herein and therein, (B) the Administrative Agent and its affiliates in connection with their syndication efforts (including, without limitation, printing, distribution and meetings) with respect to this Agreement and (C) the Administrative Agent and its affiliates and, after the occurrence of an Event of Default, each of the Lenders in connection with the enforcement of this Agreement and the other Credit Documents and the documents and instruments referred to herein and therein or in connection with any refinancing or restructuring of the credit arrangements provided under this Agreement in the nature of a “workout” or pursuant to any insolvency or bankruptcy proceedings (including, in each case in respect of preceding clauses (A), (B) and (C) without limitation, (x) the reasonable fees and disbursements of counsel and consultants for the Administrative Agent and its affiliates (it being understood that, for purposes of this clause (i), the Administrative Agent and its affiliates shall be entitled to be reimbursed for one primary counsel and, to the extent that the Administrative Agent in its good faith reasonable discretion determines that additional counsel is necessary or advisable, for one or additional local or foreign counsel in each jurisdiction in which the Administrative Agent has made such a determination) and (y) after the occurrence of an Event of Default, also the reasonable fees and disbursements of only one counsel for the other Lenders as a group); (ii) pay and hold the Administrative Agent and each of the Lenders harmless from and against any and all present and future stamp, excise and other similar documentary taxes with respect to the foregoing matters and save the Administrative Agent and each of the Lenders harmless from and against any and all liabilities with respect to or resulting from any delay or omission (other than to the extent attributable to the Administrative Agent or such Lender) to pay such taxes; and (iii) indemnify the Administrative Agent and each Lender, and each of their respective affiliates officers, directors, employees, representatives and agents from and hold each of them harmless against any and all liabilities, obligations (including removal or remedial actions), losses, damages, penalties, claims, actions, judgments, suits, costs, expenses and disbursements (including reasonable attorneys’ and consultants’ fees and disbursements) incurred by, imposed on or assessed against any of them as a result of, or arising out of, or in any way related to, or by reason of, (a) any investigation, litigation or other proceeding (whether or not the Administrative Agent or any Lender is a party thereto and whether or not such investigation, litigation or other proceeding is brought by or on behalf of any Credit Party) related to the entering into and/or performance of this Agreement or any other Credit Document or the proceeds of any Loans hereunder or the consummation of the Transactions or any other transactions contemplated herein or in any other Credit Document or the exercise of any of their rights or remedies provided herein or in the other Credit Documents, or (b) the actual or alleged presence of Hazardous Materials in the air, surface, water or groundwater or on the surface or subsurface of any Real Property at any time owned, leased or operated, directly or indirectly, by any of the Credit Parties or any of their respective Subsidiaries or any other Person which is a Property Owner, the generation, storage, transportation, handling or disposal of Hazardous Materials by any of the Credit Parties or any of their respective Subsidiaries at any location, whether or not owned, leased or operated by any of the Credit Parties or any of their respective Subsidiaries, the non-compliance of any Real Property, directly or indirectly, at any time owned, leased or operated by any of the Credit Parties or any of their respective Subsidiaries or any other Person which is a Property Owner, with foreign, federal, state and local laws, regulations, and ordinances (including applicable permits thereunder) applicable to such Real Property, or any Environmental Claim asserted against any of the Credit Parties, any of their respective Subsidiaries or any other Person which is a Property Owner, or any Real Property at any time owned, leased or operated by any of the Credit Parties or any of their respective Subsidiaries or any other Person which is a Property Owner, including, in each case, without limitation, the reasonable fees and disbursements of counsel and other consultants incurred in connection with any such investigation, litigation or other proceeding (but excluding any losses, liabilities, claims, damages or expenses to the extent incurred by reason of the gross negligence or willful misconduct of the Person to be indemnified (as determined by a court of competent jurisdiction in a final and non-appealable decision)). In addition, the foregoing indemnification in favor of any director, officer, employee, representative or agent of the Administrative Agent or any Lender shall be solely in their respective capacities as such director, officer, employee, representative or agent. To the extent that the undertaking to indemnify, pay or hold harmless the Administrative Agent, any Lender or any other indemnified person set forth in the preceding sentence may be unenforceable because it is violative of any law or public policy, the Borrowers shall make the maximum contribution to the payment and satisfaction of each of the indemnified liabilities which is permissible under applicable law.
               11.02 Right of Setoff. In addition to any rights now or hereafter granted under applicable law or otherwise, and not by way of limitation of any such rights, upon the occurrence of an Event of Default, the Administrative Agent and each Lender is hereby authorized at any time or from time to time, without presentment, demand, protest or other notice of any kind to any Credit Party or to any other Person, any such notice being hereby expressly waived, to set off and to appropriate and apply any and all deposits (general or special) and any other Indebtedness at any time held or owing by such Lender (including, without limitation, by branches and agencies of the Administrative Agent or such Lender wherever located) to or for the credit or the account of any Credit Party (not including any Subsidiary of either Borrower which is not a Subsidiary Guarantor) against and on account of the Obligations and liabilities of the Credit Parties to the Administrative Agent or such Lender under this Agreement or under any of the other Credit Documents, including, without limitation, all interests in Obligations purchased by such Lender pursuant to Section 11.06(b), and all other claims of any nature or description arising out of or connected with this Agreement or any other Credit Document, irrespective of whether or not such Lender shall have made any demand hereunder and although said Obligations, liabilities or claims, or any of them, shall be contingent or unmatured.
               11.03 Notices.   Except as otherwise expressly provided herein, all notices and other communications provided for hereunder shall be in writing (including telex or telecopier) and mailed, telexed, telecopied or delivered: if to any Credit Party (not including any Subsidiary of either Borrower which is not a Subsidiary Guarantor), at the address specified opposite such Credit Party’s signature below or as provided in the Subsidiaries Guaranty or the Pledge Agreement, as the case may be; if to any Lender, at its address specified on Schedule II; and if to the Administrative Agent, at the Notice Office; or, as to the Borrowers, any other such Credit Party or the Administrative Agent, at such other address as shall be designated by such party in a written notice to the other parties hereto and, as to each Lender, at such other address as shall be designated by such Lender in a written notice to the Borrowers and the Administrative Agent. All such notices and communications shall, when mailed, telexed or telecopied, or sent by overnight courier, be effective (x) three Business Days after deposited in the mails, (y) one Business Day after delivered to a recognized overnight courier, as the case may be, or (z) when sent by telex or telecopier, except that notices and communications to the Administrative Agent and the Borrowers shall not be effective until received by the Administrative Agent or the Borrowers, as the case may be.
               11.04 Benefit of Agreement; Assignments; Participations.   (a)   This Agreement shall be binding upon and inure to the benefit of and be enforceable by the respective successors and assigns of the parties hereto; provided, however, the Credit Parties may not assign or transfer any of their respective rights, obligations or interest hereunder or under any other Credit Document without the prior written consent of all the Lenders (and any attempted such assignment or transfer without such consent shall be null and void) and, provided further, that, although any Lender may transfer, assign or grant participations in its rights hereunder, such Lender shall remain a “Lender” for all purposes hereunder and the transferee, assignee or participant, as the case may be, shall not constitute a “Lender” hereunder and, provided further, that no Lender shall transfer or grant any participation under which the participant shall have rights to approve any amendment to or waiver of this Agreement or any other Credit Document except to the extent such amendment or waiver would (i) extend the final scheduled maturity of any Loan or Note in which such participant is participating, or reduce the rate or extend the time of payment of interest or Fees thereon (except in connection with a waiver of applicability of any post-default increase in interest rates) or reduce the principal amount thereof (it being understood that any amendment or modification to the financial definitions in this Agreement or to Section 11.07(a) shall not constitute a reduction in the rate of interest or Fees payable hereunder), or increase the amount of the participant’s participation over the amount thereof then in effect (it being understood that a waiver of any Default or Event of Default or of a mandatory reduction in the Total Commitment shall not constitute a change in the terms of such participation, and that an increase in any Commitment (or the available portion thereof) or Loan shall be permitted without the consent of any participant if the participant’s participation is not increased as a result thereof) or (ii) consent to the assignment or transfer by the Borrowers if formed of any of their respective rights and obligations under this Agreement. In the case of any such participation, the participant shall not have any rights under this Agreement or any of the other Credit Documents (the participant’s rights against such Lender in respect of such participation to be those set forth in the agreement executed by such Lender in favor of the participant relating thereto) and all amounts payable by the Borrowers hereunder shall be determined as if such Lender had not sold such participation.
               (b)      Notwithstanding the foregoing, any Lender (or any Lender together with one or more other Lenders) may assign all, or if less than all, a portion equal to at least $1,000,000 in the aggregate for the assigning Lender or assigning Lenders (provided that, in the case of an assignment pursuant to this clause at a time when no Specified Default or Event of Default exists, to the extent that the assignor Lender is to retain a Commitment after giving effect to such assignment, such Commitment shall be in an amount equal to at least $1,000,000 and Related Funds shall be aggregated in determining compliance with such minimum assignment amount), of such Commitment or Commitments and/or outstanding Obligations hereunder to one or more Eligible Transferees, each of which assignees shall become a party to this Agreement as a Lender by execution of an Assignment and Assumption Agreement, provided that (i) at such time Schedule I shall be deemed modified to reflect the Commitments of such new Lender and of the existing Lenders, (ii) upon the surrender of the Note or Notes by the assigning Lender (or, upon such assigning Lender’s indemnifying the Borrowers for any lost Note pursuant to a customary indemnification agreement) new Notes will be issued, at the Borrowers’ expense, to such new Lender and to the assigning Lender upon the request of such new Lender or assigning Lender, such new Notes to be in conformity with the requirements of Section 1.03 (with appropriate modifications) to the extent needed to reflect the revised Commitments and/or outstanding Loans, (iii) the written consent of the Administrative Agent (which consent shall not be unreasonably withheld or delayed) shall be required in connection with any assignment to an Eligible Transferee pursuant to this Section 11.04(b), (iv) the Administrative Agent shall receive at the time of each such assignment, from the assigning or assignee Lender, the payment of a non-refundable assignment fee of $3,500, and (v) promptly after such assignment, the Borrowers shall have received from the Administrative Agent notice of any such assignment and of the identity, nationality and applicable lending office of any such Eligible Transferee that is not a United States person (as defined in Section 7701(a)(30) of the Code), together with the copy of the Assignment and Assumption Agreement relating thereto and, provided further, that such transfer or assignment will not be effective until recorded by the Administrative Agent on the Register pursuant to Section 11.15. To the extent of any assignment pursuant to this Section 11.04(b), the assigning Lender shall be relieved of its obligations hereunder with respect to its assigned Commitments and/or outstanding Loans. At the time of each assignment pursuant to this Section 11.04(b) to a Person which is not already a Lender hereunder and which is not a United States person (as such term is defined in Section 7701(a)(30) of the Code) for Federal income tax purposes, the respective assignee Lender shall, to the extent legally entitled to do so, provide to the Borrowers the appropriate Internal Revenue Service Forms (and, if applicable, a Section 3.04(b)(ii) Certificate) described in Section 3.04(b). To the extent that an assignment of all or any portion of a Lender’s Commitments and related outstanding Obligations pursuant to Section 1.09 or this Section 11.04(b) would, at the time of such assignment, result in increased costs under Section 1.08 or 3.04 in excess of those being charged by the respective assigning

Lender prior to such assignment, then the Borrowers shall not be obligated to pay such excess increased costs (although the Borrowers, in accordance with and pursuant to the other provisions of this Agreement, shall be obligated to pay the costs which are not in excess of those being charged by the respective assigning Lender prior to such assignment and any subsequent increased costs of the type described above resulting from changes after the date of the respective assignment). Notwithstanding anything to the contrary contained herein, any Lender (a “Granting Lender”) may grant to a special purpose funding vehicle (“SPC”), identified as such in writing from time to time by the Granting Lender to the Administrative Agent and the Borrowers, the option to provide to the Borrowers all or any part of any Loan that such Granting Lender would otherwise be obligated to make to the Borrowers pursuant to this Agreement, provided that (i) such Granting Lender’s obligations under this Agreement (including, without limitation, its Commitment hereunder) shall remain unchanged, (ii) such Granting Lender shall remain solely responsible to the other parties hereto for the performance of such obligations, (iii) the Borrowers, the Administrative Agent and the other Lenders shall continue to deal solely and directly with such Granting Lender in connection with such Granting Lender’s rights and obligations under this Agreement, (iv) no SPC shall have any right to approve any amendment or waiver of any provision of this Agreement or any Note, or any consent to any departure by the Borrowers therefrom, except to the extent that such amendment, waiver or consent would reduce the principal of, or interest on, the Loans or any fees or other amounts payable hereunder, in each case to the extent subject to such grant of funding option, or postpone any date fixed for any payment of principal of, or interest on, the Loans or any fees or other amounts payable hereunder, in each case to the extent subject to such grant of funding option, (v) nothing herein shall constitute a commitment by any SPC to make any Loan and (vi) if an SPC elects not to exercise such option or otherwise fails to provide all or any of such Loan, the Granting Lender shall be obligated to make such Loan pursuant to the terms hereof. The making of a Loan by an SPC hereunder shall utilize the applicable Commitment of the Granting Lender to the same extent and as if such Loan were made by such Granting Lender. Each party hereto hereby agrees that no SPC shall be liable for any indemnity or similar payment obligation under this Agreement (all liability for which shall remain with the Granting Lender). In furtherance of the foregoing, each party hereto hereby agrees (which agreement shall survive the termination of this Agreement) that, prior to the date that is one year and one day after the payment in full of all outstanding commercial paper or other senior indebtedness of any SPC, it will not institute against, or join any other person in instituting against, such SPC any bankruptcy, reorganization, arrangement, insolvency or liquidation proceedings under the laws of the United States or any State thereof. In addition, notwithstanding anything to the contrary contained in this Section 11.04(b), any SPC may (i) with notice to, but without the prior written consent of, the Borrowers and the Administrative Agent and without paying any processing fee therefor, assign all or a portion of its interests in any Loans to the Granting Lender or to any financial institutions (consented to by the Administrative Agent (which consent shall not be unreasonably withheld or delayed)) providing liquidity and/or credit support to or for the account of such SPC to support the funding or maintenance of Loans and (ii) disclose on a confidential basis consistent with the restrictions set forth in Section 11.16 any non-public information relating to its Loans to any rating agency, commercial paper dealer or provider of any surety, guarantee or credit or liquidity enhancement to such SPC.
               (c)      Nothing in this Agreement shall prevent or prohibit any Lender from pledging its Loans and Notes hereunder to a Federal Reserve Bank in support of borrowings made by such Lender from such Federal Reserve Bank and, with prior notice to the Administrative Agent, any Lender which is a fund may pledge all or any portion of its Notes or Loans to its trustee or to a collateral agent providing credit or credit support to such Lender in support of its obligations to its trustee or such collateral agent, as the case may be. No pledge pursuant to this clause (c) shall release the transferor Lender from any of its obligations hereunder.
               11.05 No Waiver; Remedies Cumulative. (a) No failure or delay on the part of the Administrative Agent or any Lender in exercising any right, power or privilege hereunder or under any other Credit Document and no course of dealing between any Credit Party and the Administrative Agent or any Lender shall operate as a waiver thereof; nor shall any single or partial exercise of any right, power or privilege hereunder or under any other Credit Document preclude any other or further exercise thereof or the exercise of any other right, power or privilege hereunder or thereunder. The rights, powers and remedies herein or in any other Credit Document expressly provided are cumulative and not exclusive of any rights, powers or remedies which the Administrative Agent or any Lender would otherwise have. No notice to or demand on any Credit Party in any case shall entitle such Credit Party to any other or further notice or demand in similar or other circumstances or constitute a waiver of the rights of the Administrative Agent or any Lender to any other or further action in any circumstances without notice or demand.
               (b)      Notwithstanding anything to the contrary contained elsewhere in this Agreement, it is understood and agreed by the various parties to this Agreement that all Obligations to repay principal of, interest on, and all other amounts with respect to, outstanding Loans (including, without limitation, all fees, indemnities, taxes and other Obligations in connection therewith or in connection with the related Commitments) shall constitute the joint and several obligations of the Borrowers. Each Borrower acknowledges and agrees that it is receiving direct benefits as a result of the extensions of credit to the Borrowers hereunder, and that the Lenders may proceed against one or more of the Borrowers with respect to any Obligations hereunder for the payment in full thereof.
               (c)      The Obligations of each Borrower hereunder and under the other Credit Documents are independent of the obligations hereunder and thereunder of the other Borrower or any other guarantor, and a separate action or actions may be brought and prosecuted against either Borrower, whether or not the other Borrower or any other guarantor is joined in any such action or actions. Each Borrower waives, to the fullest extent permitted by law, the benefit of any statute of limitations affecting its liability hereunder or the enforcement thereof. Any payment by either of the Borrowers or other circumstance which operates to toll any statute of limitations as to such Borrower shall, to the fullest extent permitted by law, operate to toll the statute of limitations as to each Borrower.
               (d)      With respect to the Obligations, each of the Borrowers authorizes the Administrative Agent and the Lenders without notice or demand (except as shall be required by applicable statute and cannot be waived), and without affecting or impairing its liability hereunder, from time to time to: (i) exercise or refrain from exercising any rights against the other Borrower or any guarantor or others or otherwise act or refrain from acting; (ii) release or substitute the other Borrower, endorsers, guarantors or other obligors; (iii) settle or compromise any of the Obligations of the other Borrower or any other Credit Party, any security therefor or any liability (including any of those hereunder) incurred directly or indirectly in respect thereof or hereof, and subordinate the payment of all or any part thereof to the payment of any liability (whether due or not) of any Borrower to its creditors other than the Lenders; (iv) apply any sums paid by the other Borrower or any other Person, howsoever realized to any liability or liabilities of such Borrower regardless of what liability or liabilities of such Borrower remain unpaid; and/or (v) consent to or waive any breach of, or act, omission or default under, this Agreement or any of the instruments or agreements referred to herein, or otherwise, by the other Borrower or any other Person.
               (e)     (i) To the extent that either of the Borrowers shall make a payment or payments under this Agreement of all or any of the Obligations (with all such payments by either Borrower being herein called “Borrower Payments”) which, taking into account all other Borrower Payments then previously or concurrently made by the other Borrower, exceeds the amount which such Borrower would otherwise have paid if each Borrower had paid its Loan Percentage of the aggregate Obligations satisfied by Borrower Payments, then, following the indefeasible payment in full in cash of all of the Obligations and the termination of the Commitments, such Borrower shall entitled to receive contribution and indemnification payments from, and be reimbursed by, the other Borrower for the amount of such excess.
               (ii)      To the extent that either of the Borrowers shall make a payment or payments under this Agreement or any of the other Credit Documents of all or any of the Obligations for the benefit of the other Borrower, then the Borrower making such payment shall, following the indefeasible payment in full in cash of all of the Obligations and the termination of the Commitments, be entitled to receive contribution and indemnification from, and be reimbursed by, the other Borrower for the amount of each such payment (it being understood that if each Borrower has made payments of the type described above with respect to Obligations for the benefit of the other Borrower, then the amounts so paid by each Borrower shall be netted in determining the amount of contribution and indemnification owed by each Borrower to the other Borrower pursuant to this clause (ii)).
               (iii)      As used herein, the “Loan Percentage” of each Borrower shall be (a) prior to the date that the last Acquired Asset has been conveyed to the Trizec QEAA Lessee or Trizec QEAA Party, either pursuant to the applicable Qualified Exchange Accommodation Agreement or in satisfaction of condition (vi) of the definition of 1031 Exchange Conditions (the “1031 Completion Date”), 22% in the case of TPRE and 78% in the case of TCH, and (b) following the 1031 Completion Date, a percentage the numerator of which is the sum of the Purchase Price Allocation shown on Schedule 5.24 for each Acquired Property owned on the date of determination directly or indirectly by such Borrower and the denominator of which is the aggregate Purchase Price Allocations shown on Schedule 5.24 for the Acquired Properties owned on the date of determination directly or indirectly by either Borrower.
               (iv)      All determinations of contribution rights pursuant to this Section 11.05 shall be determined by Trizec and the Borrowers in good faith. Trizec and each Borrower agree to maintain records to enable them to determine the Loan Percentages, as well as all other facts needed to determine the relative rights of contribution, pursuant to this Section 11.05.

               (v)      Each of the Borrowers hereby agrees that, to the extent any court determines that the contribution, indemnity and reimbursement rights provided above in this Section 11.05 are not fair and equitable to each of the Borrowers, then such court may (and is hereby authorized to) adjust the contribution, indemnity and reimbursement rights of the Borrowers as determined by such court to be necessary or desirable to more fairly provide for contribution, indemnification and reimbursement rights as between the Borrowers, it being the intention of each of the Borrowers that such adjustment shall in any event be made if, and to the extent, any such adjustment would prevent the joint and several nature of their obligations hereunder from constituting a fraudulent transfer or conveyance for purposes of the Bankruptcy Code, the Uniform Fraudulent Conveyance Act or any similar Federal or state law.
               (vi)      This Section 11.05 is intended only to define the relative rights of the Borrowers and nothing set forth in this Section 11.05 is intended to or shall impair the obligations of the Borrowers, jointly and severally, to pay any amounts as and when the same shall become due and payable in accordance with the terms of this Agreement and the other Credit Documents.
               (vii)      The rights of the parties under this Section 11.05 (and any rights of subrogation a Borrower may have with respect to the other Borrower as a result of any payments made by it hereunder or under any other Credit Document) shall be exercisable only upon the full and indefeasible payment of the Obligations in cash and the termination of this Agreement and the other Credit Documents.
               (viii)      The parties hereto acknowledge that the rights of contribution, indemnification and reimbursement hereunder shall constitute assets of the Borrower to which such contribution, indemnification and reimbursement is owing.
               (f)      Each Borrower waives any right to require the Administrative Agent or the Lenders to (i) proceed against the other Borrower, any guarantor or any other party, (ii) proceed against or exhaust any security held from the other Borrower, any guarantor or any other party or (iii) pursue any other remedy in the Administrative Agent’s or the Lenders’ power whatsoever. Each Borrower waives any defense based on or arising out of any defense of the other Borrower, any guarantor or any other party other than payment in full in cash of the respective Obligations, including, without limitation, any defense based on or arising out of the disability of the other Borrower, any guarantor or any other party, or the unenforceability of the Obligations or any part thereof from any cause, or the cessation from any cause of the liability of the other Borrower, in each case other than as a result of the payment in full in cash of the respective Obligations. The Administrative Agent and the Lenders may, at their election, foreclose on any security held by the Administrative Agent or the Lenders by one or more judicial or non-judicial sales (to the extent such sale is permitted by applicable law), or exercise any other right or remedy, the Administrative Agent and the Lenders may have against either of the Borrowers or any other Person, or any security, without affecting or impairing in any way the liability of either of the Borrowers hereunder except to the extent the respective Obligations have been paid in full in cash. Each Borrower waives, to the fullest extent permitted by law, any defense arising out of any such election by the Administrative Agent and the Lenders even though such election operates to impair or extinguish any right of reimbursement or subrogation or other right or remedy of such Borrower against the other Borrower or any other guarantor or party or any security.
               (g)      Each Borrower hereby confirms that it is its intention that this Agreement not constitute (and the joint and several nature of the Obligations among the Borrowers not create) a fraudulent transfer or conveyance for purposes of any bankruptcy, insolvency or similar law, the Uniform Fraudulent Conveyance Act or any similar Federal, state or foreign law. To effectuate the foregoing intention, each Borrower hereby irrevocably agrees that the Obligations owing by each Borrower shall be limited to the maximum amount as will, after giving effect to such maximum amount and all other (contingent or otherwise) liabilities of such Borrower that are relevant under such laws, result in the Obligations of such Borrower in respect of such maximum amount not constituting a fraudulent transfer or conveyance; provided that, notwithstanding the foregoing, it is the intent of the parties hereto that in no event shall the Obligations of Trizec be limited pursuant to the provisions of this Section 11.05 as Trizec is the indirect parent of each of the Borrowers and, accordingly, is obtaining direct benefits from all extensions of credit to the Borrowers. Any limitation on the Obligations of either of the Borrowers resulting from the application of the provisions of this Section 11.05 shall have no effect on the Obligations of the other Borrower or the Obligations of any other Credit Party, which (in each case) shall be determined as if there were no such limitation, to the maximum extent permitted by applicable law.
               11.06 Payments Pro Rata. (a) Except as otherwise provided in this Agreement, the Administrative Agent agrees that promptly after its receipt of each payment from or on behalf of the Borrowers in respect of any Obligations hereunder, it shall distribute such payment to the Lenders (other than any Lender that has consented in writing to waive its pro rata share of any such payment) pro rata based upon their respective shares, if any, of the Obligations with respect to which such payment was received.
               (b)      Each of the Lenders agrees that, if it should receive any amount hereunder (whether by voluntary payment, by realization upon security, by the exercise of the right of setoff or banker’s lien, by counterclaim or cross action, by the enforcement of any right under the Credit Documents, or otherwise, except as a result of Sections 1.12 or 11.04), which is applicable to the payment of the principal of, or interest on, the Loans or Fees, of a sum which with respect to the related sum or sums received by other Lenders is in a greater proportion than the total of such Obligation then owed and due to such Lender bears to the total of such Obligation then owed and due to all of the Lenders immediately prior to such receipt, then such Lender receiving such excess payment shall purchase for cash without recourse or warranty from the other Lenders an interest in the Obligations of the Borrowers to such Lenders in such amount as shall result in a proportional participation by all the Lenders in such amount; provided that if all or any portion of such excess amount is thereafter recovered from such Lender, such purchase shall be rescinded and the purchase price restored to the extent of such recovery, but without interest.
               (c)      Notwithstanding anything to the contrary contained herein, the provisions of the preceding Sections 11.06(a) and (b) shall be subject to the express provisions of this Agreement which require, or permit, differing payments to be made to Non-Defaulting Lenders as opposed to Defaulting Lenders.

               11.07 Calculations; Computations. (a) The financial statements to be furnished to the Lenders pursuant hereto shall be made and prepared in accordance with GAAP, consistently applied throughout the periods involved (except as set forth in the notes thereto or as otherwise disclosed in writing by the Borrowers to the Lenders and except, in the case of interim financial statements, for normal year-end adjustments); provided that except as otherwise specifically provided herein, all computations determining the Borrowers’ compliance with Section 7 and the definition of Applicable Margin and all other defined financial terms relating to the Borrowers shall utilize accounting principles and policies in the United States in conformity with those used to prepare the historical financial statements described in Section 5.05(a); and provided further, that the financial covenants set forth in Sections 6.11 and 7.10-7.13 shall assume that Trizec owns 100% of the Equity Interests in the Borrowers.
               (b)      All computations of interest and Fees hereunder shall be made on the basis of a year of 360 days for the actual number of days (including the first day but excluding the last day) occurring in the period for which such interest or Fees are payable; provided that all computations of interest on Base Rate Loans determined by reference to the Prime Lending Rate shall be based on the actual number of days elapsed over a year of 365 days (or 366 days, as the case maybe).
               11.08 Governing Law; Submission to Jurisdiction; Venue; Waiver of Jury Trial. (A) THIS AGREEMENT AND THE OTHER CREDIT DOCUMENTS AND THE RIGHTS AND OBLIGATIONS OF THE PARTIES HEREUNDER AND THEREUNDER SHALL BE CONSTRUED IN ACCORDANCE WITH AND BE GOVERNED BY THE LAW OF THE STATE OF NEW YORK. THE PARTIES ACKNOWLEDGE THAT NEW YORK HAS A SUBSTANTIAL RELATIONSHIP TO THE UNDERLYING TRANSACTIONS RELATED TO THIS AGREEMENT AND TO THE PARTIES INVOLVED.
               ANY LEGAL ACTION OR PROCEEDING WITH RESPECT TO THIS AGREEMENT OR ANY OTHER CREDIT DOCUMENT MAY BE BROUGHT IN THE COURTS OF THE STATE OF NEW YORK OR OF THE UNITED STATES FOR THE SOUTHERN DISTRICT OF NEW YORK IN EACH CASE WHICH ARE LOCATED IN THE COUNTY OF NEW YORK AND, BY EXECUTION AND DELIVERY OF THIS AGREEMENT, EACH CREDIT PARTY HEREBY IRREVOCABLY ACCEPTS FOR ITSELF AND IN RESPECT OF ITS PROPERTY, GENERALLY AND UNCONDITIONALLY, THE JURISDICTION OF THE AFORESAID COURTS. EACH CREDIT PARTY HEREBY FURTHER IRREVOCABLY WAIVES ANY CLAIM THAT ANY SUCH COURTS LACK PERSONAL JURISDICTION OVER IT, AND AGREES NOT TO PLEAD OR CLAIM, IN ANY LEGAL ACTION OR PROCEEDING WITH RESPECT TO THIS AGREEMENT OR ANY OTHER CREDIT DOCUMENTS BROUGHT IN ANY OF THE AFOREMENTIONED COURTS, THAT SUCH COURTS LACK PERSONAL JURISDICTION OVER IT. EACH CREDIT PARTY FURTHER IRREVOCABLY CONSENTS TO THE SERVICE OF PROCESS OUT OF ANY OF THE AFOREMENTIONED COURTS IN ANY SUCH ACTION OR PROCEEDING BY THE MAILING OF COPIES THEREOF BY REGISTERED OR CERTIFIED MAIL, POSTAGE PREPAID, TO SUCH CREDIT PARTY AT ITS ADDRESS SET FORTH OPPOSITE ITS SIGNATURE BELOW, SUCH SERVICE TO BECOME EFFECTIVE 30 DAYS AFTER SUCH MAILING. EACH CREDIT PARTY HEREBY IRREVOCABLY WAIVES ANY OBJECTION TO SUCH SERVICE OF PROCESS AND FURTHER IRREVO-

CABLY WAIVES AND AGREES NOT TO PLEAD OR CLAIM IN ANY ACTION OR PROCEEDING COMMENCED HEREUNDER OR UNDER ANY OTHER CREDIT DOCUMENT THAT SERVICE OF PROCESS WAS IN ANY WAY INVALID OR INEFFECTIVE. NOTHING HEREIN SHALL AFFECT THE RIGHT OF THE ADMINISTRATIVE AGENT, ANY LENDER OR THE HOLDER OF ANY NOTE TO SERVE PROCESS IN ANY OTHER MANNER PERMITTED BY LAW OR TO COMMENCE LEGAL PROCEEDINGS OR OTHERWISE PROCEED AGAINST ANY CREDIT PARTY IN ANY OTHER JURISDICTION INCLUDING IN ANY STATE IN WHICH ANY PROPERTY IS SITUATED.
               (B)      EACH CREDIT PARTY HEREBY IRREVOCABLY WAIVES ANY OBJECTION WHICH IT MAY NOW OR HEREAFTER HAVE TO THE LAYING OF VENUE OF ANY OF THE AFORESAID ACTIONS OR PROCEEDINGS ARISING OUT OF OR IN CONNECTION WITH THIS AGREEMENT OR ANY OTHER CREDIT DOCUMENT BROUGHT IN THE COURTS REFERRED TO IN CLAUSE (A) ABOVE AND HEREBY FURTHER IRREVOCABLY WAIVES AND AGREES NOT TO PLEAD OR CLAIM IN ANY SUCH COURT THAT ANY SUCH ACTION OR PROCEEDING BROUGHT IN ANY SUCH COURT HAS BEEN BROUGHT IN AN INCONVENIENT FORUM.
               (C)      EACH OF THE PARTIES TO THIS AGREEMENT HEREBY IRREVOCABLY WAIVES ALL RIGHT TO A TRIAL BY JURY IN ANY ACTION, PROCEEDING OR COUNTERCLAIM ARISING OUT OF OR RELATING TO THIS AGREEMENT, THE OTHER CREDIT DOCUMENTS OR THE TRANSACTIONS CONTEMPLATED HEREBY OR THEREBY.
               11.09 Counterparts. This Agreement may be executed in any number of counterparts and by the different parties hereto on separate counterparts, each of which when so executed and delivered shall be an original, but all of which shall together constitute one and the same instrument. A set of counterparts executed by all the parties hereto shall be lodged with the Borrowers and the Administrative Agent.
               11.10 Effectiveness. This Agreement shall become effective on the date (the “Effective Date”) on which (i) the Borrowers, Trizec, the Administrative Agent and the Lenders shall have signed a counterpart hereof (whether the same or different counterparts) and shall have delivered the same to the Administrative Agent at the Notice Office or, in the case of the Lenders, shall have given to the Administrative Agent telephonic (confirmed in writing), written or telex notice (actually received) at such office that the same has been signed and mailed to it and (ii) the conditions contained in Section 4 are met to the satisfaction of the Administrative Agent and, unless otherwise specified therein, the Lenders. Unless the Administrative Agent has received actual notice from any Lender that the conditions described in clause (ii) of the preceding sentence have not been met to its satisfaction, upon the satisfaction of the condition described in clause (i) of the immediately preceding sentence and upon the Administrative Agent’s good faith determination that the conditions described in clause (ii) of the immediately preceding sentence have been met, then the Effective Date shall have been deemed to have occurred, regardless of any subsequent determination that one or more of the conditions thereto had not been met (although the occurrence of the Effective Date shall not release the Borrowers from any liability for failure to satisfy one or more of the applicable conditions contained in

Section 4). The Administrative Agent shall give the Borrowers and each Lender prompt written notice of the occurrence of the Effective Date.
               11.11 Headings Descriptive. The headings of the several sections and subsections of this Agreement are inserted for convenience only and shall not in any way affect the meaning or construction of any provision of this Agreement.
               11.12 Amendment or Waiver; etc. (a) Neither this Agreement nor any other Credit Document nor any terms hereof or thereof may be changed, waived, discharged or terminated unless such change, waiver, discharge or termination is in writing signed by the Borrowers and the Required Lenders, provided that no such change, waiver, discharge or termination shall, without the consent of each Lender (other than a Defaulting Lender) (with Obligations being directly modified in the case of the following clause (i)), (i) extend the final scheduled maturity of any Loan or Note beyond the Maturity Date, or reduce the rate or extend the time of payment of interest thereon or Fees (except in connection with the waiver of applicability of any post-default increase in interest rates), or reduce the principal amount thereof (it being understood that any amendment or modification to the financial definitions in this Agreement or to Section 11.07(a) shall not constitute a reduction in the rate or interest or Fees for the purposes of this clause (i)), (ii) release Trizec, Holdings, THOPI or all or substantially all of the Subsidiary Guarantors from their respective obligations under the Guaranty or the Pledge Agreement to which it is (or they are) a party or release all or substantially all of the collateral pledged under the Pledge Agreement (except, in each case, as expressly permitted by the Credit Documents), (iii) amend, modify or waive any provision of this Section 11.12 (except for technical amendments with respect to additional extensions of credit pursuant to this Agreement which afford the protections to such additional extensions of credit of the type provided to the Commitments on the Effective Date), (iv) amend the definition of Required Lenders or (v) consent to the assignment or transfer by the Borrowers or Trizec or any other Credit Party of any of its rights and obligations under this Agreement or any other Credit Document; provided further, that no such change, waiver, discharge or termination shall (1) increase the Commitment of any Lender over the amount thereof then in effect without the consent of such Lender (it being understood that waivers or modifications of conditions precedent, covenants, Defaults or Events of Default or of a mandatory reduction in the Total Commitment shall not constitute an increase of the Commitment of any Lender, (2) without the consent of the Administrative Agent, amend, modify or waive any provision of Section 11 or any other provision as same relates to the rights or obligations of the Administrative Agent.
               (b)      If, in connection with any proposed change, waiver, discharge or termination to any of the provisions of this Agreement as contemplated by clauses (i) through (v), inclusive, of the first proviso to Section 11.12(a), the consent of the Required Lenders is obtained but the consent of one or more of such other Lenders whose consent is required is not obtained, then the Borrowers shall have the right, so long as all non-consenting Lenders whose individual consent is required are treated as described in either clause (A) or (B) below, to either (A) replace each such non-consenting Lender or Lenders with one or more Replacement Lenders pursuant to Section 1.12 so long as at the time of such replacement, each such Replacement Lender consents to the proposed change, waiver, discharge or termination or (B) terminate such non-consenting Lender’s Commitments and/or repay all outstanding Loans of such Lender in accordance with Section 3.01(b), provided that, unless the Commitments that are terminated, and

Loans repaid, pursuant to preceding clause (B) are immediately replaced in full at such time through the addition of new Lenders or the increase of the Commitments and/or outstanding Loans of existing Lenders (who in each case must specifically consent thereto), then in the case of any action pursuant to preceding clause (B) the Required Lenders (determined after giving effect to the proposed action) shall specifically consent thereto; provided further, that in any event the Borrowers shall not have the right to replace a Lender or repay its Loans solely as a result of the exercise of such Lender’s rights (and the withholding of any required consent by such Lender) pursuant to the second proviso to Section 11.12(a).
               11.13 Survival. All indemnities set forth herein including, without limitation, in Sections 1.08, 1.09, 3.04, 10.06 and 11.01 shall survive the execution, delivery and termination of this Agreement and the Notes and the making and repayment of the Obligations.
               11.14 Domicile of Loans. Each Lender may transfer and carry its Loans at, to or for the account of any office, Subsidiary or Affiliate of such Lender. Notwithstanding anything to the contrary contained herein, to the extent that a transfer of Loans pursuant to this Section 11.14 would, at the time of such transfer, result in increased costs under Sections 1.08, 1.09, or 3.04 in excess of those being charged by the respective Lender prior to such transfer, then the Borrowers shall not be obligated to pay such excess increased costs (although the Borrowers, jointly and severally, in accordance with and pursuant to the other provisions of this Agreement, shall be obligated to pay the costs which would apply in the absence of such designation and any subsequent increased costs of the type described above resulting from changes after the date of the respective transfer).
               11.15 Register. The Borrowers hereby designate the Administrative Agent to serve as the Borrowers’ agent, solely for purposes of this Section 11.15, to maintain a register (the “Register”) on which it will record the Loans made by each of the Lenders and each repayment in respect of the principal amount of the Loans of each Lender. Failure to make any such recordation, or any error in such recordation shall not affect the Borrowers’ obligations in respect of such Loans. With respect to any Lender, the transfer of the Commitment of such Lender and the rights to the principal of, and interest on, any Loan made pursuant to this Agreement shall not be effective until such transfer is recorded on the Register maintained by the Administrative Agent with respect to ownership of such Commitment and Loans and prior to such recordation all amounts owing to the transferor with respect to such Loans shall remain owing to the transferor. The registration of assignment or transfer of all or part of any Loans shall be recorded by the Administrative Agent on the Register only upon the acceptance by the Administrative Agent of a properly executed and delivered Assignment and Assumption Agreement pursuant to Section 11.04(b). Coincident with the delivery of such an Assignment and Assumption Agreement to the Administrative Agent for acceptance and registration of assignment or transfer of all or part of a Commitment and any related Loan, or as soon thereafter as practicable, the assigning or transferor Lender shall surrender the Note evidencing such Loan, and thereupon one or more new Notes in the same aggregate principal amount shall be issued to the assigning or transferor Lender and/or the new Lender at the request of such Lender. Each Borrower agrees to indemnify the Administrative Agent from and against any and all losses, claims, damages and liabilities of whatsoever nature which may be imposed on, asserted against or incurred by the Administrative Agent in performing its duties under this Section 11.15, provided that each Borrower shall have no obligation to indemnify the Administrative Agent for any loss, claim, damage, liability or expense to the extent that same resulted from the gross negligence or willful misconduct of the Administrative Agent (as determined by a court of competent jurisdiction in a final and non-appealable decision).
               11.16 Confidentiality. Each Lender agrees that it will (x) use its reasonable efforts not to disclose without the prior consent of the Borrowers (other than to its affiliates and to its or its affiliates’ respective employees, officers, auditors, examiners, advisors or counsel or to another Lender if the Lender or such Lender’s holding or parent company in its reasonable good faith discretion determines that any such party should have access to such information, provided such Persons shall be subject to the provisions of this Section 11.16 to the same extent as such Lender) any non-public information with respect to any of the Credit Parties or any of their respective Subsidiaries which is now or in the future furnished pursuant to this Agreement or any other Credit Document by the Borrowers or Trizec and (y) use any such non-public information (A) for purposes relating to this Agreement, the other Credit Documents or any of the transactions contemplated hereby or thereby (including, without limitation, in connection with (i) the evaluation, administration, monitoring or enforcement of any of the Credit Documents or the Obligations or (ii) satisfying or cooperating in any Person’s regulatory or other compliance requirements) or (B) in connection with other services at the request or for the benefit of Trizec, the Borrowers and their respective Subsidiaries, provided that any Lender may disclose any such information (a) as has become generally available to the public, (b) as may be required or appropriate in any report, statement or testimony submitted to any municipal, state or Federal regulatory body having or claiming to have jurisdiction over such Lender or any of its affiliates or to the Federal Reserve Board or the Federal Deposit Insurance Corporation or similar organizations (whether in the United States or elsewhere) or their successors, (c) as may be required or appropriate in respect of any summons or subpoena or in connection with any litigation, (d) in order to comply with any law, order, regulation or ruling applicable to such Lender or any of its affiliates, (e) to the Administrative Agent or any other Lender and (f) to any pledgee referred to in Section 11.04(c) or any prospective or actual transferee or participant in connection with any contemplated transfer or participation of any of the Notes or Commitments or any interest therein by such Lender, provided that such pledgee or prospective transferee shall be subject to the provisions of this Section 11.16.
               11.17 Limitation on Additional Amounts, etc. Notwithstanding anything to the contrary contained in Section 1.08, 1.09 or 3.04, unless a Lender gives notice to the Borrowers that it is obligated to pay an amount under the respective Section within 180 days after the later of (x) the date the Lender incurs the respective increased costs, loss, expense or liability, reduction in amounts received or receivable or reduction in return on capital or (y) the date such Lender has actual knowledge of its incurrence of the respective increased costs, loss, expense or liability, reductions in amounts received or receivable or reduction in return on capital, then such Lender shall only be entitled to be compensated for such amount by the Borrowers pursuant to said Sections 1.08, 1.09 or 3.04, as the case may be, to the extent the costs, loss, expense or liability, reduction in amounts received or receivable or reduction in return on capital are incurred or suffered on or after the date which occurs 180 days prior to such Lender giving notice to the Borrowers that it is obligated to pay the respective amounts pursuant to said Sections 1.08, 1.09, or 3.04, as the case may be; provided, however, that if the circumstances giving rise to such claims have a retroactive effect, such 180-day period shall be extended to include the period of such retroactive effect. This Section 11.17 shall have no applicability to any Section of this Agreement other than said Sections 1.08, 1.09 or 3.04.
               11.18 No Third Party Beneficiary. Nothing in this Agreement, express or implied, is intended to confer upon any party other than the parties hereto or their respective permitted successors and assigns any rights, remedies, obligations or liabilities under or by reason of this Agreement, except as expressly provided in this Agreement.
               11.19 Waiver of Sovereign Immunity. To the extent that any Credit Party has or hereafter may acquire any immunity from jurisdiction of any court or from any legal process (whether through service or notice, attachment prior to judgment, attachment in aid of execution, or otherwise) with respect to itself or its property, such Credit Party hereby irrevocably waives such immunity in respect of its obligations hereunder to the extent permitted by applicable law and, without limiting the generality of the foregoing, agrees that the waivers set forth in this Section 11.19 shall have the fullest extent permitted under the Foreign Sovereign Immunities Act of 1976 of the United States and are intended to be irrevocable for purposes of such Act.
               11.20 Judgment Currency. (a) The Credit Parties’ obligations hereunder and under the other Credit Documents to make payments in Dollars (the “Obligation Currency”) shall not be discharged or satisfied by any tender or recovery pursuant to any judgment expressed in or converted into any currency other than the Obligation Currency, except to the extent that such tender or recovery results in the effective receipt by the Administrative Agent or the respective Lender of the full amount of the Obligation Currency expressed to be payable to the Administrative Agent or such Lender under this Agreement or the other Credit Documents. If for the purpose of obtaining or enforcing judgment against any Credit Party in any court or in any jurisdiction, it becomes necessary to convert into or from any currency other than the Obligation Currency (such other currency being hereinafter referred to as the “Judgment Currency”) an amount due in the Obligation Currency, the conversion shall be made at the rate of exchange (as quoted by the Administrative Agent in good faith or if the Administrative Agent does not quote a rate of exchange on such currency, by a known dealer in such currency designated by the Administrative Agent) determined, in each case, as of the day on which the judgment is given (such Business Day being hereinafter referred to as the “Judgment Currency Conversion Date”).
               (b)      If there is a change in the rate of exchange prevailing between the Judgment Currency Conversion Date and the date of actual payment of the amount due, each Borrower jointly and severally covenants and agrees to pay, or cause to be paid, such additional amounts, if any (but in any event not a lesser amount), as may be necessary to ensure that the amount paid in the Judgment Currency, when converted at the rate of exchange prevailing on the date of payment, will produce the amount of the Obligation Currency which could have been purchased with the amount of Judgment Currency stipulated in the judgment or judicial award at the rate of exchange prevailing on the Judgment Currency Conversion Date.
               (c)      For purposes of determining any rate of exchange for this Section 11.20, such amounts shall include any premium and costs payable in connection with the purchase of the Obligation Currency.

               11.21 Maximum Rate. Notwithstanding anything to the contrary contained elsewhere in this Agreement or in any other Credit Document, the Borrowers, the Administrative Agent and the Lenders hereby agree that all agreements among them under this Agreement and the other Credit Documents, whether now existing or hereafter arising and whether written or oral, are expressly limited so that in no contingency or event whatsoever shall the amount paid, or agreed to be paid, to the Administrative Agent or any Lender for the use, forbearance, or detention of the money loaned to the Borrowers and evidenced hereby or thereby or for the performance or payment of any covenant or obligation contained herein or therein, exceed the Highest Lawful Rate. If due to any circumstance whatsoever, fulfillment of any provisions of this Agreement or any of the other Credit Documents at the time performance of such provision shall be due shall exceed the Highest Lawful Rate, then, automatically, the obligation to be fulfilled shall be modified or reduced to the extent necessary to limit such interest to the Highest Lawful Rate, and if from any such circumstance any Lender should ever receive anything of value deemed interest by applicable law which would exceed the Highest Lawful Rate, such excessive interest shall be applied to the reduction of the principal amount then outstanding hereunder or on account of any other then outstanding Obligations and not to the payment of interest, or if such excessive interest exceeds the principal unpaid balance then outstanding hereunder and such other then outstanding Obligations, such excess shall be refunded to the Borrowers. All sums paid or agreed to be paid to the Administrative Agent or any Lender for the use, forbearance, or detention of the Obligations and other Indebtedness of the Borrowers to the Administrative Agent or any Lender shall, to the extent permitted by applicable law, be amortized, prorated, allocated and spread throughout the full term of such Indebtedness until payment in full so that the actual rate of interest on account of all such Indebtedness does not exceed the Highest Lawful Rate throughout the entire term of such Indebtedness. The terms and provisions of this Section 11.21 shall control every other provision of this Agreement and all agreements among the Borrowers, the Administrative Agent and the Lenders.
               11.22 USA Patriot Act. Each Lender hereby notifies the Borrowers that pursuant to the requirements of the USA Patriot Act (Title III of Pub. L. 107-56 (signed into law October 26, 2001)) (the “Act”), it may be required to obtain, verify and record information that identifies the Borrowers and the other Credit Parties and their respective Subsidiaries, which information includes the name and address of such Persons and other information that will allow such Lender to identify such Persons in accordance with the Act, and the Borrowers and Trizec agree to provide such information from time to time to any Lender.
               SECTION 12. Trizec Guaranty.
               12.01 Guaranty. In order to induce the Administrative Agent and the Lenders to enter into this Agreement and to extend credit hereunder, and in recognition of the direct benefits to be received by Trizec from the proceeds of the Loans, Trizec hereby agrees with the Guaranteed Creditors as follows: Trizec hereby unconditionally and irrevocably guarantees as primary obligor and not merely as surety the full and prompt payment when due, whether upon maturity, acceleration or otherwise, of any and all of the Guaranteed Obligations to the Guaranteed Creditors. If any or all of the Guaranteed Obligations to the Guaranteed Creditors becomes due and payable hereunder, Trizec, unconditionally and irrevocably, promises to pay such indebtedness to the Administrative Agent and/or the other Guaranteed Creditors, or order, on demand, together with any and all expenses which may be incurred by the Administrative

Agent and the other Guaranteed Creditors in collecting any of the Guaranteed Obligations. If claim is ever made upon any Guaranteed Creditor for repayment or recovery of any amount or amounts received in payment or on account of any of the Guaranteed Obligations and any of the aforesaid payees repays all or part of said amount by reason of (i) any judgment, decree or order of any court or administrative body having jurisdiction over such payee or any of its property or (ii) any settlement or compromise of any such claim effected by such payee with any such claimant (including the Borrowers), then and in such event Trizec agrees that any such judgment, decree, order, settlement or compromise shall be binding upon Trizec, notwithstanding any revocation of this Trizec Guaranty or other instrument evidencing any liability of the Borrowers, and Trizec shall be and remain liable to the aforesaid payees hereunder for the amount so repaid or recovered to the same extent as if such amount had never originally been received by any such payee.
               12.02 Bankruptcy. Additionally, Trizec unconditionally and irrevocably guarantees the payment of any and all of the Guaranteed Obligations to the Guaranteed Creditors whether or not due or payable by the Borrowers upon the occurrence of any of the events specified in Section 8.05, and irrevocably and unconditionally promises to pay such indebtedness to the Guaranteed Creditors, or order, on demand, in lawful money of the United States.
               12.03 Nature of Liability. The liability of Trizec hereunder is primary, absolute and unconditional, exclusive and independent of any security for or other guaranty of the Guaranteed Obligations, whether executed by any other guarantor or by any other party, and the liability of Trizec hereunder shall not be affected or impaired by (a) any direction as to application of payment by the Borrowers or by any other party, or (b) any other continuing or other guaranty, undertaking or maximum liability of a guarantor or of any other party as to the Guaranteed Obligations, or (c) any payment on or in reduction of any such other guaranty or undertaking, or (d) any dissolution, termination or increase, decrease or change in personnel by the Borrowers, or (e) any payment made to any Guaranteed Creditor on the Guaranteed Obligations which any such Guaranteed Creditor repays to the Borrowers pursuant to court order in any bankruptcy, reorganization, arrangement, moratorium or other debtor relief proceeding, and Trizec waives any right to the deferral or modification of its obligations hereunder by reason of any such proceeding, or (f) any action or inaction by the Guaranteed Creditors as contemplated in Section 12.05, or (g) any invalidity, irregularity or unenforceability of all or any part of the Guaranteed Obligations or of any security therefor.
               12.04 Independent Obligation. The obligations of Trizec hereunder are independent of the obligations of any other guarantor, any other party or the Borrowers, and a separate action or actions may be brought and prosecuted against Trizec whether or not action is brought against any other guarantor, any other party or the Borrowers and whether or not any other guarantor, any other party or the Borrowers be joined in any such action or actions. Trizec waives, to the fullest extent permitted by law, the benefit of any statute of limitations affecting its liability hereunder or the enforcement thereof. Any payment by the Borrowers or other circumstance which operates to toll any statute of limitations as to the Borrowers shall operate to toll the statute of limitations as to Trizec.

               12.05 Authorization. Trizec authorizes the Guaranteed Creditors without notice or demand (except as shall be required by applicable statute and cannot be waived), and without affecting or impairing its liability hereunder, from time to time to:
          (i)      change the manner, place or terms of payment of, and/or change or extend the time of payment of, renew, increase, accelerate or alter, any of the Guaranteed Obligations (including any increase or decrease in the principal amount thereof or the rate of interest or fees thereon), any security therefor, or any liability incurred directly or indirectly in respect thereof, and this Trizec Guaranty shall apply to the Guaranteed Obligations as so changed, extended, renewed or altered;
          (ii)      take and hold security for the payment of the Guaranteed Obligations and sell, exchange, release, impair, surrender, realize upon or otherwise deal with in any manner and in any order any property by whomsoever at any time pledged or mortgaged to secure, or howsoever securing, the Guaranteed Obligations or any liabilities (including any of those hereunder) incurred directly or indirectly in respect thereof or hereof, and/or any offset thereagainst;
          (iii)      exercise or refrain from exercising any rights against the Borrowers, any other Credit Party or others or otherwise act or refrain from acting;
          (iv)      release or substitute any of the Borrowers or other Credit Parties or one or more endorsers, guarantors or other obligors;
          (v)      settle or compromise any of the Guaranteed Obligations, any security therefor or any liability (including any of those hereunder) incurred directly or indirectly in respect thereof or hereof, and subordinate the payment of all or any part thereof to the payment of any liability (whether due or not) of the Borrowers to its creditors other than the Guaranteed Creditors;
          (vi)      apply any sums by whomsoever paid or howsoever realized to any liability or liabilities of the Borrowers to the Guaranteed Creditors regardless of what liability or liabilities of the Borrowers remain unpaid;
          (vii)      consent to or waive any breach of, or any act, omission or default under, this Agreement, any other Credit Document, or any of the instruments or agreements referred to herein or therein, or otherwise amend, modify or supplement this Agreement, any other Credit Document or any of such other instruments or agreements; and/or
          (viii)      take any other action which would, under otherwise applicable principles of common law, give rise to a legal or equitable discharge of Trizec from its liabilities under this Trizec Guaranty.
               12.06 Reliance. It is not necessary for any Guaranteed Creditor to inquire into the capacity or powers of Trizec or any of its Subsidiaries or the officers, directors, partners or agents acting or purporting to act on their behalf, and any Guaranteed Obligations made or created in reliance upon the professed exercise of such powers shall be guaranteed hereunder.

               12.07 Subordination.   Any indebtedness of any Borrowers now or hereafter owing to Trizec is hereby subordinated to the Guaranteed Obligations owing to the Guaranteed Creditors; and if the Administrative Agent so requests at a time when an Event of Default exists, all such indebtedness of the Borrowers to Trizec shall be collected, enforced and received by Trizec for the benefit of the Guaranteed Creditors and be paid over to the Administrative Agent on behalf of the Guaranteed Creditors on account of the Guaranteed Obligations to the Guaranteed Creditors, but without affecting or impairing in any manner the liability of Trizec under the other provisions of this Trizec Guaranty. Prior to the transfer by Trizec of any note or negotiable instrument evidencing any such indebtedness of any Borrower to Trizec, Trizec shall mark such note or negotiable instrument with a legend that the same is subject to this subordination. Without limiting the generality of the foregoing, Trizec hereby agrees with the Guaranteed Creditors that it will not exercise any right of subrogation which it may at any time otherwise have as a result of this Trizec Guaranty (whether contractual, under Section 509 of the Bankruptcy Code or otherwise) until all Guaranteed Obligations have been irrevocably paid in full in cash.
               12.08 Waiver. (a) Trizec waives any right (except as shall be required by applicable statute and cannot be waived) to require any Guaranteed Creditor to (i) proceed against the Borrowers, any other guarantor or any other party, (ii) proceed against or exhaust any security held from the Borrowers, any other guarantor or any other party or (iii) pursue any other remedy in any Guaranteed Creditor’s power whatsoever. Trizec waives any defense based on or arising out of any defense of the Borrowers, any other guarantor or any other party, other than payment of the Guaranteed Obligations to the extent of such payment, based on or arising out of the disability of the Borrowers, Trizec, any other guarantor or any other party, or the invalidity, illegality or unenforceability of the Guaranteed Obligations or any part thereof from any cause, or the cessation from any cause of the liability of the Borrowers other than payment of the Guaranteed Obligations to the extent of such payment. The Guaranteed Creditors may, at their election, foreclose on any security held by the Administrative Agent or any other Guaranteed Creditor by one or more judicial or nonjudicial sales, whether or not every aspect of any such sale is commercially reasonable (to the extent such sale is permitted by applicable law), or exercise any other right or remedy the Guaranteed Creditors may have against the Borrowers or any other party, or any security, without affecting or impairing in any way the liability of Trizec hereunder except to the extent the Guaranteed Obligations have been paid. Trizec waives any defense arising out of any such election by the Guaranteed Creditors, even though such election operates to impair or extinguish any right of reimbursement or subrogation or other right or remedy of Trizec against the Borrowers or any other party or any security.
               (b)      Trizec waives all presentments, demands for performance, protests and notices, including without limitation notices of nonperformance, notices of protest, notices of dishonor, notices of acceptance of this Trizec Guaranty, and notices of the existence, creation or incurring of new or additional Guaranteed Obligations. Trizec assumes all responsibility for being and keeping itself informed of the Borrowers’ financial condition and assets, and of all other circumstances bearing upon the risk of nonpayment of the Guaranteed Obligations and the nature, scope and extent of the risks which Trizec assumes and incurs hereunder, and agrees that neither the Administrative Agent nor any of the other Guaranteed Creditors shall have any duty to advise Trizec of information known to them regarding such circumstances or risks.

               12.09 Payments. All payments made by Trizec pursuant to this Section 12 shall be made in Dollars and will be made without setoff, counterclaim or other defense, and shall be subject to the provisions of Sections 3.03 and 3.04.
               12.10 Maximum Liability. It is the desire and intent of Trizec and the Guaranteed Creditors that this Trizec Guaranty shall be enforced against Trizec to the fullest extent permissible under the laws and public policies applied in each jurisdiction in which enforcement is sought. If, however, and to the extent that, the obligations of Trizec under this Trizec Guaranty shall be adjudicated to be invalid or unenforceable for any reason (including, without limitation, because of any applicable state or federal law relating to fraudulent conveyances or transfers), then the amount of Trizec’s obligations under this Trizec Guaranty shall be deemed to be reduced and Trizec shall pay the maximum amount of the Guaranteed Obligations which would be permissible under applicable law.
*       *       *

               IN WITNESS WHEREOF, the parties hereto have caused their duly authorized officers to execute and deliver this Agreement as of the date first above written.
Address:
10 S. Riverside Plaza, Suite 1100
Chicago, Illinois 60606
Phone: 312-798-6086
Fax: 866-728-6454
Attention: Patrick Aldrich
TRIZEC PARTNERS REAL ESTATE, L.P.

By:	THOPI TRS INC., a Delaware corporation and its sole general partner

By:	/s/ Patrick L. Aldrich Title: Assistant Treasurer

10 S. Riverside Plaza, Suite 1100
Chicago, Illinois 60606
Phone: 312-798-6086
Fax: 866-728-6454
Attention: Patrick Aldrich
TRIZEC CAL HOLDINGS, LLC

By:	/s/ Patrick L. Aldrich Title: Treasurer

10 S. Riverside Plaza, Suite 1100
Chicago, Illinois 60606
Phone: 312-798-6086
Fax: 866-728-6454
Attention: Patrick Aldrich
TRIZEC PROPERTIES, INC.

By:	/s/ Michael C. Colleran Title: Executive Vice President
DEUTSCHE BANK TRUST COMPANY AMERICAS,
     Individually and as Administrative Agent

By:	/s/ George R. Reynolds Title: Vice President

By:	/s/ Brenda Casey Title: Director

SCHEDULE I
COMMITMENTS

Lender	Loan Commitment

Deutsche Bank Trust Company Americas	$1,300,000,000.00

Total	$1,300,000,000.00

SCHEDULE II
LENDER ADDRESSES AND APPLICABLE LENDING OFFICES
[Intentionally Omitted]

SCHEDULE III
ACQUIRED PROPERTY

No.	Southern California Office Property	Address
1.	Howard Hughes Center	6060 Center Drive Los Angeles, CA 90045
2.	Howard Hughes Center	6080 Center Drive Los Angeles, CA 90045
3.	Howard Hughes Center	6100 Center Drive Los Angeles, CA 90045
4.	Howard Hughes Center Howard Hughes Tower	6701 Center Drive Los Angeles, CA 90045
5.	Howard Hughes Center Northpoint	6601 Center Drive Los Angeles, CA 90045
6.	World Savings Center	11601 Wilshire Boulevard Los Angeles, CA 90025
7.	Westwood Center	1100 Glendon Avenue Los Angeles, CA 90024
8.	Sorrento Towers	Sorrento Towers North
5355-5375 Mira Sorrento Place
San Diego, CA 92121

Sorrento Retail
9450 Scranton Road
San Diego, CA 92121

Sorrento Towers Corporate Center
9276 and 9330 Scranton Road
San Diego, CA 92121
9.	707 Broadway	707 Broadway San Diego, CA 92101
10.	701 B Street	701 B Street San Diego, CA 92101

Schedule III

No.	Entitled Sites	Lots
1.	Howard Hughes Center Land Tract 51419 City of Los Angeles County of Los Angeles State of California	10, 11, 12
2.	Howard Hughes Center Land Tract 51419 City of Los Angeles County of Los Angeles State of California	18
3.	Howard Hughes Center Land Tract 51419 City of Los Angeles County of Los Angeles State of California	22
4.	Howard Hughes Center Land Tract 51419 City of Los Angeles County of Los Angeles State of California	23
5.	Howard Hughes Center Land Tract 51419 City of Los Angeles County of Los Angeles State of California	24

SCHEDULE IV
EXISTING PROPERTY

No.	Property
1.	Continental Center I 1600 Smith Street Houston, TX 77002
2.	Continental Center II 600 Jefferson Street Houston, TX 77002
3.	One Allen Center 500 Dallas Street Houston, TX 77002
4.	Two Allen Center 1200 Smith Street Houston, TX 77002
5.	Three Allen Center 333 Clay Street Houston, TX 77002
6.	Renaissance Tower 1201 Elm Street Dallas, TX 75270

SCHEDULE 5.10
SUBSIDIARIES; SUBSIDIARY GUARANTORS

Part A: Subsidiaries
[Intentionally Omitted]

Part B: Subsidiary Guarantors
None

SCHEDULE 5.22
INSURANCE
[Intentionally Omitted]

SCHEDULE 5.24
REAL ESTATE ASSETS
[Intentionally Omitted]

EXHIBIT A
FORM OF NOTE

$_________	New York, New York
May ___, 2006
               FOR VALUE RECEIVED, Trizec Partners Real Estate, LP, a Delaware limited partnership (“TPRE”), and Trizec Cal Holdings, LLC, a Delaware limited liability company (“TCH”, and together with TPRE, the “Borrowers”), hereby jointly and severally promise to pay to _________ or its registered assigns (the “Lender”), in lawful money of the United States of America in immediately available funds, at the Payment Office (as defined in the Credit Agreement referred to below) initially located at 90 Hudson Street, Jersey City, New Jersey 07302, on the Maturity Date (as defined in the Credit Agreement) the principal sum of ______DOLLARS ($______) or, if less, the then unpaid principal amount of all Loans (as defined in the Credit Agreement) made by the Lender pursuant to the Credit Agreement.
               The Borrowers also jointly and severally promise to pay interest on the unpaid principal amount hereof in like money at said office from the date hereof until paid at the rates and at the times provided in Section 1.06 of the Credit Agreement. All payments pursuant to this Note shall be made in accordance with the requirements of Sections 3.03 and 3.04 of the Credit Agreement.
               This Note is one of the Notes referred to in the Credit Agreement, dated as of May 2, 2006, among the Borrowers, Trizec Properties, Inc., the lenders from time to time party thereto (including the Lender), and Deutsche Bank Trust Company Americas, as Administrative Agent (as amended, amended and restated, modified and/or supplemented from time to time, the “Credit Agreement”), and is entitled to the benefits thereof and of the other Credit Documents (as defined in the Credit Agreement), which include the Subsidiaries Guaranty and the Pledge Agreement (each as defined in the Credit Agreement). As provided in the Credit Agreement, this Note is subject to voluntary prepayment and mandatory repayment prior to the Maturity Date (including any extension thereof), in whole or in part.
               In case an Event of Default (as defined in the Credit Agreement) shall occur and be continuing, the principal of and accrued interest on this Note may be declared to be or may become due and payable in the manner and with the effect provided in the Credit Agreement.
               Each Borrower hereby waives presentment, demand, protest or notice of any kind in connection with this Note.

Exhibit A

               THIS NOTE SHALL BE CONSTRUED IN ACCORDANCE WITH AND BE GOVERNED BY THE LAW OF THE STATE OF NEW YORK WITHOUT REGARD TO PRINCIPLES OF CONFLICT OF LAWS.

TRIZEC PARTNERS REAL ESTATE, L.P.

BY:	THOPI TRS INC., its sole general partner

By:

Name: Title:

TRIZEC CAL HOLDINGS, LLC

By:

Name: Title:

EXHIBIT B
FORM OF NOTICE OF CONVERSION/CONTINUATION
[Intentionally Omitted]

EXHIBIT C
FORM OF SECTION 3.04(b)(ii) CERTIFICATE
[Intentionally Omitted]

EXHIBIT D
FORM OF OPINION OF DLA PIPER RUDNICK GRAY CARY US LLP
[Intentionally Omitted]

EXHIBIT E
FORM OF OFFICERS’ CERTIFICATE1
[Intentionally Omitted]

EXHIBIT F
FORM OF SUBSIDIARIES GUARANTY
[Intentionally Omitted]

EXHIBIT G
FORM OF SOLVENCY CERTIFICATE
[Intentionally Omitted]

EXHIBIT H
FORM OF PLEDGE AGREEMENT
               PLEDGE AGREEMENT (as amended, amended and restated, modified and/or supplemented from time to time, this “Agreement”), dated as of May 2, 2006, among each of the undersigned pledgors (each, a “Pledgor” and, collectively, the “Pledgors”) and Deutsche Bank Trust Company Americas, as administrative agent (together with any successor administrative agent, the “Pledgee”), for the benefit of the Secured Creditors (as defined below).
W I T N E S S E T H :
               WHEREAS, Trizec Partners Real Estate, LP, a Delaware limited partnership (“TPRE”) and Trizec Cal Holdings, LLC, a Delaware limited liability company (“TCH”, and together with TPRE, the “Borrowers”, and each a “Borrower”), Trizec Properties, Inc. (“Trizec”), the lenders from time to time party thereto (the “Lenders”), and Deutsche Bank Trust Company Americas, as Administrative Agent (together with any successor administrative agent, the “Administrative Agent”), have entered into a Credit Agreement, dated as of May 2, 2006 (as amended, amended and restated, modified and/or supplemented from time to time, the “Credit Agreement”), providing for the making of Loans to the Borrowers, all as contemplated therein (the Lenders, the Administrative Agent and the Pledgee are herein called the “Secured Creditors”);
               WHEREAS, pursuant to the Credit Agreement, Trizec has guaranteed to the Secured Creditors the payment when due of all Guaranteed Obligations as described therein;
               WHEREAS, it is a condition precedent to the making of Loans to the Borrowers under the Credit Agreement that each Pledgor shall have executed and delivered to the Pledgee this Agreement; and
               WHEREAS, each Pledgor will obtain benefits from the incurrence of Loans by the Borrowers under the Credit Agreement and, accordingly, desires to execute this Agreement in order to satisfy the condition described in the preceding paragraph and to induce the Lenders to make Loans to the Borrowers;
               NOW, THEREFORE, in consideration of the foregoing and other benefits accruing to each Pledgor, the receipt and sufficiency of which are hereby acknowledged, each Pledgor hereby makes the following representations and warranties to the Pledgee for the benefit of the Secured Creditors and hereby covenants and agrees with the Pledgee for the benefit of the Secured Creditors as follows:
               SECTION 1. SECURITY FOR OBLIGATIONS. This Agreement is made by each Pledgor for the benefit of the Secured Creditors to secure:
          (a)   the full and prompt payment when due (whether at stated maturity, by acceleration or otherwise) of all obligations, liabilities and indebtedness (including, without limitation, principal, premium, interest (including, without limitation, all interest that accrues after the commencement of any case, proceeding or other action relating to

Exhibit H

the bankruptcy, insolvency, reorganization or similar proceeding of any Borrower or any Subsidiary thereof at the rate provided for in the respective documentation, whether or not a claim for post-petition interest is allowed in any such proceeding), reimbursement obligations, fees, costs and indemnities) of each Borrower owing to the Secured Creditors, whether now existing or hereafter incurred under, arising out of, or in connection with, each Credit Document and the due performance and compliance by each Borrower with all of the terms, conditions and agreements contained in each such Credit Document (all such obligations, liabilities and indebtedness under this clause (i), being herein collectively called the “Credit Document Obligations”);
          (b)    any and all sums advanced by the Pledgee in order to preserve the Collateral (as hereinafter defined) or preserve its security interest hereunder in the Collateral;
          (c)    in the event of any proceeding for the collection or enforcement of any indebtedness, obligations or liabilities of such Pledgor referred to in clause (i) above, after an Event of Default shall have occurred and be continuing, the reasonable expenses of retaking, holding, preparing for sale or lease, selling or otherwise disposing of or realizing on the Collateral, or of any exercise by the Pledgee of its rights hereunder, together with reasonable attorneys’ fees and court costs;
          (d)    all amounts paid by any Indemnitee as to which such Indemnitee has the right to reimbursement under Section 11 of this Agreement; and
          (e)    all amounts owing to the Administrative Agent or any other agent or any of their respective affiliates pursuant to any of the Credit Documents in its capacity as such;
all such obligations, liabilities, indebtedness, sums and expenses set forth in clauses (i) through (v) of this Section 1 being herein collectively called the “Obligations”, it being acknowledged and agreed that the “Obligations” shall include extensions of credit of the types described above, whether outstanding on the date of this Agreement or extended from time to time after the date of this Agreement.
               SECTION 2. DEFINITIONS.    (i)    Unless otherwise defined herein, all capitalized terms used herein and defined in the Credit Agreement shall be used herein as therein defined. Reference to singular terms shall include the plural and vice versa.
               (ii) The following capitalized terms used herein shall have the definitions specified below:
               “Administrative Agent” shall have the meaning set forth in the recitals hereto.
               “Adverse Claim” shall have the meaning given such term in Section 8-102(a)(1) of the UCC.
               “Agreement” shall have the meaning set forth in the first paragraph hereof.

Exhibit H

               “Borrower” and “Borrowers” shall have the meanings set forth in the recitals hereto.
               “Certificated Security” shall have the meaning given such term in Section 8-102(a)(4) of the UCC.
               “Clearing Corporation” shall have the meaning given such term in Section 8-102(a)(5) of the UCC.
               “Collateral” shall have the meaning set forth in Section 3.1 hereof.
               “Credit Agreement” shall have the meaning set forth in the recitals hereto.
               “Credit Document Obligations” shall have the meaning set forth in Section 1(i) hereof.
               “Event of Default” shall mean any Event of Default under, and as defined in, the Credit Agreement and shall in any event include, without limitation, any payment default on any of the Obligations after the expiration of any applicable grace period.
               “General Intangibles” shall mean “general intangibles” as such term is defined in the UCC.
               “Indemnitees” shall have the meaning set forth in Section 11 hereof.
               “Lenders” shall have the meaning set forth in the recitals hereto.
               “Limited Liability Company Assets” shall mean all assets, whether tangible or intangible and whether real, personal or mixed (including, without limitation, all limited liability company capital and interests in other limited liability companies), at any time represented by any Limited Liability Company Interest.
               “Limited Liability Company Interests” shall mean the entire limited liability company membership interest at any time owned by any Pledgor in TCH.
               “Location” of any Pledgor has the meaning given such term in Section 9-307 of the UCC.
               “Obligations” shall have the meaning set forth in Section 1 hereof.
               “Partnership Assets” shall mean all assets, whether tangible or intangible and whether real, personal or mixed (including, without limitation, all partnership capital and interests in other partnerships), at any time represented by any Partnership Interest.
               “Partnership Interest” shall mean the entire general partnership interest or limited partnership interest at any time owned by any Pledgor in TPRE.
               “Pledgee” shall have the meaning set forth in the first paragraph hereof.

Exhibit H

               “Pledgor” shall have the meaning set forth in the first paragraph hereof.
               “Primary Obligations” shall have the meaning set forth in Section 9(b) hereof.
               “Pro Rata Share” shall have the meaning set forth in Section 9(b) hereof.
               “Proceeds” shall have the meaning given such term in Section 9-102(a)(64) of the UCC.
               “Registered Organization” shall have the meaning given such term in Section 9-102(a)(70) of the UCC.
               “Secondary Obligations” shall have the meaning set forth in Section 9(b) hereof.
               “Secured Creditors” shall have the meaning set forth in the recitals hereto.
               “Secured Debt Agreements” shall mean and include this Agreement and the other Credit Documents.
               “Securities Act” shall mean the Securities Act of 1933, as amended, as in effect from time to time.
               “Securities Intermediary” shall have the meaning given such term in Section 8-102(14) of the UCC.
               “Security” and “Securities” shall have the meaning given such term in Section 8-102(a)(15) of the UCC.
               “Specified Default” shall have the meaning set forth in Section 5 hereof.
               “TCH” shall have the meaning set forth in the recitals hereof.
               “THOPI” shall mean THOPI TRS Inc., a Delaware corporation.
               “TPRE” shall have the meaning set forth in the recitals hereof.
               “Termination Date” shall have the meaning set forth in Section 20 hereof.
               “Transmitting Utility” shall have the meaning given such term in Section 9-102(a)(80) of the UCC.
               “UCC” shall mean the Uniform Commercial Code as in effect in the State of New York from time to time; provided that all references herein to specific Sections or subsections of the UCC are references to such Sections or subsections, as the case may be, of the Uniform Commercial Code as in effect in the State of New York on the date hereof.
               “Uncertificated Security” shall have the meaning given such term in Section 8-102(a)(18) of the UCC.

Exhibit H

               SECTION 3. PLEDGE OF SECURITIES, ETC.
               3.01 Pledge. To secure the Obligations now or hereafter owed or to be performed, each Pledgor does hereby grant, pledge and assign to the Pledgee for the benefit of the Secured Creditors, and does hereby create a continuing security interest (subject to those Liens permitted to exist with respect to the Collateral pursuant to the terms of all Secured Debt Agreements then in effect) in favor of the Pledgee for the benefit of the Secured Creditors in, all of its right, title and interest in and to the following, whether now existing or hereafter from time to time acquired (collectively, the “Collateral”):
          (i) all Limited Liability Company Interests owned by such Pledgor from time to time and all of its right, title and interest in each limited liability company to which each such Limited Liability Company Interest relates, whether now existing or hereafter acquired, including, without limitation, to the fullest extent permitted under the terms and provisions of the documents and agreements governing such Limited Liability Company Interests and applicable law:
          (A) all its capital therein and its interest in all profits, income, surpluses, losses, Limited Liability Company Assets and other distributions to which such Pledgor shall at any time be entitled in respect of such Limited Liability Company Interests;
          (B) all other payments due or to become due such Pledgor in respect of Limited Liability Company Interests, whether under any limited liability company agreement or operating agreement or otherwise, whether as contractual obligations, damages, insurance proceeds or otherwise;
          (C) all of its claims, rights, powers, privileges, authority, options, security interests, liens and remedies, if any, under any limited liability company agreement or operating agreement, or at law or otherwise in respect of such Limited Liability Company Interests;
          (D) all present and future claims, if any, of such Pledgor against any such limited liability company for monies loaned or advanced, for services rendered or otherwise;
          (E) all of such Pledgor’s rights under any limited liability company agreement or operating agreement or at law to exercise and enforce every right, power, remedy, authority, option and privilege of such Pledgor relating to such Limited Liability Company Interests, including any power to terminate, cancel or modify any such limited liability company agreement or operating agreement, to execute any instruments and to take any and all other action on behalf of and in the name of any of such Pledgor in respect of such Limited Liability Company Interests and any such limited liability company, to make determinations, to exercise any election (including, but not limited to, election of remedies) or option or to give or receive any notice, consent, amendment, waiver or approval, together with full power and authority to demand, receive, enforce, collect or receipt for

Exhibit H

any of the foregoing or for any Limited Liability Company Asset, to enforce or execute any checks, or other instruments or orders, to file any claims and to take any action in connection with any of the foregoing; and
          (F)      all other property hereafter delivered in substitution for or in addition to any of the foregoing, all certificates and instruments representing or evidencing such other property and all cash, securities, interest, dividends, rights and other property at any time and from time to time received, receivable or otherwise distributed in respect of or in exchange for any or all thereof;
          (ii) all Partnership Interests owned by such Pledgor from time to time and all of its right, title and interest in each partnership to which each such Partnership Interest relates, whether now existing or hereafter acquired, including, without limitation, to the fullest extent permitted under the terms and provisions of the documents and agreements governing such Partnership Interests and applicable law:
          (A)      all its capital therein and its interest in all profits, income, surpluses, losses, Partnership Assets and other distributions to which such Pledgor shall at any time be entitled in respect of such Partnership Interests;
          (B)      all other payments due or to become due such Pledgor in respect of Partnership Interests, whether under any partnership agreement or operating agreement or otherwise, whether as contractual obligations, damages, insurance proceeds or otherwise;
          (C)      all of its claims, rights, powers, privileges, authority, options, security interests, liens and remedies, if any, under any partnership agreement or operating agreement, or at law or otherwise in respect of such Partnership Interests;
          (D)      all present and future claims, if any, of such Pledgor against any such partnership for monies loaned or advanced, for services rendered or otherwise;
          (E)      all of such Pledgor’s rights under any partnership agreement or operating agreement or at law to exercise and enforce every right, power, remedy, authority, option and privilege of such Pledgor relating to such Partnership Interests, including any power to terminate, cancel or modify any partnership agreement or operating agreement, to execute any instruments and to take any and all other action on behalf of and in the name of such Pledgor in respect of such Partnership Interests and any such partnership, to make determinations, to exercise any election (including, but not limited to, election of remedies) or option or to give or receive any notice, consent, amendment, waiver or approval, together with full power and authority to demand, receive, enforce, collect or receipt for any of the foregoing or for any Partnership Asset, to enforce or execute any checks, or other instruments or orders, to file any claims and to take any action in connection with any of the foregoing; and

Exhibit H

          (F)      all other property hereafter delivered in substitution for or in addition to any of the foregoing, all certificates and instruments representing or evidencing such other property and all cash, securities, interest, dividends, rights and other property at any time and from time to time received, receivable or otherwise distributed in respect of or in exchange for any or all thereof; and
               (iii)all Proceeds of any and all of the foregoing.
               3.02 Procedures. (a) To the extent that any Pledgor at any time or from time to time owns, acquires or obtains any right, title or interest in any Collateral, such Collateral shall automatically (and without the taking of any action by such Pledgor) be pledged pursuant to Section 3.1 of this Agreement and, in addition thereto, such Pledgor shall (to the extent provided below), in respect of the Partnership Interests and Limited Liability Company Interests, take the following actions as set forth below (as promptly as practicable and, in any event, within 10 days after it obtains such Collateral) for the benefit of the Pledgee and the other Secured Creditors:
          (a)    with respect to a Certificated Security (other than a Certificated Security credited on the books of a Clearing Corporation or Securities Intermediary), such Pledgor shall physically deliver such Certificated Security to the Pledgee, endorsed to the Pledgee or endorsed in blank;
          (b)    with respect to an Uncertificated Security (other than an Uncertificated Security credited on the books of a Clearing Corporation or Securities Intermediary), such Pledgor shall cause the issuer of such Uncertificated Security to duly authorize, execute, and deliver to the Pledgee an agreement for the benefit of the Pledgee and the other Secured Creditors substantially in the form of Annex E hereto (appropriately completed to the satisfaction of the Pledgee and with such modifications, if any, as shall be satisfactory to the Pledgee) pursuant to which such issuer agrees to comply with any and all instructions originated by the Pledgee without further consent by the registered owner and not to comply with instructions regarding such Uncertificated Security originated by any other Person other than a court of competent jurisdiction; and
          (c)    with respect to a Certificated Security, Uncertificated Security, Partnership Interest or Limited Liability Company Interest credited on the books of a Clearing Corporation or Securities Intermediary (including a Federal Reserve Bank, Participants Trust Company or The Depository Trust Company), such Pledgor shall promptly notify the Pledgee thereof and shall promptly take (x) all actions required (i) to comply with the applicable rules of such Clearing Corporation or Securities Intermediary and (ii) to perfect the security interest hereunder of the Pledgee under applicable law (including, in any event, under Sections 9-314(a), (b) and (c), 9-106 and 8-106(d) of the UCC) and (y) such other actions as the Pledgee deems reasonably necessary or desirable to effect the foregoing.
               (b)    In addition to the actions required to be taken pursuant to Section 3.2(a) hereof, each Pledgor shall take the following additional actions with respect to the Collateral:

Exhibit H

          (a)    with respect to all Collateral of such Pledgor whereby or with respect to which the Pledgee may obtain “control” thereof within the meaning of Section 8-106 of the UCC (or under any provision of the UCC as the same may be amended or supplemented from time to time, or under the laws of any relevant State other than the State of New York), such Pledgor shall take all actions as may be requested from time to time by the Pledgee so that “control” of such Collateral is obtained and at all times held by the Pledgee; and
          (b)    each Pledgor authorizes the Pledgee from time to time to cause appropriate financing statements (on appropriate forms) under the Uniform Commercial Code as in effect in the various relevant States, covering all Collateral hereunder (with the form of such financing statements to be satisfactory to the Pledgee), to be filed in the relevant filing offices so that at all times the Pledgee’s security interest hereunder in all Collateral which can be perfected by the filing of such financing statements (in each case to the maximum extent perfection by filing may be obtained under the laws of the relevant States, including, without limitation, Section 9-312(a) of the UCC) is so perfected.
               3.03 Subsequently Acquired Collateral. If any Pledgor shall acquire (by purchase, stock dividend, distribution or otherwise) any additional Collateral at any time or from time to time after the date hereof, such Collateral shall automatically (and without any further action being required to be taken) be subject to the pledge and security interests created pursuant to Section 3.1 hereof and, furthermore, in addition to any action required to be taken with respect to the Partnership Interests and Limited Liability Company Interests pursuant to Section 3.2 hereof, such Pledgor will promptly thereafter deliver to the Pledgee (i) a certificate executed by an authorized officer of such Pledgor describing such Partnership Interests or Limited Liability Company Interests and certifying that the same have been duly pledged in favor of the Pledgee (for the benefit of the Secured Creditors) hereunder and (ii) supplements to Annexes A through E hereto as are necessary to cause such Annexes to be complete and accurate at such time.
               3.04 Transfer Taxes.   Each pledge of Collateral under Section 3.1, Section 3.2 or Section 3.3 hereof shall be accompanied by any transfer tax stamps required in connection with the pledge of such Collateral.
               3.05 Certain Representations and Warranties Regarding the Collateral.   Each Pledgor represents and warrants that on the date hereof: (i) the Limited Liability Company Interests held by such Pledgor consist of the number and type of interests of the Persons described in Annex B hereto; (ii) each such Limited Liability Company Interest referenced in clause (i) of this paragraph constitutes 100% of the issued and outstanding equity interest in TCH; (iii) the Partnership Interests held by such Pledgor consist of the number and type of interests of the Persons described in Annex C hereto; (iv) the Partnership Interests referenced in clause (iii) of this paragraph constitute 100% of the entire partnership interest in TPRE; (v) the exact address of each chief executive office of such Pledgor is listed on Annex D hereto; (vi) the Pledgor has complied with the respective procedure set forth in Section 3.2(a) hereof with respect to each item of Collateral described in Annexes B through C hereto; and (vii) on the date hereof, such Pledgor owns no other Limited Liability Company Interests or Partnership Interests.

Exhibit H

               SECTION 4. APPOINTMENT OF SUB-AGENTS; ENDORSEMENTS, ETC.   The Pledgee shall have the right to appoint one or more sub-agents for the purpose of retaining physical possession of the Collateral, which, in the case of any Certificated Securities, shall be held in the name of the relevant Pledgor, endorsed or assigned in blank.
               SECTION 5. VOTING, ETC., WHILE NO EVENT OF DEFAULT OR SPECIFIED DEFAULT.   Unless and until there shall have occurred and be continuing an Event of Default or a Specified Default, each Pledgor shall be entitled to exercise any and all voting and other consensual rights pertaining to the Collateral owned by it, exercise the rights set forth in Sections 3.1(a)(E) and 3.1(b)(E) hereof and to give consents, waivers or ratifications in respect thereof; provided that, in each case, no vote shall be cast or any consent, waiver or ratification given or any action taken or omitted to be taken which would violate, result in a breach of any covenant contained in, or be inconsistent with any of the terms of any Secured Debt Agreement, or which could reasonably be expected to have the effect of materially impairing the value of the Collateral or any part thereof or the position or interests of the Pledgee or any other Secured Creditor in the Collateral, unless expressly permitted by the terms of the Secured Debt Agreements. All such rights of each Pledgor to vote, exercise the rights set forth in Sections 3.1(a)(E) and 3.1(b)(E) hereof and to give consents, waivers and ratifications shall cease in case an Event of Default or a Specified Default has occurred and is continuing, and Section 7 hereof shall become applicable.
               SECTION 6. DIVIDENDS AND OTHER DISTRIBUTIONS.   Unless and until there shall have occurred and be continuing an Event of Default or a Specified Default, except as otherwise provided in the proviso of Section 7.03(a) of the Credit Agreement, all cash dividends, cash distributions, cash Proceeds and other cash amounts payable in respect of the Collateral shall be paid to the respective Pledgor. Except as provided in the preceding sentence, the Pledgee shall be entitled to receive directly, and to retain as part of the Collateral:
          (a)    all other or additional stock, notes, certificates, limited liability company interests, partnership interests, instruments or other securities or property paid or distributed by way of dividend or otherwise in respect of the Collateral;
          (b)    all other or additional stock, notes, certificates, limited liability company interests, partnership interests, instruments or other securities or property paid or distributed in respect of the Collateral by way of stock-split, spin-off, split-up, reclassification, combination of shares or similar rearrangement; and
          (c)    all other or additional stock, notes, certificates, limited liability company interests, partnership interests, instruments or other securities or property which may be paid in respect of the Collateral by reason of any consolidation, merger, exchange of stock, conveyance of assets, liquidation or similar corporate or other reorganization.
Except as expressly provided in this Section, all dividends, distributions or other payments which are received by any Pledgor contrary to the provisions of this Section 6 or Section 7 hereof shall be received in trust for the benefit of the Pledgee (on behalf of the Secured Creditors), shall be segregated from other property or funds of such Pledgor and shall be forthwith paid over to the Pledgee as Collateral in the same form as so received (with any necessary endorsement).

Exhibit H

               SECTION 7. REMEDIES IN CASE OF AN EVENT OF DEFAULT OR A SPECIFIED DEFAULT.   (a) If there shall have occurred and be continuing an Event of Default, then and in every such case, the Pledgee shall be entitled to exercise all of the rights, powers and remedies (whether vested in it by this Agreement, any other Secured Debt Agreement or by law) for the protection and enforcement of its rights in respect of the Collateral, and the Pledgee shall be entitled to exercise all the rights and remedies of a secured party under the UCC as in effect in any relevant jurisdiction and also shall be entitled, without limitation, to exercise the following rights, which each Pledgor hereby agrees to be commercially reasonable:
          (a)    to receive all amounts payable in respect of the Collateral otherwise payable under Section 6 hereof to the respective Pledgor;
          (b)    to transfer all or any part of the Collateral into the Pledgee’s name or the name of its nominee or nominees in accordance with any applicable provisions of the UCC;
          (c)    to vote (and exercise all rights and powers in respect of voting) all or any part of the Collateral (whether or not transferred into the name of the Pledgee) and give all consents, waivers and ratifications in respect of the Collateral and otherwise act with respect thereto as though it were the outright owner thereof (each Pledgor hereby irrevocably constituting and appointing the Pledgee the proxy and attorney-in-fact of such Pledgor, with full power of substitution to do so);
          (d)    at any time and from time to time to sell, assign and deliver, or grant options to purchase, all or any part of the Collateral, or any interest therein, at any public or private sale, without demand of performance, advertisement or notice of intention to sell or of the time or place of sale or adjournment thereof or to redeem or otherwise purchase or dispose of (all of which are hereby waived by each Pledgor), for cash, on credit or for other property, for immediate or future delivery without any assumption of credit risk, and for such price or prices and on such terms as the Pledgee in its absolute discretion may determine, provided at least 10 days’ written notice of the time and place of any such sale shall be given to the respective Pledgor.    The Pledgee shall not be obligated to make any such sale of Collateral regardless of whether any such notice of sale has theretofore been given. Each Pledgor hereby waives and releases to the fullest extent permitted by law any right or equity of redemption with respect to the Collateral, whether before or after sale hereunder, and all rights, if any, of marshalling the Collateral and any other security or the Obligations or otherwise.    At any such sale, unless prohibited by applicable law, the Pledgee on behalf of the Secured Creditors may bid for and purchase all or any part of the Collateral so sold free from any such right or equity of redemption. Neither the Pledgee nor any other Secured Creditor shall be liable for failure to collect or realize upon any or all of the Collateral or for any delay in so doing nor shall any of them be under any obligation to take any action whatsoever with regard thereto; and
          (e)    to set off any and all Collateral against any and all Obligations and to apply such Collateral to the payment of any and all Obligations.

Exhibit H

               (b)    If there shall have occurred and be continuing a Default under Section 8.05 of the Credit Agreement, then and in every such case, the Pledgee shall be entitled to vote (and exercise all rights and powers in respect of voting) all or any part of the Collateral (whether or not transferred into the name of the Pledgee) and give all consents, waivers and ratifications in respect of the Collateral and otherwise act with respect thereto as though it were the outright owner thereof (each Pledgor hereby irrevocably constituting and appointing the Pledgee the proxy and attorney-in-fact of such Pledgor, with full power of substitution to do so).
               SECTION 8. REMEDIES, CUMULATIVE, ETC.   Each and every right, power and remedy of the Pledgee provided for in this Agreement or in any other Secured Debt Agreement, or now or hereafter existing at law or in equity or by statute shall be cumulative and concurrent and shall be in addition to every other such right, power or remedy. The exercise or beginning of the exercise by the Pledgee or any other Secured Creditor of any one or more of the rights, powers or remedies provided for in this Agreement or any other Secured Debt Agreement or now or hereafter existing at law or in equity or by statute or otherwise shall not preclude the simultaneous or later exercise by the Pledgee or any other Secured Creditor of all such other rights, powers or remedies, and no failure or delay on the part of the Pledgee or any other Secured Creditor to exercise any such right, power or remedy shall operate as a waiver thereof. No notice to or demand on any Pledgor in any case shall entitle it to any other or further notice or demand in similar or other circumstances or constitute a waiver of any of the rights of the Pledgee or any other Secured Creditor to any other or further action in any circumstances without notice or demand. The Secured Creditors agree that this Agreement may be enforced only by the action of the Pledgee, in each case, acting upon the instructions of the Required Lenders, and that no other Secured Creditor shall have any right individually to seek to enforce or to enforce this Agreement or to realize upon the security to be granted hereby, it being understood and agreed that such rights and remedies may be exercised by the Pledgee for the benefit of the Secured Creditors upon the terms of this Agreement and the other Secured Debt Agreements.
               SECTION 9. APPLICATION OF PROCEEDS. (a) All moneys collected by the Pledgee upon any sale or other disposition of the Collateral pursuant to the terms of this Agreement, together with all other monies received by the Pledgee hereunder, shall be applied as follows:
          (a)    first, to the payment of all amounts owing to the Pledgee of the type described in clauses (ii), (iii) and (iv) of the definition of “Obligations”;
          (b)    second, to the extent proceeds remain after the application pursuant to the preceding clause (i), to the payment of all amounts owing to the Administrative Agent of the type described in clauses (iv) and (v) of the definition of “Obligations”;
          (c)    third, to the extent proceeds remain after the application pursuant to the preceding clauses (i) and (ii), an amount equal to the outstanding Primary Obligations shall be paid to the Secured Creditors as provided in Section 9(e) hereof, with each Secured Creditor receiving an amount equal to its outstanding Primary Obligations or, if the proceeds are insufficient to pay in full all such Primary Obligations, its Pro Rata Share of the amount remaining to be distributed;

Exhibit H

          (d)   fourth, to the extent proceeds remain after the application pursuant to the preceding clauses (i) through (iii), inclusive, an amount equal to the outstanding Secondary Obligations shall be paid to the Secured Creditors as provided in Section 9(e) hereof, with each Secured Creditor receiving an amount equal to its outstanding Secondary Obligations or, if the proceeds are insufficient to pay in full all such Secondary Obligations, its Pro Rata Share of the amount remaining to be distributed; and
          (e)   fifth, to the extent proceeds remain after the application pursuant to the preceding clauses (i) through (iv), inclusive, and following the termination of this Agreement pursuant to Section 20 hereof, to the relevant Pledgor or to whomever may be lawfully entitled to receive such surplus.
               (b)   For purposes of this Agreement, (x) “Pro Rata Share” shall mean, when calculating a Secured Creditor’s portion of any distribution or amount, that amount (expressed as a percentage) equal to a fraction the numerator of which is the then unpaid amount of such Secured Creditor’s Primary Obligations or Secondary Obligations, as the case may be, and the denominator of which is the then outstanding amount of all Primary Obligations or Secondary Obligations, as the case may be, (y) “Primary Obligations” shall mean, in the case of the Credit Document Obligations, all principal of, premium, fees and interest on, all Loans and all Fees and (z) “Secondary Obligations” shall mean all Obligations other than Primary Obligations.
               (c)   When payments to Secured Creditors are based upon their respective Pro Rata Shares, the amounts received by such Secured Creditors hereunder shall be applied (for purposes of making determinations under this Section 9 only) (i) first, to their Primary Obligations and (ii) second, to their Secondary Obligations. If any payment to any Secured Creditor of its Pro Rata Share of any distribution would result in overpayment to such Secured Creditor, such excess amount shall instead be distributed in respect of the unpaid Primary Obligations or Secondary Obligations, as the case may be, of the other Secured Creditors, with each Secured Creditor whose Primary Obligations or Secondary Obligations, as the case may be, have not been paid in full to receive an amount equal to such excess amount multiplied by a fraction the numerator of which is the unpaid Primary Obligations or Secondary Obligations, as the case may be, of such Secured Creditor and the denominator of which is the unpaid Primary Obligations or Secondary Obligations, as the case may be, of all Secured Creditors entitled to such distribution.
               (d)   All payments required to be made hereunder to the Secured Creditors shall be made to the Administrative Agent for the account of the Secured Creditors.
               (e)   For purposes of applying payments received in accordance with this Section 9, the Pledgee shall be entitled to rely upon the Administrative Agent for a determination (which the Administrative Agent agrees (or shall agree) to provide upon request of the Pledgee) of the outstanding Primary Obligations and Secondary Obligations owed to the Secured Creditors. Unless it has received written notice from a Secured Creditor to the contrary, the Administrative Agent, in furnishing information pursuant to the preceding sentence, and the Pledgee, in acting hereunder, shall be entitled to assume that no Secondary Obligations are outstanding.

Exhibit H

               SECTION 10. PURCHASERS OF COLLATERAL. Upon any sale of the Collateral by the Pledgee hereunder (whether by virtue of the power of sale herein granted, pursuant to judicial process or otherwise), the receipt of the Pledgee or the officer making such sale shall be a sufficient discharge to the purchaser or purchasers of the Collateral so sold, and such purchaser or purchasers shall not be obligated to see to the application of any part of the purchase money paid over to the Pledgee or such officer or be answerable in any way for the misapplication or nonapplication thereof.
               SECTION 11. INDEMNITY. Each Pledgor jointly and severally agrees (i) to indemnify, reimburse and hold harmless the Pledgee and each other Secured Creditor and their respective successors, assigns, officers, directors, employees, representatives, agents and affiliates (individually an “Indemnitee”, and collectively, the “Indemnitees”) from and against any and all obligations, damages, injuries, penalties, claims, demands, losses, judgments and liabilities (including, without limitation, liabilities for penalties) of whatsoever kind or nature, and (ii) to reimburse each Indemnitee for all reasonable costs, expenses and disbursements, including reasonable attorneys’ fees and expenses, in each case incurred by, imposed on or assessed against any of them as a result of, or arising out of, or in any way related to, or by reason of any investigation, litigation or other proceeding (whether or not the Pledgee or any other Indemnitee is a party thereto and whether or not such investigation, litigation or other proceeding is brought by or on behalf of any Credit Party) related to the entering into and/or performance of this Agreement or any transactions contemplated herein or the exercise by any Indemnitee of any right or remedy granted to it hereunder or under any other Secured Debt Agreement (but excluding any obligations, damages, injuries, penalties, claims, demands, losses, judgments and liabilities (including, without limitation, liabilities for penalties) or expenses of whatsoever kind or nature to the extent incurred or arising by reason of gross negligence or willful misconduct of such Indemnitee (as determined by a court of competent jurisdiction in a final and non-appealable decision)). In addition, the foregoing indemnification in favor of any director, officer, employee, representative or agent of the Pledgee or any other Indemnitee shall be solely in their respective capacities as such director, officer, employee, representative or agent. To the extent that the undertaking to indemnify, pay or hold harmless the Pledgee or any other Indemnitee set forth in this Section 11 may be unenforceable because it is violative of any law or public policy, the Pledgor shall make the maximum contribution to the payment and satisfaction of each of the indemnified liabilities which is permissible under applicable law. In no event shall the Pledgee or any other Secured Creditor be liable, in the absence of gross negligence or willful misconduct on its part (as determined by a court of competent jurisdiction in a final and non-appealable decision), for any matter or thing in connection with this Agreement other than to account for monies or other property actually received by it in accordance with the terms hereof. The indemnity obligations of each Pledgor contained in this Section 11 shall continue in full force and effect notwithstanding the full payment of all the Notes issued under the Credit Agreement and the payment of all other Obligations and notwithstanding the discharge thereof.
               SECTION 12. PLEDGEE NOT A PARTNER OR LIMITED LIABILITY COMPANY MEMBER. (i) Nothing herein shall be construed to make the Pledgee or any other Secured Creditor liable as a member of any limited liability company or as a partner of any partnership and neither the Pledgee nor any other Secured Creditor by virtue of this Agreement or otherwise (except as referred to in the following sentence) shall have any of the duties,

Exhibit H

obligations or liabilities of a member of any limited liability company or as a partner in any partnership. The parties hereto expressly agree that, unless the Pledgee shall become the absolute owner of Collateral consisting of a Limited Liability Company Interest or a Partnership Interest pursuant hereto, this Agreement shall not be construed as creating a partnership or joint venture among the Pledgee, any other Secured Creditor, any Pledgor and/or any other Person.
               (ii)   Except as provided in the last sentence of paragraph (a) of this Section 12, the Pledgee, by accepting this Agreement, and the other Secured Creditors did not intend to become a member of any limited liability company or a partner of any partnership or otherwise be deemed to be a co-venturer with respect to any Pledgor, any limited liability company, partnership and/or any other Person either before or after an Event of Default shall have occurred. The Pledgee shall have only those powers set forth herein and the Secured Creditors shall assume none of the duties, obligations or liabilities of a member of any limited liability company or as a partner of any partnership or any Pledgor except as provided in the last sentence of paragraph (a) of this Section 12.
               (iii)   The Pledgee and the other Secured Creditors shall not be obligated to perform or discharge any obligation of any Pledgor as a result of the pledge hereby effected.
               (iv)   The acceptance by the Pledgee of this Agreement, with all the rights, powers, privileges and authority so created, shall not at any time or in any event obligate the Pledgee or any other Secured Creditor to appear in or defend any action or proceeding relating to the Collateral to which it is not a party, or to take any action hereunder or thereunder, or to expend any money or incur any expenses or perform or discharge any obligation, duty or liability under or in respect of the Collateral.
               SECTION 13. FURTHER ASSURANCES; POWER-OF-ATTORNEY. (i) Each Pledgor agrees that it will join with the Pledgee in executing and, at such Pledgor’s own expense, file and refile under the UCC or other applicable law such financing statements, continuation statements and other documents, in form reasonably acceptable to the Pledgee, in such offices as the Pledgee (acting on its own or on the instructions of the Required Lenders) may reasonably deem necessary or appropriate and wherever required or permitted by law in order to perfect and preserve the Pledgee’s security interest in the Collateral hereunder and hereby authorizes the Pledgee to file financing statements and amendments thereto relative to all or any part of the Collateral (including, without limitation, (x) financing statements which list the Collateral specifically as collateral and (y) “in lieu of” financing statements) without the signature of such Pledgor where permitted by law, and agrees to do such further acts and things and to execute and deliver to the Pledgee such additional conveyances, assignments, agreements and instruments as the Pledgee may reasonably require or deem advisable to carry into effect the purposes of this Agreement or to further assure and confirm unto the Pledgee its rights, powers and remedies hereunder or thereunder.
               (ii)   Each Pledgor hereby constitutes and appoints the Pledgee its true and lawful attorney-in-fact, irrevocably, with full authority in the place and stead of such Pledgor and in the name of such Pledgor or otherwise, from time to time after the occurrence and during the continuance of an Event of Default, in the Pledgee’s discretion, to act, require, demand, receive and give acquittance for any and all monies and claims for monies due or to become due such

Exhibit H

Pledgor under or arising out of the Collateral, to endorse any checks or other instruments or orders in connection therewith and to file any claims or take any action or institute any proceedings and to execute any instrument which the Pledgee may deem necessary or advisable to accomplish the purposes of this Agreement, which appointment as attorney is coupled with an interest.
               SECTION 14. THE PLEDGEE AS ADMINISTRATIVE AGENT. The Pledgee will hold in accordance with this Agreement all items of the Collateral at any time received under this Agreement. It is expressly understood, acknowledged and agreed by each Secured Creditor that by accepting the benefits of this Agreement each such Secured Creditor acknowledges and agrees that the obligations of the Pledgee as holder of the Collateral and interests therein and with respect to the disposition thereof, and otherwise under this Agreement, are only those expressly set forth in this Agreement and in Section 10 of the Credit Agreement. The Pledgee shall act hereunder on the terms and conditions set forth herein and in Section 10 of the Credit Agreement.
               SECTION 15. TRANSFER BY THE PLEDGORS. Except as permitted prior to the date all Obligations have been paid in full and all Commitments under the Credit Agreement have been terminated, pursuant to the Credit Agreement, no Pledgor will sell or otherwise dispose of, grant any option with respect to, or mortgage, pledge or otherwise encumber any of the Collateral or any interest therein.
               SECTION 16. REPRESENTATIONS, WARRANTIES AND COVENANTS OF THE PLEDGORS. (i) Each Pledgor represents, warrants and covenants as to itself and each of its Subsidiaries that:
          it is the legal, beneficial and record owner of, and has good and marketable title to, all of its Collateral consisting of the Partnership Interests and Limited Liability Company Interests and that it has sufficient interest in all of its Collateral in which a security interest is purported to be created hereunder for such security interest to attach (subject, in each case, to no pledge, lien, mortgage, hypothecation, security interest, charge, option, Adverse Claim or other encumbrance whatsoever, except the liens and security interests created by this Agreement or permitted under the Secured Debt Agreements);
          it has full power, authority and legal right to pledge all the Collateral pledged by it pursuant to this Agreement;
          this Agreement has been duly authorized, executed and delivered by such Pledgor and constitutes a legal, valid and binding obligation of such Pledgor enforceable against such Pledgor in accordance with its terms, except to the extent that the enforceability thereof may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or other similar laws affecting creditors’ rights generally and by general equitable principles (regardless of whether enforcement is sought in equity or at law);
          except to the extent already obtained or made, no consent of any other party (including, without limitation, any stockholder, partner, member or creditor of such Pledgor

Exhibit H

or any of its Subsidiaries) and no consent, license, permit, approval or authorization of, exemption by, notice or report to, or registration, filing or declaration with, any governmental authority is required to be obtained by such Pledgor in connection with (a) the execution, delivery or performance of this Agreement by such Pledgor, (b) the validity or enforceability of this Agreement against such Pledgor (except as set forth in clause (iii) above), (c) the perfection or enforceability of the Pledgee’s security interest in such Pledgor’s Collateral or (d) except for compliance with or as may be required by applicable securities laws, the exercise by the Pledgee of any of its rights or remedies provided herein;
          neither the execution, delivery or performance by such Pledgor of this Agreement or any other Secured Debt Agreement to which it is a party, nor compliance by it with the terms and provisions hereof and thereof nor the consummation of the transactions contemplated therein: (i) will contravene any provision of any applicable law, statute, rule or regulation, or any applicable order, writ, injunction or decree of any court, arbitrator or governmental instrumentality, domestic or foreign, applicable to such Pledgor; (ii) will conflict or be inconsistent with or result in any breach of any of the terms, covenants, conditions or provisions of, or constitute a default under, or result in the creation or imposition of (or the obligation to create or impose) any Lien (except pursuant to this Agreement) upon any of the properties or assets of such Pledgor or any of its Subsidiaries pursuant to the terms of any indenture, lease, mortgage, deed of trust, credit agreement, loan agreement or any other material agreement, contract or other instrument to which such Pledgor or any of its Subsidiaries is a party or is otherwise bound, or by which it or any of its properties or assets is bound or to which it may be subject; or (iii) will violate any provision of the certificate of incorporation, by-laws, certificate of partnership, partnership agreement, certificate of formation or limited liability company agreement (or equivalent organizational documents), as the case may be, of such Pledgor or any of its Subsidiaries;
          all of such Pledgor’s Collateral consisting of Limited Liability Company Interests and Partnership Interests has been duly and validly issued, is fully paid and non-assessable and is subject to no options to purchase or similar rights;
          none of the Collateral consists of Securities; and
          all of the Collateral constitutes General Intangibles.
               Each Pledgor covenants and agrees that it will defend the Pledgee’s right, title and security interest in and to such Pledgor’s Collateral and the proceeds thereof against the claims and demands of all persons whomsoever; and each Pledgor covenants and agrees that it will have like title to and right to pledge any other property at any time hereafter pledged to the Pledgee by such Pledgor as Collateral hereunder and will likewise defend the right thereto and security interest therein of the Pledgee and the other Secured Creditors.
               Each Pledgor covenants and agrees that it will take no action which would violate any of the terms of any Secured Debt Agreement.

Exhibit H

               SECTION 17. LEGAL NAMES; TYPE OF ORGANIZATION (AND WHETHER A REGISTERED ORGANIZATION AND/OR A TRANSMITTING UTILITY); JURISDICTION OF ORGANIZATION; LOCATION; ORGANIZATIONAL IDENTIFICATION NUMBERS; CHANGES THERETO; ETC. The exact legal name of each Pledgor, the type of organization of such Pledgor, whether or not such Pledgor is a Registered Organization, the jurisdiction of organization of such Pledgor, such Pledgor’s Location, the organizational identification number (if any) of each Pledgor, and whether or not such Pledgor is a Transmitting Utility, is listed on Annex A hereto for such Pledgor. No Pledgor shall change its legal name, its type of organization, its status as a Registered Organization (in the case of a Registered Organization), its status as a Transmitting Utility or as a Person which is not a Transmitting Utility, as the case may be, its jurisdiction of organization, its Location, or its organizational identification number (if any), except that any such changes shall be permitted (so long as not in violation of the applicable requirements of the Secured Debt Agreements and so long as same do not involve (x) a Registered Organization ceasing to constitute the same or (y) any Pledgor changing its jurisdiction of organization or Location from the United States or a State thereof to a jurisdiction of organization or Location, as the case may be, outside the United States or a State thereof) if (i) it shall have given to the Administrative Agent not less than 15 days’ prior written notice of each change to the information listed on Annex A (as adjusted for any subsequent changes thereto previously made in accordance with this sentence), together with a supplement to Annex A which shall correct all information contained therein for such Pledgor, and (ii) in connection with the respective such change or changes, it shall have taken all action reasonably requested by the Administrative Agent to maintain the security interests of the Administrative Agent in the Collateral intended to be granted hereby at all times fully perfected and in full force and effect. In addition, to the extent that any Pledgor does not have an organizational identification number on the date hereof and later obtains one, such Pledgor shall promptly thereafter deliver a notification of the Administrative Agent of such organizational identification number and shall take all actions reasonably satisfactory to the Administrative Agent to the extent necessary to maintain the security interest of the Administrative Agent in the Collateral intended to be granted hereby fully perfected and in full force and effect.
               SECTION 18. PLEDGORS’ OBLIGATIONS ABSOLUTE, ETC. The obligations of each Pledgor under this Agreement shall be absolute and unconditional and shall remain in full force and effect without regard to, and shall not be released, suspended, discharged, terminated or otherwise affected by, any circumstance or occurrence whatsoever (other than termination of this Agreement pursuant to Section 20 hereof), including, without limitation:
          (a)   any renewal, extension, amendment or modification of, or addition or supplement to or deletion from, any Secured Debt Agreement (other than this Agreement in accordance with its terms), or any other instrument or agreement referred to therein, or any assignment or transfer of any thereof;
          (b)   any waiver, consent, extension, indulgence or other action or inaction under or in respect of any such agreement or instrument including, without limitation, this Agreement (other than a waiver, consent or extension with respect to this Agreement in accordance with its terms);

Exhibit H

          (c) any furnishing of any additional security to the Pledgee or its assignee or any acceptance thereof or any release of any security by the Pledgee or its assignee;
          (d) any limitation on any party’s liability or obligations under any such instrument or agreement or any invalidity or unenforceability, in whole or in part, of any such instrument or agreement or any term thereof; or
          (e) any bankruptcy, insolvency, reorganization, composition, adjustment, dissolution, liquidation or other like proceeding relating to any Pledgor or any Subsidiary of any Pledgor, or any action taken with respect to this Agreement by any trustee or receiver, or by any court, in any such proceeding, whether or not such Pledgor shall have notice or knowledge of any of the foregoing.
               SECTION 19. SALE OF COLLATERAL WITHOUT REGISTRATION. If at any time when the Pledgee shall determine to exercise its right to sell all or any part of the Collateral consisting of Limited Liability Company Interests or Partnership Interests pursuant to Section 7 hereof, and such Collateral or the part thereof to be sold shall not, for any reason whatsoever, be effectively registered under the Securities Act, as then in effect, the Pledgee may, in its sole and absolute discretion, sell such Collateral or part thereof by private sale in such manner and under such circumstances as the Pledgee may deem necessary or advisable in order that such sale may legally be effected without such registration. Without limiting the generality of the foregoing, in any such event the Pledgee, in its sole and absolute discretion, (i) may proceed to make such private sale notwithstanding that a registration statement for the purpose of registering such Collateral or part thereof shall have been filed under such Securities Act, (ii) may approach and negotiate with a single possible purchaser to effect such sale, and (iii) may restrict such sale to a purchaser who will represent and agree that such purchaser is purchasing for its own account, for investment, and not with a view to the distribution or sale of such Collateral or part thereof. In the event of any such sale, the Pledgee and the other Secured Creditors shall incur no responsibility or liability for selling all or any part of the Collateral at a price which the Pledgee, in its sole and absolute discretion, may in good faith deem reasonable under the circumstances, notwithstanding the possibility that a substantially higher price might be realized if the sale were deferred until the registration as aforesaid.
               SECTION 20. TERMINATION; RELEASE. (i) On the Termination Date (as defined below), this Agreement shall terminate (provided that all indemnities set forth herein including, without limitation, in Section 11 hereof shall survive any such termination) and the Pledgee, at the request and expense of each Pledgor, will execute and deliver to such Pledgor a proper instrument or instruments (including UCC termination statements) acknowledging the satisfaction and termination of this Agreement (including, without limitation, UCC termination statements and instruments of satisfaction, discharge and/or reconveyance), and will duly release from the security interest created hereby and assign, transfer and deliver to such Pledgor (without recourse and without any representation or warranty) such of the Collateral of such Pledgor as may be in the possession of the Pledgee and as has not theretofore been sold or otherwise applied or released pursuant to this Agreement, together with any moneys at the time held by the Pledgee or any of its sub-agents hereunder and, with respect to any Collateral consisting of an Uncertificated Security, a Partnership Interest or a Limited Liability Company Interest (other than an Uncertificated Security, Partnership Interest or Limited Liability Company Interest

Exhibit H

credited on the books of a Clearing Corporation or Securities Intermediary), a termination of the agreement relating thereto executed and delivered by the issuer of such Uncertificated Security pursuant to Section 3.2(a)(ii) hereof. As used in this Agreement, “Termination Date” shall mean the date upon which the Commitments under the Credit Agreement have been terminated, no Note (as defined in the Credit Agreement) is outstanding (and all Loans have been paid in full), and all other Obligations (other than indemnities described in Section 11 hereof and described in Section 11.01 of the Credit Agreement, and any other indemnities set forth in any other Security Documents, in each case which are not then due and payable) then due and payable have been paid in full.
               (ii)      In the event that any part of the Collateral of any Pledgor is sold or otherwise disposed of (to a Person other than a Credit Party) at any time prior to the time at which all Obligations have been paid in full and all Commitments under the Credit Agreement have been terminated, in connection with a sale or disposition permitted by Section 7.02 of the Credit Agreement or is otherwise released at the direction of the Required Lenders (or all the Lenders if required by Section 11.12 of the Credit Agreement), and the proceeds of such sale or disposition (or from such release) are applied in accordance with the terms of the Credit Agreement or such other Secured Debt Agreement, as the case may be, to the extent required to be so applied, the Pledgee, at the request and expense of such Pledgor, will duly release from the security interest created hereby (and will execute and deliver such documentation, including termination or partial release statements and the like in connection therewith) and assign, transfer and deliver to such Pledgor (without recourse and without any representation or warranty) such of the Collateral as is then being (or has been) so sold or released and as may be in the possession of the Pledgee (or, in the case of Collateral held by any sub-agent designated pursuant to Section 4 hereto, such sub-agent) and has not theretofore been released pursuant to this Agreement.
               (iii)      At any time that any Pledgor desires that Collateral be released as provided in the foregoing Section 20(a) or (b) hereof, it shall deliver to the Pledgee (and the relevant sub-agent, if any, designated pursuant to Section 4 hereof) a certificate signed by an authorized officer of such Pledgor stating that the release of the respective Collateral is permitted pursuant to Section 20(a) or (b) hereof.
               (iv)      The Pledgee shall have no liability whatsoever to any other Secured Creditor as the result of any release of Collateral by it in accordance with (or which the Administrative Agent in good faith believes to be in accordance with) this Section 20.
               SECTION 21. NOTICES, ETC. Except as otherwise expressly provided herein, all notices and other communications provided for hereunder shall be in writing (including telex or telecopier) and mailed, telexed, telecopied or delivered to the addresses set forth below. All such notices and communications shall, when mailed, telexed or telecopied, or sent by overnight courier, be effective (x) three Business Days after deposited in the mails, (y) one Business Day after delivered to a recognized overnight courier, or (z) when sent by telex or telecopier, except that notices and communications to the Pledgee or any Pledgor shall not be effective until received by the Pledgee or such Pledgor, as the case may be.
          (i)      if to any Pledgor, at its address set forth opposite its signature below;

Exhibit H

          (ii)      if to the Pledgee, at:
90 Hudson St., 5th Floor
Jersey City, NJ 07302
Attention: Real Estate Loan Operation
Telecopier No.: (201) 593-2308/2309/2310
Telephone No.: (201) 593-2165/2163/2170;
          (iii)      if to any Secured Creditor, either (x) to the Administrative Agent, at the address of the Administrative Agent specified in the Credit Agreement, or (y) at such address as such Secured Creditor shall have specified in the Credit Agreement;
or at such other address or addressed to such other individual as shall have been furnished in writing by any Person described above to the party required to give notice hereunder.
               SECTION 22. WAIVER; AMENDMENT.  None of the terms and conditions of this Agreement may be changed, waived, modified or varied in any manner whatsoever unless in writing signed by each Pledgor directly affected thereby (it being understood that the release of any Pledgor hereunder shall not constitute a change, waiver discharge or termination affecting any Pledgor other than the Pledgor so released) and the Administrative Agent (with the written consent of the Required Lenders or all Lenders if required by Section 11.12 of the Credit Agreement).
               SECTION 23. SUCCESSORS AND ASSIGNS.  This Agreement shall create a continuing security interest in the Collateral and shall (i) remain in full force and effect, subject to release and/or termination as set forth in Section 20 hereof, (ii) be binding upon each Pledgor, its successors and assigns; provided, however, that no Pledgor shall assign any of its rights or obligations hereunder without the prior written consent of the Pledgee (with the prior written consent of all Lenders), and (iii) inure, together with the rights and remedies of the Pledgee hereunder, to the benefit of the Pledgee, the other Secured Creditors and their respective successors, transferees and assigns. All agreements, statements, representations and warranties made by each Pledgor herein or in any certificate or other instrument delivered by such Pledgor or on its behalf under this Agreement shall be considered to have been relied upon by the Secured Creditors and shall survive the execution and delivery of this Agreement and the other Secured Debt Agreements regardless of any investigation made by the Secured Creditors or on their behalf.
               SECTION 24. HEADINGS DESCRIPTIVE.  The headings of the several Sections of this Agreement are inserted for convenience only and shall not in any way affect the meaning or construction of any provision of this Agreement.
               SECTION 25. GOVERNING LAW; SUBMISSION TO JURISDICTION; VENUE; WAIVER OF JURY TRIAL. (i) THIS AGREEMENT AND THE RIGHTS AND OBLIGATIONS OF THE PARTIES HEREUNDER SHALL BE CONSTRUED IN ACCORDANCE WITH AND BE GOVERNED BY THE LAW OF THE STATE OF NEW YORK. ANY LEGAL ACTION OR PROCEEDING WITH RESPECT TO THIS AGREEMENT OR ANY OTHER SECURED DEBT AGREEMENT MAY BE BROUGHT IN

Exhibit H

THE COURTS OF THE STATE OF NEW YORK OR OF THE UNITED STATES FOR THE SOUTHERN DISTRICT OF NEW YORK, IN EACH CASE WHICH ARE LOCATED IN THE COUNTY OF NEW YORK, AND, BY EXECUTION AND DELIVERY OF THIS AGREEMENT, EACH PLEDGOR HEREBY IRREVOCABLY ACCEPTS FOR ITSELF AND IN RESPECT OF ITS PROPERTY, GENERALLY AND UNCONDITIONALLY, THE NON-EXCLUSIVE JURISDICTION OF THE AFORESAID COURTS. EACH PLEDGOR HEREBY FURTHER IRREVOCABLY WAIVES ANY CLAIM THAT ANY SUCH COURTS LACK PERSONAL JURISDICTION OVER SUCH PLEDGOR, AND AGREES NOT TO PLEAD OR CLAIM IN ANY LEGAL ACTION OR PROCEEDING WITH RESPECT TO THIS AGREEMENT OR ANY OTHER SECURED DEBT AGREEMENT BROUGHT IN ANY OF THE AFORESAID COURTS THAT ANY SUCH COURT LACKS PERSONAL JURISDICTION OVER SUCH PLEDGOR. EACH PLEDGOR FURTHER IRREVOCABLY CONSENTS TO THE SERVICE OF PROCESS OUT OF ANY OF THE AFOREMENTIONED COURTS IN ANY SUCH ACTION OR PROCEEDING BY THE MAILING OF COPIES THEREOF BY REGISTERED OR CERTIFIED MAIL, POSTAGE PREPAID, TO ANY SUCH PLEDGOR AT ITS ADDRESS FOR NOTICES AS PROVIDED IN SECTION 21 ABOVE, SUCH SERVICE TO BECOME EFFECTIVE THIRTY (30) DAYS AFTER SUCH MAILING. EACH PLEDGOR HEREBY IRREVOCABLY WAIVES ANY OBJECTION TO SUCH SERVICE OF PROCESS AND FURTHER IRREVOCABLY WAIVES AND AGREES NOT TO PLEAD OR CLAIM IN ANY ACTION OR PROCEEDING COMMENCED HEREUNDER OR UNDER ANY OTHER CREDIT DOCUMENT THAT SUCH SERVICE OF PROCESS WAS IN ANY WAY INVALID OR INEFFECTIVE. NOTHING HEREIN SHALL AFFECT THE RIGHT OF THE PLEDGEE UNDER THIS AGREEMENT, OR ANY OTHER SECURED CREDITOR, TO SERVE PROCESS IN ANY OTHER MANNER PERMITTED BY LAW OR TO COMMENCE LEGAL PROCEEDINGS OR OTHERWISE PROCEED AGAINST ANY PLEDGOR IN ANY OTHER JURISDICTION.
               (ii)      EACH PLEDGOR HEREBY IRREVOCABLY WAIVES ANY OBJECTION WHICH IT MAY NOW OR HEREAFTER HAVE TO THE LAYING OF VENUE OF ANY OF THE AFORESAID ACTIONS OR PROCEEDINGS ARISING OUT OF OR IN CONNECTION WITH THIS AGREEMENT OR ANY OTHER SECURED DEBT AGREEMENT BROUGHT IN THE COURTS REFERRED TO IN CLAUSE (a) ABOVE AND HEREBY FURTHER IRREVOCABLY WAIVES AND AGREES NOT TO PLEAD OR CLAIM IN ANY SUCH COURT THAT ANY SUCH ACTION OR PROCEEDING BROUGHT IN ANY SUCH COURT HAS BEEN BROUGHT IN AN INCONVENIENT FORUM.
               (iii)      EACH OF THE PARTIES TO THIS AGREEMENT HEREBY IRREVOCABLY WAIVES ALL RIGHT TO A TRIAL BY JURY IN ANY ACTION, PROCEEDING OR COUNTERCLAIM ARISING OUT OF OR RELATING TO THIS AGREEMENT, THE OTHER SECURED DEBT AGREEMENTS OR THE TRANSACTIONS CONTEMPLATED HEREBY OR THEREBY.
               SECTION 26. PLEDGOR’S DUTIES.  It is expressly agreed, anything herein contained to the contrary notwithstanding, that each Pledgor shall remain liable to perform all of the obligations, if any, assumed by it with respect to the Collateral and the Pledgee and the other Secured Creditors shall not have any obligations or liabilities with respect to any Collateral by

Exhibit H

reason of or arising out of this Agreement, except for the safekeeping of Collateral actually in Pledgee’s possession, nor shall the Pledgee or any other Secured Creditor be required or obligated in any manner to perform or fulfill any of the obligations of any Pledgor under or with respect to any Collateral.
               SECTION 27. COUNTERPARTS.  This Agreement may be executed in any number of counterparts and by the different parties hereto on separate counterparts, each of which when so executed and delivered shall be an original, but all of which shall together constitute one and the same instrument. A set of counterparts executed by all the parties hereto shall be lodged with each Pledgor and the Pledgee.
               SECTION 28. SEVERABILITY.  Any provision of this Agreement which is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof, and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.
               SECTION 29. RECOURSE.  This Agreement is made with full recourse to the Collateral and pursuant to and upon all the representations, warranties, covenants and agreements on the part of such Pledgor contained herein and in the other Secured Debt Agreements and otherwise in writing in connection herewith or therewith.
               SECTION 30. OBLIGATIONS.  It is the desire and intent of each Pledgor and the Secured Creditors that this Agreement shall be enforced against each Pledgor to the fullest extent permissible under the laws applied in each jurisdiction in which enforcement is sought.
               SECTION 31. RELEASE OF PLEDGORS.  If at any time all or a portion of the Collateral owned by a Pledgor is sold in a transaction permitted pursuant to the Credit Agreement (and which does not violate the terms of any other Secured Debt Agreement then in effect), then, provided that all conditions to such transaction are satisfied (including, without limitation, the making of any mandatory repayments required pursuant to Section 3.02 of the Credit Agreement), such Collateral and, to the extent such Pledgor does not own any other Collateral, such Pledgor shall be released pursuant to this Agreement without any further action hereunder, and the Pledgee is authorized and directed to execute and deliver such instruments of release as are reasonably satisfactory to it. At any time that the Borrowers desire that a Pledgor be released from this Agreement as provided in this Section 31, the Borrowers shall deliver to the Pledgee a certificate signed by a principal executive officer of the Borrowers stating that the release of such Pledgor is permitted pursuant to this Section 31. If requested by Pledgee (although the Pledgee shall have no obligation to make any such request), the Borrowers shall furnish legal opinions (from counsel acceptable to the Pledgee) to the effect set forth in the immediately preceding sentence. The Pledgee shall have no liability whatsoever to any other Secured Creditor as a result of the release of any Pledgor by it in accordance with, or which it believes in good faith to be in accordance with, this Section 31.
* * * *

Exhibit H

               IN WITNESS WHEREOF, each Pledgor and the Pledgee have caused this Agreement to be executed by their duly elected officers duly authorized as of the date first above written.

Address:

10 S. Riverside Plaza, Suite 1100 Chicago, IL 60606 Tel: 312-798-6086 Fax: 866-728-6454	TRIZEC HOLDINGS, LLC, as a Pledgor
By:

Name: Title:

10 S. Riverside Plaza, Suite 1100 Chicago, IL 60606 Tel: 312-798-6086 Fax: 866-728-6454	THOPI TRS INC., as a Pledgor
By:

Name: Title:

Accepted and Agreed to:

DEUTSCHE BANK TRUST COMPANY AMERICAS, as Administrative Agent and Pledgee		90 Hudson Street, 5th Floor Jersey City, NJ 07302 Attn.: Real Estate Loan Operation Fax No.: (201) 593-2308/2309/2310 Tele. No.: (201) 593-2165/2163/2170
By:

Name: Title:

By:

Name: Title:

ANNEX A
to
PLEDGE AGREEMENT
SCHEDULE OF LEGAL NAMES, TYPE OF ORGANIZATION
(AND WHETHER A REGISTERED ORGANIZATION AND/OR
A TRANSMITTING UTILITY), JURISDICTION OF ORGANIZATION,
LOCATION AND ORGANIZATIONAL IDENTIFICATION NUMBERS

Pledgor’s
			Pledgor’s	Organization
			Location (for	Identification
Exact Legal	Registered		purposes of NY	Number (or, if it	Transmitting
Name of Each	Organization?	Jurisdiction of	UCC	has none, so	Utility?
Pledgor	(Yes/No)	Organization	§ 9-307)	indicate)	(Yes/No)

Trizec Holdings, LLC	Yes	Delaware	Delaware	0794943	No

THOPI TRS Inc.	Yes	Delaware	Delaware	3366365	No

ANNEX B
to
PLEDGE AGREEMENT
SCHEDULE OF LIMITED LIABILITY COMPANY INTERESTS
1.	TRIZEC HOLDINGS, LLC

Name of			Sub-clause of
Issuing Limited	Type of	Percentage	Section 3.2(a)
Liability Company	Interest	Owned	of Pledge Agreement

Trizec Cal Holdings, LLC	Membership	100%	N/A

ANNEX C
to
PLEDGE AGREEMENT
SCHEDULE OF PARTNERSHIP INTERESTS
1.	THOPI TRS Inc.

			Sub-clause of
Name of	Type of	Percentage	Section 3.2(a)
Issuing Partnership	Interest	Owned	of Pledge Agreement

Trizec Partners Real Estate, L.P.	General Partnership	1%	N/A
2.	TRIZEC HOLDINGS, LLC

			Sub-clause of
Name of	Type of	Percentage	Section 3.2(a)
Issuing Partnership	Interest	Owned	of Pledge Agreement

Trizec Partners Real Estate, L.P.	Limited Partnership	99%	N/A

ANNEX D
to
PLEDGE AGREEMENT
SCHEDULE OF CHIEF EXECUTIVE OFFICES

Name of Pledgor	Address(es) of Chief Executive Office

Trizec Holdings, LLC	10 S. Riverside Plaza, Suite 1100
Chicago, Illinois 60606

THOPI TRS Inc.	10 S. Riverside Plaza, Suite 1100
Chicago, Illinois 60606

ANNEX E
Form of Agreement Regarding Uncertificated Securities
                         AGREEMENT (as amended, amended and restated, modified and/or supplemented from time to time, this “Agreement”), dated as of                     , among the undersigned pledgor (the “Pledgor”), [                    ], Deutsche Bank Trust Company Americas, not in its individual capacity but solely as Administrative Agent (the “Pledgee”), and [                    ], as the issuer of the Uncertificated Securities, Limited Liability Company Interests and/or Partnership Interests (each as defined below) (the “Issuer”).
W I T N E S S E T H :
                         WHEREAS, the Pledgor, certain of its affiliates and the Pledgee have entered into a Pledge Agreement, dated as of May 2, 2006 (as amended, amended and restated, modified and/or supplemented from time to time, the “Pledge Agreement”), under which, among other things, in order to secure the payment of the Obligations (as defined in the Pledge Agreement), the Pledgor has pledged or will pledge to the Pledgee for the benefit of the Secured Creditors (as defined in the Pledge Agreement), and grant a security interest in favor of the Pledgee for the benefit of the Secured Creditors in, all of the right, title and interest of the Pledgor in and to any and all [“uncertificated securities” (as defined in Section 8-102(a)(18) of the Uniform Commercial Code, as adopted in the State of New York) (“Uncertificated Securities”)] [Partnership Interests (as defined in the Pledge Agreement)] [Limited Liability Company Interests (as defined in the Pledge Agreement)], from time to time issued by the Issuer, whether now existing or hereafter from time to time acquired by the Pledgor (with all of such [Uncertificated Securities] [Partnership Interests] [Limited Liability Company Interests] being herein collectively called the “Issuer Pledged Interests”); and
                         WHEREAS, the Pledgor desires the Issuer to enter into this Agreement in order to perfect the security interest of the Pledgee under the Pledge Agreement in the Issuer Pledged Interests, to vest in the Pledgee control of the Issuer Pledged Interests and to provide for the rights of the parties under this Agreement;
                         NOW THEREFORE, in consideration of the premises and the mutual promises and agreements contained herein, and for other valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto hereby agree as follows:
                         1. The Pledgor hereby irrevocably authorizes and directs the Issuer, and the Issuer hereby agrees, to comply with any and all instructions and orders originated by the Pledgee (and its successors and assigns) regarding any and all of the Issuer Pledged Interests without the further consent by the registered owner (including the Pledgor), and, following its receipt of a notice from the Pledgee stating that the Pledgee is exercising exclusive control of the Issuer Pledged Interests, not to comply with any instructions or orders regarding any or all of the Issuer Pledged Interests originated by any person or entity other than the Pledgee (and its successors and assigns) or a court of competent jurisdiction.

Annex E

                          2. The Issuer hereby certifies that (i) no notice of any security interest, lien or other encumbrance or claim affecting the Issuer Pledged Interests (other than the security interest of the Pledgee) has been received by it, and (ii) the security interest of the Pledgee in the Issuer Pledged Interests has been registered in the books and records of the Issuer.
                         3. The Issuer hereby represents and warrants that (i) the pledge by the Pledgor of, and the granting by the Pledgor of a security interest in, the Issuer Pledged Interests to the Pledgee, for the benefit of the Secured Creditors, does not violate the charter, by-laws, partnership agreement, membership agreement or any other agreement governing the Issuer or the Issuer Pledged Interests, and (ii) the Issuer Pledged Interests consisting of capital stock of a corporation are fully paid and nonassessable.
                         4. All notices, statements of accounts, reports, prospectuses, financial statements and other communications to be sent to the Pledgor by the Issuer in respect of the Issuer will also be sent to the Pledgee at the following address:
[                                        ]
[                                        ]
Attention: [                                        ]
Telephone No.: [                                        ]
Telecopier No.: [                                        ]
                         5. Following its receipt of a notice from the Pledgee stating that the Pledgee is exercising exclusive control of the Issuer Pledged Interests and until the Pledgee shall have delivered written notice to the Issuer that all of the Obligations have been paid in full and this Agreement is terminated, the Issuer will send any and all redemptions, distributions, interest or other payments in respect of the Issuer Pledged Interests from the Issuer for the account of the Pledgee only by wire transfers to such account as the Pledgee shall instruct.
                          6. Except as expressly provided otherwise in Sections 4 and 5, all notices and other communications provided for hereunder shall be in writing (including telex or telecopier) and mailed, telexed, telecopied or delivered to the addresses set forth below. All such notices and communications shall, when mailed, telexed or telecopied, or sent by overnight courier, be effective (x) three Business Days after deposited in the mails, (y) one Business Day after delivered to a recognized overnight courier, as the case may be, or (z) when sent by telex or telecopier, except that notices and communications to the Pledgor or the Issuer shall not be effective until received by the Pledgor or the Issuer, as the case may be.
(a)	if to the Pledgor, at:

Attention: Telephone No.: Fax No.:

Annex E

(b)	if to the Pledgee, at the address given in Section 4 hereof;

(c)	if to the Issuer, at:

or at such other address as shall have been furnished in writing by any Person described above to the party required to give notice hereunder. As used in this Section 6, “Business Day” means any day other than a Saturday, Sunday, or other day in which banks in New York are authorized to remain closed.
                    7. This Agreement shall be binding upon the successors and assigns of the Pledgor and the Issuer and shall inure to the benefit of and be enforceable by the Pledgee and its successors and assigns. This Agreement may be executed in any number of counterparts, each of which shall be an original, but all of which shall constitute one instrument. In the event that any provision of this Agreement shall prove to be invalid or unenforceable, such provision shall be deemed to be severable from the other provisions of this Agreement which shall remain binding on all parties hereto. None of the terms and conditions of this Agreement may be changed, waived, modified or varied in any manner whatsoever except in writing signed by the Pledgee, the Issuer and the Pledgor.
                    8. This Agreement shall be governed by and construed in accordance with the laws of the State of New York, without regard to its principles of conflict of laws.
                    9. Each of the parties to this Agreement hereby irrevocably waives all right to a trial by jury in any action, proceeding or counterclaim arising out of or relating to this Agreement.

Annex E

          IN WITNESS WHEREOF, the Pledgor, the Pledgee and the Issuer have caused this Agreement to be executed by their duly elected officers duly authorized as of the date first above written.

TRIZEC HOLDINGS, LLC,
as Pledgor

By

Name:
Title:

THOPI TRS INC.,
as Pledgor

By

Name:
Title:

DEUTSCHE BANK TRUST COMPANY AMERICAS,
not in its individual capacity but solely as Administrative Agent and Pledgee

By

Name:
Title:

By

Name:
Title:

[ ],
as the Issuer

By

Name:
Title:

EXHIBIT I
FORM OF
AFFILIATE DEBT AND SUBORDINATION AGREEMENT
[Intentionally Omitted]

EXHIBIT J
FORM OF ASSIGNMENT AND ASSUMPTION AGREEMENT
[Intentionally Omitted]

EXHIBIT K
FORM OF COMPLIANCE CERTIFICATE
[Date]
Deutsche Bank Trust Company Americas,
     as Administrative Agent for the Lenders party
     to the Credit Agreement referred to below
90 Hudson Street, 5th Floor
Jersey City, NJ 07302
Attention: Real Estate Loan Operation
and
Each of the Lenders party to the
     Credit Agreement referred to below
Re:     COMPLIANCE CERTIFICATE
                    This COMPLIANCE CERTIFICATE (this “Certificate”) is delivered pursuant to that certain Credit Agreement, dated as of May 2, 2006, among Trizec Partners Real Estate, LP (“TPRE”), Trizec Cal Holdings, LLC (“TCH”, and together with TPRE, the “Borrowers”), Trizec Properties, Inc., the lenders from time to time party thereto, and Deutsche Bank Trust Company Americas, as Administrative Agent (such Credit Agreement, as in effect on the date of this Certificate, being herein called the “Credit Agreement”). Capitalized terms not defined herein shall have the same meanings ascribed thereto in the Credit Agreement.
                    1. The individual executing this Certificate is the duly qualified [chief financial officer] [treasurer] of [                                        ] (the “Company”) and is executing this Certificate on behalf of the Company.
                    2. The undersigned has reviewed the terms of the Credit Agreement and has made a review of the transactions, financial condition and other affairs of the Company and its Subsidiaries as of the last day of, and during the fiscal quarter and Test Period ended,                           ,       and as of the date hereof, and, based on such review, there are no conditions or events which constitute a Default or an Event of Default that has occurred and which is continuing.1
                    3. Schedule I attached hereto accurately and completely sets forth the financial data, computations and other matters required to establish whether there has been compliance with Sections 6.11, 7.01(h), 7.03(b), 7.04(g), 7.06 and 7.10 through 7.13, inclusive, of the Credit Agreement as of the last day of the Test Period ended on                           , 200  .
                    4. The 60 day period referred to in clause (i)(A) of the definition of Change of Control in the Credit Agreement [has not commenced] [commenced on                     ] and the 60

[1]	If a Default or an Event of Default exists, specify the nature and extent thereof.

Exhibit K

day period referred to in clause (i)(y)(A) of the definition of Trizec Canada Control Requirements in the Credit Agreement [has not commenced] [commenced on                     ].
                    The Lenders and the Administrative Agent and their respective successors and assigns may rely on the truth and accuracy of the foregoing and the attached information in connection with the extensions of credit to the Borrowers pursuant to the Credit Agreement.
                    IN WITNESS WHEREOF, the Company has caused this Certificate to be duly executed by its duly authorized [chief financial officer] [treasurer] on this       day of      ,      .
[                                                            ]

By:

Name:
Title:

Annex I Page 1

Credit Agreement
				Amount	Section

1.		Section 6.11
Fixed Rate Indebtedness for borrowed money
$
Floating Rate Indebtedness for borrowed money not subject to Interest Rate Hedges
$
Floating Rate Indebtedness for borrowed money subject to Interest Rate Hedges
$
Total Indebtedness for borrowed money
$
Fixed or Hedged Indebtedness as a % of Total Indebtedness for borrowed money
%

		Covenant	Greater than or equal to 60.0%		6.11

2.		Section 7.03(b)(i)[1]

	A.	Aggregate amount of all Dividends paid (including share repurchases) for the elapsed portion of the fiscal year for which this Certificate is being delivered		$

	[B.	Funds From Operations for such three consecutive fiscal quarter period		$

	C.	A above as a % of B above
		Covenant	Less than	100%	7.03(b)(i)][2]

	[B.	Funds From Operations for the fiscal year for which this Certificate is being delivered		$
	C.	A above as a % of B above		%
		Covenant	Less than	90%	7.03(b)(i)][3]

[1]	Applies to Trizec only.

[2]	Insert with Certificate delivered for the September 30 fiscal quarter.

[3]	Insert with Certificate delivered for the December 31 fiscal quarter.

Annex I

3.		Section 7.03(b)(ii)[4]

	A.	Aggregate amount of all Dividends paid (including share repurchases) for the elapsed portion of the fiscal year for which this Certificate is being delivered		$

	[B.	Funds From Operations for such three consecutive fiscal quarter period		$

	C.	A above as a % of B above

		Covenant	Less than	100%	7.03(b)(ii)][5]

	[B.	Funds From Operations for the fiscal year for which this Certificate is being delivered		$
	C.	A above as a % of B above		%
		Covenant	Less than	90%	7.03(b)(ii)][6]

4.		Section 7.06

	A.	Aggregate Investments consisting of Restricted Holdings described below[7]		$
		Such Investments as a % of Consolidated Total Asset Value[8]		%
		Covenant	Less than or equal to	25%	7.06(a)

Restricted Holdings Calculation

		Aggregate Investments in Joint Ventures		$

		Aggregate Investments consisting of Mortgage Interests		$

		Aggregate Investments consisting of seller financing provided in connection with Asset Sales		$

		Aggregate Investments in real estate related technology companies		$

		Aggregate Investments consisting of Land held for Development		$

		Aggregate of all Investments in Land under Development		$

[4]	Applies to Holding’s Parent only.

[5]	Insert with Certificate delivered for the September 30 fiscal quarter.

[6]	Insert with Certificate delivered for the December 31 fiscal quarter.

[7]	After elimination of duplicate investments included in more than one category of Restricted Holdings.

[8]	Attached hereto on Part I of Annex B are the calculations in reasonable detail to arrive at Consolidated Total Asset Value.

Annex I

	B.	Aggregate of all Investments in Real Estate Assets that
		are not office properties			$
		Such Investments as a % of Total Asset Value			%
		Covenant	Less than or equal to		10%	7.06(b)

5.		Section 7.10

		Consolidated Total Indebtedness[9]			$
Such Consolidated Total Indebtedness as a % of Consolidated
		Total Asset Value			%
		Covenant	Less than or equal to		65%	7.10

6.		Section 7.11

	A.	75% of the aggregate net cash proceeds received in connection			$
with any equity offering or capital contribution after the
		the Effective Date[10]			%
	B.	Sum of $1,500,000,000 plus A above		$
		Consolidated Net Worth			$
		Covenant	Greater than		B	7.11

7.		Section 7.12

	A.	Consolidated EBITDA[11]			$
	B.	Consolidated Interest Expense[12]			$
		Consolidated Interest Coverage Ratio (A:B)			:1.00
		Covenant	Greater than or equal to		1.75:1.00	7.12

8.		Section 7.13

	A.	Consolidated EBITDA			$
	B.	Consolidated Fixed Charges[13]			$

[9]	Attached hereto on Part II of Annex B are the calculations in reasonable detail to arrive at Consolidated Total Indebtedness.

[10]
This covenant excludes proceeds received within ninety (90) days after the redemption, retirement or repurchase of ownership or equity interests in any of Trizec, Holding’s Parent or Holdings, up to the amount paid in connection with such redemption, retirement or repurchase, where, for the avoidance of doubt, the net effect is that Trizec shall not have increased its Net Worth as a result of any such proceeds).

[11]	Attached hereto on Part III of Annex B are the calculations in reasonable detail to arrive at Consolidated EBITDA.

[12]	Attached hereto on Part IV of Annex B are the calculations in reasonable detail to arrive at Consolidated Interest Expense.

[13]	Attached hereto on Part V of Annex B are the calculations in reasonable detail to arrive at Consolidated Fixed Charges.

Annex I

Consolidated Fixed Charge Coverage Ratio (A:B)		:1.00
Covenant	Greater than or equal to	1.40:1.00	7.13